UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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SunTrust Banks, Inc.
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of
SunTrust Banks, Inc.
The Annual Meeting of Shareholders of SunTrust Banks, Inc. will be held in Suite 105 on the 1st floor of SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia, on Tuesday, April 24, 2012, at 9:30 a.m. local time, for the following purposes:

1.	To elect 14 directors nominated by the Board of Directors to serve until the next annual meeting of shareholders and until their respective successors have been elected.
2.	To hold an advisory vote on executive compensation.
3.	To ratify the appointment of Ernst & Young LLP as our independent auditor for 2012.
Only shareholders of record at the close of business on February 15, 2012 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 24, 2012. The 2012 Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 2011 are also available at www.proxydocs.com/sti.
For your convenience, we will offer an audio webcast of the meeting. If you choose to listen to the webcast, go to www.suntrust.com/investorrelations shortly before the meeting time and follow the instructions provided. If you miss the meeting, you may listen to a replay of the webcast on our website beginning the afternoon of April 24. Please note that you will not be able to vote your shares via the webcast. If you plan to listen to the webcast, please submit your vote using one of the methods described below prior to the meeting.
We direct your attention to the attached Proxy Statement for more complete information regarding the matters to be acted upon at the Annual Meeting.

By Order of the Board of Directors

Raymond D. Fortin,
March 5, 2012	Corporate Secretary

IMPORTANT NOTICE
Whether or not you plan to attend the Annual Meeting, please vote your shares by: (1) a toll-free telephone call, (2) the Internet, or (3) completing, signing, dating and returning the enclosed proxy as soon as possible in the postage paid envelope provided. If you hold shares of common stock through a broker or other nominee, your broker or other nominee will vote your shares for you if you provide instructions on how to vote your shares. In the absence of instructions, your broker can only vote your shares on certain limited matters, but will not be able to vote your shares on other matters (including the election of directors). It is important that you provide voting instructions because beginning this year, brokers and other nominees no longer have the authority to vote your shares for the election of directors without instructions from you.

SUNTRUST BANKS, INC.
303 PEACHTREE STREET, N.E.
ATLANTA, GEORGIA 30308
 ________________________________________
PROXY STATEMENT
________________________________________

The enclosed proxy is solicited on behalf of the Board of Directors of SunTrust Banks, Inc. in connection with the Annual Meeting of Shareholders of SunTrust to be held in Suite 105 on the 1st floor of SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia, 30308, on Tuesday, April 24, 2012, at 9:30 a.m. local time. We are first mailing this Proxy Statement and the enclosed proxy to our shareholders on or about March 7, 2012.
Voting Your Shares. We have provided the enclosed proxy for use if you are unable to attend the Annual Meeting in person or wish to have your shares voted by proxy even if you attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote your shares by: (1) a toll-free telephone call, (2) the Internet, or (3) completing, signing, dating and returning the enclosed proxy as soon as possible in the postage paid envelope provided. You may revoke the proxy at any time before you exercise it by notice to the Corporate Secretary of SunTrust, by submitting a proxy having a later date, or by appearing at the Annual Meeting and voting in person. All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If you return your proxy and do not specify how you would like your shares voted, then the proxies for the proposals described below will be voted as recommended by the Board of Directors, which we refer to as the “Board.”
Method of Voting. You can simplify your voting and reduce our costs by voting your shares via telephone or the Internet. We have designed the telephone and Internet voting procedures to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. If you hold your shares in the name of a bank or broker, the availability of telephone and Internet voting will depend on the voting processes of the applicable bank or broker. Therefore, we recommend that you follow the voting instructions on the form you receive from your bank or broker. If you do not choose to vote by telephone or the Internet, please complete, date, sign and return the proxy card.
Webcast of Annual Meeting. We are pleased to offer an audio webcast of the 2012 Annual Meeting. If you choose to listen to the webcast, go to the “Investor Relations” website at www.suntrust.com/investorrelations shortly before the meeting time and follow the instructions provided. If you miss the meeting, you may listen to a replay of the webcast on the Investor Relations website beginning the afternoon of April 24 and available until May 24, 2012. The webcast will allow you to listen to the meeting. Please note that you will not be able to vote your shares or otherwise participate in the meeting via the webcast. If you plan to listen to the webcast, please submit your vote using one of the methods described above prior to the meeting.

Proxy Solicitation
We will bear the cost of soliciting proxies. SunTrust has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee of $10,000 plus expenses. Proxies may also be solicited by our employees. Proxies may be solicited in person, by physical and electronic mail, and by telephone call.

Record Date and Shares Outstanding
Each common shareholder of record at the close of business on February 15, 2012—the record date—is entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Each share of SunTrust common stock entitles the holder to one vote on any matter coming before a meeting of our shareholders. Our Perpetual Preferred Stock, Series A and Perpetual Preferred Stock, Series B generally are not entitled to vote. On February 15, 2012, the record date for the Annual Meeting, there were 539,263,277 shares of SunTrust common stock outstanding.

Shareholder Proposals for Next Year’s Meeting
A shareholder who desires to have his or her proposal included in next year’s proxy statement in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 must deliver the proposal to our principal executive offices (at the address noted below) no later than the close of business on November 7, 2012. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, notice of such proposal must be received at our principal executive offices (at the address noted above), no later than the close of business on November 7, 2012 in order to be timely. In each case, the submission should include the proposal and a brief statement of the reasons for it, the name and address of the shareholder (as they appear in our stock transfer records), and the class and number of our shares beneficially owned by the shareholder. In addition, the proponent should provide a complete description of any material economic or other interest of the proponent and of their affiliates and associates in order to satisfy the requirements of our bylaws and to allow us to satisfy the requirements of SEC Regulation 14A. Proposals should be addressed to SunTrust Banks, Inc., Post Office Box 4418, Mail Code 643, Atlanta, Georgia 30302, Attention: Corporate Secretary. In addition, SEC rules generally permit management to vote proxies in its discretion for such proposals (1) provided we advise shareholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, if we receive notice of the proposal before the close of business on November 7, 2012; and (2) provided we advise shareholders in next year’s Proxy Statement that such proxy will confer such authority and if we do not receive notice of the proposal before the close of business on November 7, 2012.

Quorum and Voting
Quorum. The presence, either in person or by proxy, of a majority of the shares entitled to vote constitutes a quorum at a meeting of the shareholders. Abstentions and broker non-votes will be counted as “shares present” in determining whether a quorum exists at the Annual Meeting.
Vote Required. If a quorum is present, in order to be elected each nominee for election as director must receive more votes cast for such nominee’s election than against such nominee’s election (Item 1). If a quorum is present, Items 2 and 3 shall be approved if the votes cast favoring the action exceed the votes cast opposing the action.
Broker Non-Votes. If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials have been forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received voting instructions from the beneficial owner and the nominee does not have discretionary voting power with respect to that item. Under New York Stock Exchange rules, brokers or other nominees may not vote your shares on certain matters unless they receive instructions from you. Brokers or other nominees who are New York Stock Exchange members are expected to have discretionary voting power for Item 3 (the ratification of Ernst & Young LLP as our independent auditor), but not for Items 1 and 2 (election of directors and say-on-pay). As a result, if you do not provide specific voting instructions to your record holder, New York Stock Exchange rules will allow the record holder to vote only on Item 3 (the ratification of Ernst & Young LLP as our independent auditor), and not on Items 1 and 2 (election of directors and say-on-pay). Accordingly, it is important that you provide voting instructions to your broker or other nominee so that your shares may be voted.
Effect of Abstentions and Broker Non-Votes. If your shares are treated as a broker non-vote, your shares will be counted in the number of shares represented for purposes of determining whether a quorum is present. However, broker non-votes and abstentions will not be included in vote totals and will not affect the outcome of the vote.

Attending the Meeting and Other Matters
Only persons who can demonstrate that they were shareholders of record on the record date (February 15, 2012) or their proxies are entitled to attend the Annual Meeting. Similarly, only such shareholders or their proxies will be entitled to vote at or ask questions at the Annual Meeting. If your shares are held in a brokerage account or by another nominee, you must obtain and bring to the Annual Meeting a proxy or other evidence of ownership from your broker or nominee giving you the right to vote such shares if you wish to ask a question. If you are a shareholder of record and received your proxy materials by mail, your admission ticket is attached to your proxy card. If you received your proxy materials by e-mail and voted your shares electronically via the Internet, you can print an admission ticket after you have voted by clicking on the link provided. If you are a beneficial owner, bring the notice or voting instruction form you received from your bank, brokerage firm or other nominee for admission to the meeting. You also may bring your brokerage statement reflecting your ownership of Common Stock as of February 15, 2012 with you to the meeting.
If any other item or proposal may properly come before the meeting, including voting on a proposal omitted from this Proxy Statement pursuant to the rules of the SEC or incident to the conduct of the meeting, then the proxies will be voted in accordance with the discretion of the proxy holders.

Householding
As permitted by applicable law, we may deliver only one copy of this Proxy Statement to shareholders residing at the same address unless the shareholders have notified us of their desire to receive multiple copies of the Proxy Statement. This is known as “householding.” We do this to reduce costs and preserve resources. Upon oral or written request, we will promptly deliver a separate copy of this Proxy Statement, our annual report, or our notice of internet availability of proxy materials to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years, or requests for single copies to be delivered to a particular address rather than multiple copies, should be directed to the Corporate Secretary. You may contact our Corporate Secretary at (404) 588-7711, by mail at SunTrust Banks, Inc., Post Office Box 4418, Mail Code 643, Atlanta, Georgia 30302, Attention: Corporate Secretary. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered a shareholder of record with respect to those shares. Shareholders of record residing at the same address and currently receiving multiple copies of the Proxy Statement may contact our registrar and transfer agent, Computershare Trust Company, N.A. (“Computershare”), to request that only a single copy of the Proxy Statement be mailed in the future. Contact Computershare by phone at (866) 299-4214 or by mail at 250 Royall Street, Canton, MA 02021. If your shares are held in a brokerage account or bank, you are considered the “beneficial owner” of those shares. Beneficial owners should contact their broker or bank.

ELECTION OF DIRECTORS

Director Selection Process
We maintain a standing Governance & Nominating Committee, which we refer to in this section as the Committee, comprised solely of independent directors who are responsible for identifying individuals qualified to become Board members and recommending director nominees to the Board. The Committee periodically reviews the size and composition of the Board and determines whether to add or replace directors. Under our Corporate Governance Guidelines, the Committee also periodically reviews with the Board the appropriate skills and characteristics required of Board members. You may access the Committee’s charter on our website at www.suntrust.com under the headings “About Us” and “Corporate Governance.”
The Committee selects nominees based on the following criteria: (i) integrity; (ii) outstanding achievement in their careers; (iii) broad experience; (iv) independence; (v) financial expertise; (vi) ability to make independent, analytical inquiries; (vii) understanding of the business environment; and (viii) willingness to devote adequate time to Board duties. The Board believes that each director should have, and expects the nominees to have, the capacity to obtain a basic understanding of: (i) our principal operational and financial objectives, plans and strategies; (ii) our results of operations and financial condition; and (iii) our relative standing and that of our business segments in relation to our competitors. The Committee considers it essential that the Audit Committee have at least one member who qualifies as an “audit committee financial expert.” The Committee seeks to nominate candidates who bring diverse experiences and perspectives to our Board. In evaluating candidates, the Committee considers, among other things, diverse business experiences, the candidate’s range of experiences with public companies, and racial and gender diversity. The Committee has not formalized this practice into a written policy. Evaluations of potential candidates generally involve a review of the candidate’s background and credentials by the Committee, interviews with members of the Committee, the Committee as a whole, or one or more other Board members, and discussions of the Committee and the Board. The Committee then recommends candidates to the full Board which, in turn, selects candidates to be nominated for election by the shareholders or to be appointed by the Board to fill a vacancy.
The Committee and the Board consider a variety of sources in evaluating candidates as potential Board members. This year, the Committee used a search firm solely to identify additional qualified nominees.
The Committee will consider candidates for director nominees recommended by shareholders. The recommendation should state how the proposed candidate meets the criteria described above. The Committee will consider candidates proposed by shareholders by evaluating such candidates in the same manner and using the criteria described above. The Committee will also adhere to all applicable laws and regulations.

Shareholder Nominations for Election to the Board
Any shareholder may nominate persons for election to the Board. In accordance with our Bylaws, nominations must be made in writing and must be delivered to or mailed to and received by our Corporate Secretary not less than 120 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of shareholders. Nominations should also include a complete description of any material economic or other interest of the proposing shareholder, the nominee, and their respective affiliates and associates in order to satisfy the requirements of our bylaws and to allow us to satisfy the requirements of SEC Regulation 14A. This Proxy Statement and the enclosed proxy are being first mailed to our shareholders on or about March 7, 2012. Therefore, shareholder nominations for election at next year’s annual meeting must be received no later than the close of business on November 7, 2012. Presently, our Bylaws require that nominations include the following information: (i) the name, age, business address and residence address of the proposed nominee; (ii) the principal occupation or employment of the proposed nominee and an explanation of how the proposed nominee meets the criteria used by us for the selection of directors as set forth in the subsection "Director Selection Process;” (iii) the total number of shares of our common stock that, to your knowledge, will be voted for the proposed nominee; (iv) the total number of shares of our common stock that, to your knowledge, are owned by the proposed nominee; (v) the signed consent of the proposed nominee to serve, if elected; (vi) your name and residence address; (vii) the number of shares of our common stock owned by you; and (viii) any other information relating to the proposed nominee that Regulation 14A of the Securities Exchange Act of 1934, as amended, requires us to disclose in solicitations for proxies for the election of directors.

Majority Voting
Our Bylaws provide for the annual election of directors. The Bylaws also provide that the number of directors will be determined by the Board, which has set the number at 15, to be reduced to 14 effective at the Annual Meeting. The Bylaws further provide that, in an election of directors in which the only nominees for election are persons nominated by the Board (an “uncontested election”), in order to be elected each nominee must receive more votes cast for such nominee’s election than against such nominee’s election. If the director election is not an uncontested election, then directors are elected by a plurality of the votes cast. In connection with uncontested director elections, votes cast exclude abstentions with respect to a director’s election.
If a nominee who currently serves as a director does not receive the required vote for re-election in an uncontested election, Georgia law provides that such director will continue to serve on the Board as a “holdover” director. Georgia corporate law generally gives such unelected “holdover” directors all of the same powers as directors elected by a majority until such holdover-director’s successor is elected and qualified. A successor cannot be elected until there is another meeting of shareholders, and these typically occur only once a year unless we incur the time and expense of a special meeting of shareholders. To prevent holdover directors from remaining on our board, our Corporate Governance Guidelines require such a director to tender his or her written resignation to the Chairman of the Board for consideration by the Corporate Governance Committee (the “Committee”) within five days following certification of the shareholder vote.

However, the resignation of a director may adversely affect us. For this reason, we do not make resignations tendered in such context automatically effective. Rather, after the director submits his or her mandatory resignation, the Committee will then consider the resignation and, within 45 days following the shareholders’ meeting at which the election occurred, make a recommendation to the Board concerning whether to accept or reject the resignation. In determining its recommendation, the Committee will consider all factors deemed relevant by the Committee members including, without limitation, the stated reason or reasons why shareholders did not vote for the director’s re-election, the qualifications of the director (including, for example, whether the director serves on the Audit Committee as an “audit committee financial expert” and whether there are one or more other directors qualified, eligible and available to serve on the Audit Committee in such capacity), and whether the director’s resignation from the Board would be in the best interest of SunTrust and our shareholders. The Committee also will consider a range of possible alternatives concerning the director’s tendered resignation as the members of the Committee deem appropriate, including, without limitation, acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the Committee to have substantially resulted in the failure of the director to receive the necessary votes for re-election. To constrain the Board’s discretion in considering such resignations, we have adopted specific procedural requirements in our Corporate Governance Guidelines. In addition to the 45-day deadline above, our Corporate Governance Guidelines require the Board to take formal action on the Committee’s recommendation no later than 75 days following the shareholders’ meeting at which the election occurred. In considering the Committee’s recommendation, the Board will consider the information, factors and alternatives considered by the Committee and such additional information, factors and alternatives as the Board deems relevant. Our Corporate Governance Guidelines require us to publicly disclose the Board’s decision in a Form 8-K filed with the Securities and Exchange Commission together with an explanation of the process by which the Board made its decision and, if applicable, the Board’s reason or reasons for rejecting the tendered resignation within four business days after the Board makes its decision. No director who is required to tender his or her resignation may participate in the Committee’s deliberations or recommendation, and the Corporate Governance Guidelines contain provisions addressing how the determination of whether to accept or reject a resignation is made if a majority of the members of the Committee fails to receive the necessary vote for re-election. Generally, in such case, the determination will be made by independent directors who received the necessary vote for election or re-election. If the Board accepts a director’s resignation, then any resulting vacancy may be filled by the Board in accordance with the Bylaws, or the Board in its discretion may decrease the size of the Board pursuant to the Bylaws.

Corporate Governance and Director Independence
The Board has determined that all of our directors, except our Chairman and CEO, are independent. Specifically, it determined that the following directors are independent after applying the guidelines described below: Robert M. Beall, II, Alston D. Correll, Jeffrey C. Crowe, Blake P. Garrett, Jr., David H. Hughes, M. Douglas Ivester, Kyle Prechtl Legg, William A. Linnenbringer, G. Gilmer Minor, III, David M. Ratcliffe, Thomas R. Watjen, and Phail Wynn, Jr. Additionally, the Board has determined that our new nominee, Donna Morea, is independent. Each member of the Compensation Committee, the Governance & Nominating Committee, and the Audit Committee is independent. There are no family relationships between any director, executive officer, or person nominated or chosen by us to become a director or executive officer.
We include our independence standards in our Corporate Governance Guidelines. You can view these on our website, www.suntrust.com, under the headings “About Us” and “Corporate Governance.” An independent director is one who is free of any relationship with SunTrust or its management that may impair the director’s ability to make independent judgments. In determining director independence, the Board broadly considers all relevant facts and circumstances, including the rules of the New York Stock Exchange. The Board considers the issue not merely from the standpoint of a director, but also from that of persons or organizations with which the director has an affiliation. The Board pays particular attention to whether a director is independent from management and to any credit relationships that may exist with a director or a related interest. In doing so, the Board considers, among other things, all extensions of credit between the Company and the director (including his or her related interests).

Generally, we do not consider independent any director who is an executive officer of a company that makes payments to us, or receives payments from us, for property or services in an amount which, in any year, exceeds the greater of $1 million or 2% of such company’s consolidated gross revenues. We also do not consider independent any director to whom we have extended credit, or who is also an executive officer of a company to which we have extended credit, unless such credit meets the substantive requirements of Regulation O. Regulation O requires that, when making loans to our executive officers and directors, we do so on substantially the same terms, including interest rates and collateral, and following credit-underwriting procedures that are no less stringent than those prevailing at the time for comparable transactions by SunTrust with other persons not related to the lender. Such loans also may not involve more than the normal risk of collectability or present other unfavorable features. Additionally, no event of default may have occurred (that is, such loans are not disclosed as non-accrual, past due, restructured, or potential problems). Our Board must review any credit to a director or his or her related interests that has become criticized in order to determine the impact that such classification has on the director’s independence.
The Board conducts a self-assessment annually, which our Governance & Nominating Committee reviews and discusses with the Board. In addition, the Governance & Nominating Committee, the Compensation Committee, the Audit Committee and the Risk Committee also undergo an annual assessment of their performance. Each committee and board meeting generally includes a meeting of the independent directors in executive session, and with respect to full board meetings such meetings are presided over by a Lead Director selected by a majority of independent directors. Mr. Ivester currently serves as the Lead Director. In 2009, each of our directors attended at least eight hours of continuing director education that was accredited by Institutional Shareholder Services. We also sponsored substantial additional director education in 2010 and 2011.
We have a policy requiring directors who change the job responsibility they held when they were elected to the Board to submit a letter of resignation to the Board. We also have a policy requiring directors to retire from the Board upon the first annual meeting following their 72nd birthday (65th birthday for employee-directors). If the director desires to continue to serve after he or she tenders his or her resignation pursuant to such policies, he or she may do so only after the Board, through its Governance & Nominating Committee, has made a determination that continued Board membership is appropriate.
We have a Senior Financial Officers Code of Ethical Conduct that applies to our senior financial officers, including our principal executive officer, principal financial officer and controller. We also have a Code of Conduct that applies to all employees, and a Code of Business Conduct and Ethics for members of the Board. These three Codes of Conduct, as well as our Corporate Governance Guidelines, and the charters for the Executive Committee, the Audit Committee, the Governance & Nominating Committee, the Compensation Committee and the Risk Committee, can be found by clicking the heading “About Us” on our website at www.suntrust.com and then clicking on “Corporate Governance.” The Board intends that non-management directors make decisions on matters of corporate governance. As additional corporate governance standards are adopted, they will be disclosed on an ongoing basis on SunTrust’s website.

CEO and Management Succession
The Board of Directors considers management evaluation and succession planning to be one of its most important responsibilities. Our Corporate Governance Guidelines specify that our Board of Directors is responsible for developing a succession plan for our CEO and other senior executive officers. Annually, the non-executive directors of the Board meet with the CEO to discuss his potential successors and related issues. After these meetings, the Board may update its CEO succession plan as appropriate. In addition, the CEO maintains in place at all times a confidential procedure for the timely and efficient transfer of his duties in the event of an emergency or departure. The CEO also periodically reviews with the non-executive directors the performance of other key members of the Company’s senior management, as well as any succession issues relating to those individuals.

Board Leadership Structure
Our Board is led by a Chairman selected by the Board from time to time. Presently, William H. Rogers, Jr., our CEO, is also Chairman of the Board. All of our other directors are independent. The Board has determined that selecting our CEO as Chairman is in our best interests because it promotes unity of vision for the leadership of the Company and avoids potential conflict among directors. The Board is aware of the potential conflicts that may arise when an insider chairs the Board, but believes these are offset by existing safeguards which include the designation of a lead director, regular meetings of the independent directors in executive session without the presence of insiders, the Board’s succession plan for incumbent management, the fact that management compensation is determined by a committee of independent directors who make extensive use of peer benchmarking, and the fact that much of our operations are highly regulated.
In 2009, the Board established the position of Lead Director. The Board selected M. Douglas Ivester as Lead Director. The responsibilities and duties of the Lead Director include (i) presiding at meetings of the Board in the absence of the Chairman, including the executive sessions of the non-management members of the Board; (ii) serving as a liaison between the non-management directors and the Chairman of the Board; (iii) advising the Chairman as to an appropriate schedule of Board meetings and on the agenda and meeting schedules for meetings of the Board and its committees; and (iv) calling meetings of the non-employee directors and developing the agendas for and serving as Chairman of the executive sessions of the Board’s non-employee directors. A more complete description of this role is included in our Corporate Governance Principles, which we provide on our website under the tabs “About Us” and “Corporate Governance.” The Lead Director is appointed by a majority vote of the non-management directors for a one-year term, subject to renewal for a maximum of two additional twelve-month periods, and shall serve until the expiration of the term or until such Lead Director’s earlier resignation or retirement from the Board.
In addition, the Board has created several standing and ad hoc committees. These committees allow regular monitoring and deeper analysis of various matters. The committee structure also allows committees to be comprised exclusively of independent directors to address certain matters. The Board reviews the membership of the committees from time to time. Specific committee assignments are proposed by the Governance & Nominating Committee in consultation with the chair of each committee and with the consent of the member, and then submitted to the full Board for approval.

Communications with Directors
The Board has adopted a process to facilitate written communications by shareholders or other interested parties to the Board. Persons wishing to write to the Board of SunTrust or a specified director, including the Lead Director, the non-management directors as a group, or a committee of the Board, should send correspondence to the Corporate Secretary at SunTrust Banks, Inc., P.O. Box 4418, Mail Code 643, Atlanta, Georgia 30302. All communications so received from shareholders or other interested parties will be forwarded to the members of the Board or to the applicable director or directors if so designated by such person. Anyone who wishes to communicate with a specific Board member, only the non-management directors, or a committee should send instructions asking that the material be forwarded to the applicable director, group of directors or to the appropriate committee chair.

Attendance
Regular meetings of the Board are held quarterly. During 2011, the Board held 8 regular and special meetings, and various standing committees of the Board met another 45 times, for an aggregate of 53 meetings. In addition, each committee and board meeting generally includes a meeting of the independent directors in executive session. All incumbent directors attended at least 75% of the aggregate number of Board meetings and meetings of the committees on which they served. In addition, all but one of our incumbent directors attended last year’s annual meeting of shareholders. We expect, but do not require, directors to attend the annual meeting of shareholders.

NOMINEES FOR DIRECTORSHIP
(ITEM 1)
Upon the recommendation of its Governance & Nominating Committee, the Board nominated the following persons for election as directors at the Annual Meeting in 2012 for terms expiring in 2013: Robert M. Beall, II, Alston D. Correll, Jeffrey C. Crowe, Blake P. Garrett, Jr., David H. Hughes, M. Douglas Ivester, Kyle Prechtl Legg, William A. Linnenbringer, G. Gilmer Minor, III, Donna Morea, David M. Ratcliffe, William H. Rogers, Jr., Thomas R. Watjen, and Phail Wynn, Jr. Each of the 14 persons expected to be elected at this year’s Annual Meeting of Shareholders will serve until next year’s annual meeting of shareholders and until their successor is elected and qualified. If, at the time of the Annual Meeting, any of the nominees named in the enclosed proxy should be unable or decline to serve as a director, the proxies are authorized to be voted for such substitute nominee or nominees as the Board recommends. The Board has no reason to believe that any nominee will be unable or decline to serve as a director.
Below is a description of each nominee and each director whose term continues after the meeting, the year in which the person first became a director of SunTrust, the director’s age, and a brief description of the experience, attributes, and skills considered by the Governance & Nominating Committee and the Board. Except for our CEO Mr. Rogers, none of the nominees or directors is employed by SunTrust or any entity that is an affiliate of SunTrust. J. Hicks Lanier and Frank S. Royal will reach our mandatory retirement age (72) prior to the Annual Meeting and will retire from the Board immediately following this year's Annual Meeting of Shareholders. In addition to the persons named below, Larry L. Prince and Karen Hastie Williams served on our Board during the previous year until the 2011 annual meeting.

Nominees for Terms Expiring in 2013
Robert M. Beall, II, 68, has been a director since 2004. He is Chairman of Beall's, Inc., the parent company of Beall's Department Stores, Inc. and Beall's Outlet Stores, Inc., a primarily family-owned company which operates retail stores located from Florida to California. He has more than 36 years' of leadership experience at Beall's during which the company grew from seven stores in Florida and sales of $6 million to over 500 stores in 14 states and over $1 billion in sales. In addition to this experience in growing and leading a business, Mr. Beall has extensive experience with Southeast-based customers and business conditions. He is also a director of Next Era Energy, Inc., Blue Cross/Blue Shield of Florida and the National Retail Federation. He is also past chairman of the Florida Chamber of Commerce. Mr. Beall's executive and management experience well qualify him to serve on our Board.
Alston D. Correll, 70, has been a director since 1997. He is the retired Chairman of the Board of Georgia-Pacific Corporation, a $30+ billion manufacturer and distributor of pulp, paper and building products. He presently serves as Chairman of Atlanta Equity Investors, LLC, a private equity firm. Until December 2005, Mr. Correll also served as Chief Executive Officer of Georgia-Pacific Corporation and as a director of Georgia-Pacific until 2006. He is also the lead director of Norfolk Southern Corp., and was a director of Mirant Corporation. During Mr. Correll's 39-year career in the pulp and paper industry, he held a number of senior management positions, including 13 years' experience as CEO. His career culminated when he negotiated the sale of Georgia-Pacific. At the time, Georgia-Pacific had approximately 55,000 employees. Mr. Correll's long and varied business career, including service as Chairman and CEO of a large, publicly-traded company, and his long tenure on our Board provide our Board with insight into the historical issues SunTrust has faced as well as a perspective on best practices in corporate governance and executive leadership. Additionally, Mr. Correll's extensive service on the boards of other large public companies, including his service as a lead director, provides our Board with significant corporate governance expertise. This experience well qualifies him to serve on our Board.
Jeffrey C. Crowe, 65, has been a director since 2004. He is the former Chairman of the Board of Landstar System, Inc. and continues to serve on its board. Landstar System, Inc. and its affiliates provide transportation services to customers throughout North America. Mr. Crowe began his career with Landstar in 1989 as President and CEO, and served as CEO until July 2004. Mr. Crowe was instrumental in the development of Landstar from a company with approximately $500 million in revenues to one with revenues exceeding $2 billion at the end of 2009. Mr. Crowe was also Chairman of the U.S. Chamber of Commerce from June 2003 until June 2004. From June 2002 to June 2003, he served as Vice Chairman of the U.S. Chamber of Commerce. From October 1993 to October 2003, he served as Chairman of the National Defense Transportation Association. He is also a director of Silgan Holdings, Inc. and PSS World Medical, Inc. Mr. Crowe has extensive executive and management experience, including as the Chairman and Chief Executive Officer of a large publicly-traded transportation and logistics company. Mr. Crowe's affiliation with the U.S. Chamber of Commerce and related organizations also provides valuable insight into issues affecting the Company and the economy. This experience well qualifies him to serve on our Board.
Blake P. Garrett, Jr., 71, has been a director since 2004. He is a partner in Garrett and Garrett Construction and related companies (commercial real estate development), and has been involved in developing commercial real estate since March 1966. Mr. Garrett has over 30 years' experience serving on the boards of various financial institutions, including United Federal Savings and Loan, American Federal FSB, CCB Financial Corporation, and National Commerce Financial Corporation. Mr. Garrett's long experience with our industry and the real estate industry, including during prior periods of financial dislocation, well qualifies him to serve on our Board.
David H. Hughes, 68, has been a director since 1984. He presently serves as a director of Darden Restaurants, Inc. Previously, Mr. Hughes served as Chairman of the Board of Hughes Supply, Inc., a publicly-traded, Fortune 500 distributor of construction materials until April 1, 2006, when the company was acquired by The Home Depot. He also served as Hughes Supply's President and then its Chief Executive Officer, beginning in 1972. During his tenure leading Hughes Supply, he completed more than 100 acquisitions and also grew the company organically. At the time of the company's sale, it had 10,000 employees, 550 outlets located in 35 states, and annual sales of $5.5 billion. He previously served on the boards of Southern Airways and Republic Airways, Courier Dispatch, Lanier Business Products, and Brown & Brown, Inc. Mr. Hughes' long and varied business career, including service as Chairman and CEO of a large, publicly-traded company, well qualifies him to serve on our Board.
M. Douglas Ivester, 64, has been a director since 1998, and has been our Lead Director since 2009. He is President of Deer Run Investments, LLC. From 1997 until 2000, Mr. Ivester was Chairman of the Board and Chief Executive Officer of The Coca-Cola Company. Mr. Ivester spent more than 20 years with The Coca-Cola Company and held such positions as Chief Financial Officer, President and Chief Operating Officer where he was responsible for running the company's global business. Previously, he served as a director of S1 Corporation and Georgia-Pacific Corporation and presently is Chairman of the Board of the Woodruff Health Sciences Center, Inc. Mr. Ivester's long and varied business career, including service as Chairman and CEO of a large, publicly-traded company, and deep financial and accounting experience gained while serving as a Chief Financial Officer of a large, public company, well qualify him to serve on our Board.
Kyle Prechtl Legg, 60, has been a director since 2011. She is the former Chief Executive Officer of Legg Mason Capital Management (LMCM). Ms. Legg has more than 30 years of professional experience in the investment industry. She is a chartered financial analyst and began her career as a bank analyst with Alex Brown & Sons. She joined Legg Mason Capital Management in 1991 as a Vice President and Senior Analyst, was named President of the firm in 1997, and Chief Executive Officer in March 2006. At LMCM, she built a leading global equity investment management business serving high-end institutional clients, including some of the world's largest sovereign wealth funds, domestic and foreign company pension plans, corporate funds, endowments, and foundations. Ms. Legg is also a director of the Eastman Kodak Company. We believe that Ms. Legg's deep investment, financial, and executive leadership experience well qualify her to serve on our Board.
William A. Linnenbringer, 63, has been a director since 2010. In his 32-year career with PricewaterhouseCoopers LLP, Mr. Linnenbringer held numerous leadership positions, including Managing Partner for the U.S. banking and financial services industry practice, Chairman of the global financial services industry practice, and member of the firm's policy board and world council of partners. Mr. Linnenbringer retired as a partner of PricewaterhouseCoopers LLP in 2002. He also serves as a director of TeleTech, and chairs its audit committee. Mr. Linnenbringer's long and varied business career, including his extensive financial, business, and accounting experience, particularly within our industry, well qualifies him to serve on our Board.

G. Gilmer Minor, III, 71, has been a director since 1998. Since 1994, he has served as Chairman of the Board of Owens & Minor, Inc., an $8 billion, Fortune 200 national distributor of medical and surgical supplies, and he served as its Chief Executive Officer from 1984 to 2005. Owens & Minor serves hospitals, integrated healthcare systems, alternate care locations, group purchasing organizations, the federal government, and consumers. The company operates over 50 distribution centers across the United States. Mr. Minor retired as Chairman and Chief Executive Officer of Owens & Minor in 2005 but continues as the non-executive Chairman of the Board of Directors. He served in various sales, operations, and management capacities of increasing responsibility before becoming President in 1981 and Chief Executive Officer in 1984. Mr. Minor was appointed in July 2009 to the State Council of Higher Education for Virginia. Mr. Minor's long and varied business career, including service as Chairman and CEO of a large, publicly-traded company, well qualifies him to serve on our Board.
Donna Morea, 57, is a nominee for election as a director. Ms. Morea is a nationally recognized executive in IT professional services management with over thirty years of experience. From May 2004 until her retirement at the end of 2011, Ms. Morea served as President of CGI Technology and Solutions, Inc., a wholly-owned U.S. subsidiary of CGI Group, one of the largest independent information technology firms in North America. In that role, she led CGI's IT and business process services in the US and India for large enterprises in financial services, healthcare, telecommunications and government. Under her leadership, revenues grew from $850 million to over $2.2 billion. She now serves on CGI Group's board of directors. She also served as the Chair of the Northern Virginia Technology Council, with over 1000 member organizations. Ms. Morea's management experience and information technology expertise well qualify her to serve on our Board.
David M. Ratcliffe, 63, has served as a director since August 2011. Mr. Ratcliffe retired in December 2010 as Chairman, President and Chief Executive Officer of Southern Company, one of America's largest producers of electricity, a position he held since 2004. From 1999 until 2004, Mr. Ratcliffe was President and CEO of Georgia Power, Southern Company's largest subsidiary. Prior to becoming President and CEO of Georgia Power in 1999, Mr. Ratcliffe served as Executive Vice President, Treasurer and Chief Financial Officer. Mr. Ratcliffe also serves as a member of the boards of CSX, a publicly-traded railroad, and various other organizations, including GRA Venture Fund, LLC, Georgia Research Alliance, Urjanet (a start-up technology company), Children's Healthcare of Atlanta, and the Centers for Disease Control Foundation. We believe that Mr. Ratcliffe's experience as Chairman, President and Chief Executive Officer of Southern Company, in which he participated in a heavily regulated industry with operations in substantial portions of our service territory, well qualifies him to serve on our Board.
William H. Rogers, Jr., 54, has been a director since 2011 and has served as Chairman of our Board since January 1, 2012. He was named Chief Executive Officer in June 2011 after having served as our Chief Operating Officer since November 2010 and President since December 2008. Mr. Rogers began his career in 1980 in the commercial bank training program of Trust Company of Georgia, a SunTrust predecessor company. He is a member of the board of directors of the Federal Reserve Bank of Atlanta and Books-a-Million, Inc. Mr. Rogers' long history with our company and industry well qualify him to serve on our Board.
Thomas R. Watjen, 57, has been a director since 2010. He is the President and Chief Executive Officer of Unum Group, a publicly-traded insurance holding company, and serves on its board. He has been employed by Unum or its predecessors since 1994, initially as its Chief Financial Officer. Prior to joining Unum, he served as a Managing Director of the insurance practice of the investment banking firm Morgan Stanley & Co. Mr. Watjen's experience as a director and chief executive officer of a publicly-traded corporation and experience in the financial services industry well qualify him to serve on our Board.
Phail Wynn, Jr., 64, has been a director since 2004. He has been the Vice President for Regional Affairs for Duke University since January 2008. Previously, he served as the President of Durham Technical Community College from 1980 to 2007. Dr. Wynn has served continuously as a director of one or more financial institutions since 1992. Dr. Wynn is also a director of North Carolina Mutual Life Insurance Company. Dr. Wynn holds a Ph.D and an M.B.A. degree. Dr. Wynn's varied business and academic experiences, including his long service on the boards of financial institutions, well qualify him to serve on our Board.
The Board of Directors Recommends a vote FOR all Nominees.

Board Committees
The Board has established five standing committees. The current membership of these committees, and the number of meetings each committee held in 2011, is as follows:

Membership by Director
	Audit	Compensation	Executive	Governance & Nominating	Risk
Number of Meetings Held:	13	9	5	6	11
Robert M. Beall, II	X			X
Alston D. Correll		Chair	X		X
Jeffrey C. Crowe		X	X		Chair
Blake P. Garrett, Jr.		X			X
David H. Hughes		X			X
M. Douglas Ivester	Chair		X	X
J. Hicks Lanier*	X			X
Kyle Prechtl Legg	X			X
William A. Linnenbringer	X			X
G. Gilmer Minor, III	X		X	Chair
David M. Ratcliffe		X			X
William H. Rogers, Jr.			Chair
Frank S. Royal, M.D.*	X			X
Thomas R. Watjen	X			X
Dr. Phail Wynn, Jr.		X			X

Membership by Committee
Audit	Compensation	Executive	Governance & Nominating	Risk
Mr. Ivester, Chair	Mr. Correll, Chair	Mr. Rogers, Chair	Mr. Minor, Chair	Mr. Crowe, Chair
Mr. Beall	Mr. Crowe	Mr. Correll	Mr. Beall	Mr. Correll
Mr. Lanier*	Mr. Garrett	Mr. Crowe	Mr. Ivester	Mr. Garrett
Ms. Legg	Mr. Hughes	Mr. Ivester	Mr. Lanier*	Mr. Hughes
Mr. Linnenbringer	Mr. Ratcliffe	Mr. Minor	Ms. Legg	Mr. Ratcliffe
Mr. Minor	Dr. Wynn		Mr. Linnenbringer	Dr. Wynn
Dr. Royal*			Dr. Royal*
Mr. Watjen			Mr. Watjen

*	Mr. Lanier and Dr. Royal will retire immediately following the Annual Meeting.
The Audit Committee appoints, compensates, retains, and directly oversees the work of our independent auditor (subject to shareholder ratification if applicable). It is charged with monitoring:

•	the integrity of our financial statements;

•	the independence and qualifications of our independent auditor;

•	our system of internal controls;

•	the performance of our internal audit process and independent auditor; and

•	our compliance with laws, regulations and the codes of conduct.
The Audit Committee also resolves any disagreements between management and the auditors regarding financial reporting. It pre-approves all audit services and permitted non-audit services provided to SunTrust by its independent auditor. It also performs other related duties as defined in its written charter. Our Audit Committee has only members that are independent under our Corporate Governance Guidelines, the Securities Exchange Act of 1934 and applicable rules, and the rules of the New York Stock Exchange. Our Board has determined that Mr. Ivester meets the definition of “audit committee financial expert” as defined by the Securities and Exchange Commission’s rules and regulations.

The Compensation Committee is responsible for our stated compensation strategies, goals and purposes; ensuring that there is a strong link between the economic interests of management and shareholders; ensuring that members of management are rewarded appropriately for their contributions to Company growth and profitability; and ensuring that the executive compensation strategy supports organizational objectives and shareholder interests. The Committee must provide clear direction to management to ensure that its policies and procedures are carried out in a manner that achieves balance and is consistent with safety and soundness. It must ensure that the compensation system–including performance measures and targets–for business units and individual employees that can expose us to large amounts of risk is designed and operated in a manner that achieves balance. It approves any material exceptions or adjustments to the incentive compensation arrangements established for senior executives, and carefully considers and monitors the effects of any approved exceptions or adjustments. The Committee receives and reviews, on an annual or more frequent basis, an assessment by management, with appropriate input from risk-management personnel, of the effectiveness of the design and operation of the organization’s incentive compensation system in providing appropriate risk-taking incentives. It also reviews periodic reports of incentive compensation awards and payments relative to risk outcomes. It monitors the sensitivity of incentive compensation to risk outcomes, including the applicability of recoupment. It ensures that the incentive compensation arrangements for the Company do not encourage employees to take risks that are beyond our ability to manage effectively. The Committee also performs other related duties as defined in its written charter. Our Compensation Committee has only members that are independent under our Corporate Governance Guidelines and the rules of the New York Stock Exchange.
The Executive Committee may exercise the authority of the full Board except that it may not:

•	approve or propose to shareholders any action that must lawfully be approved by shareholders;

•	fill vacancies on the Board or any committee;

•	amend the Articles of Incorporation;

•	adopt, amend or repeal the Bylaws; or

•	approve a dissolution or merger or the sale of all or substantially all our assets.
The Governance & Nominating Committee is responsible for making recommendations to the Board regarding the size and composition of the Board, reviewing the qualifications of candidates to the Board, and recommending nominees to the Board. It is also responsible for:

•	taking a leadership role in shaping our corporate governance;

•
developing and recommending to the Board a set of corporate governance guidelines, periodically reviewing and reassessing the adequacy of those principles, and recommending any proposed changes to the Board for approval;

•	leading the Board in its annual review of the Board’s performance; and

•	addressing committee structure and operations, committee reporting to the Board, committee member qualifications and committee member appointment and removal.
It has sole authority for retaining or terminating any search firm used to identify director candidates and determining such firm’s fees. Our Governance & Nominating Committee also performs other related duties as defined in its written charter. It has only members that are independent under our Corporate Governance Guidelines and the rules of the New York Stock Exchange.
The Risk Committee is responsible for assisting the Board in overseeing and reviewing our enterprise risk management framework, including the significant policies, procedures and practices employed to manage credit risk, market risk and operational risk. It is also responsible for overseeing our implementation plan for the Federal Reserve Board with respect to qualification of advanced capital adequacy approaches, including approval of our credit framework, operational risk framework, and capital disclosure policies and controls. It also reviews and discusses with various members of senior management matters related to credit risk, market risk, operational risk, legal, regulatory and compliance risk and enterprise risk management. The Committee also oversees the management of the Bank’s fiduciary activities.

OTHER DIRECTOR AND EXECUTIVE OFFICER INFORMATION

Policies and Procedures for Approval of Related Party Transactions
We recognize that related party transactions can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and our shareholders. Therefore, our Board has adopted a formal, written policy with respect to related party transactions.
For the purpose of the policy, a “related party transaction” is a transaction in which we participate and in which any related party has a direct or indirect material interest, other than (1) transactions available to all employees or customers generally, (2) transactions involving less than $120,000 when aggregated with all similar transactions, or (3) loans made by SunTrust Bank in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and not involving more than the normal risk of collectability or presenting other unfavorable features.
Under the policy, any related party transaction must be reported to the General Counsel and may be consummated or may continue only (i) if the Governance & Nominating Committee approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, (ii) if the transaction involves compensation that has been approved by our Compensation Committee, or (iii) if the transaction has been approved by the disinterested members of the Board. The Governance & Nominating Committee may approve or ratify the related party transaction only if the Committee determines that, under all of the circumstances, the transaction is in the best interests of SunTrust.

Transactions with Related Persons, Promoters, and Certain Control Persons
We have no transactions with related parties other than normal, arms'-length banking and other credit transactions that comply with Federal Reserve Regulation O. While our Board considers these relationships, for the reasons below, we do not view these as impairing a director's independence.
We generally consider credit relationships with directors and/or their affiliates to be immaterial and as not impairing the director’s independence so long as the terms of the credit relationship are similar to other comparable borrowers. We use the following guidelines to determine the impact of a credit relationship on a director’s independence. We presume that extensions of credit which comply with Federal Reserve Regulation O to be consistent with director independence. In other words, we do not consider normal, arm’s-length credit relationships entered into in the ordinary course of business to negate a director’s independence.
Regulation O requires such loans to be made on substantially the same terms, including interest rates and collateral, and following credit-underwriting procedures that are no less stringent than those prevailing at the time for comparable transactions by SunTrust with other persons not related to the lender. Such loans also may not involve more than the normal risk of repayment or present other unfavorable features. Additionally, no event of default may have occurred (that is, such loans are not disclosed as non-accrual, past due, restructured, or potential problems). Our Board must review any credit to a director or his or her related interests that has become criticized in order to determine the impact that such classification has on the director’s independence.
In addition, we do not consider as independent any director who is also an executive officer of a company to which we have extended credit unless such credit meets the substantive requirements of Regulation O. We also do not consider independent any director who is an executive officer of a company that makes payments to, or receives payments from us, for property or services in an amount which, in any fiscal year, is greater than 2% of such director’s company’s consolidated gross revenues.

Compensation Committee Interlocks and Insider Participation
We have no compensation committee interlocks. Messrs. Correll, Crowe, Garrett, Hughes, Linnenbringer, and Ratcliffe, and Dr. Wynn constitute all of the directors who served on our Compensation Committee at any time during 2011. Each is or was an independent, outside director, and none is a current or former officer or employee of SunTrust.
During 2011, our bank subsidiary engaged in customary banking transactions and had outstanding loans to certain of our directors, executive officers, members of the immediate families of certain directors and executive officers, and their associates. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender. In the opinion of management, these loans do not involve more than the normal risk of collectability or present other unfavorable features.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and any persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. To our knowledge, based solely on a review of the reports furnished to us and written representations from reporting persons that all reportable transaction were reported, we believe that during the fiscal year ended December 31, 2011 our officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a), except for a single transaction by our Director of Corporate Finance and Controller Thomas E. Panther which was reported three days late due to an administrative error, and a single transaction reported late by Jerome Lienhard, the President and Chief Operating Officer of SunTrust Mortgage.

Director Compensation
The Governance & Nominating Committee determines the amount and form of director compensation. Its procedures for determining director compensation are similar to those used by the Compensation Committee for executive compensation, described under the caption “Executive Compensation Decision-Making Processes.”
We pay each non-employee director an annual retainer of $60,000, which we pay in four installments. The Chairs of each of the Risk Committee, Governance & Nominating Committee, Compensation Committee, and Audit Committee also received an additional retainer of $15,000, and we pay the Lead Director an additional retainer of $25,000. In addition, we pay each non-employee director a fee of $1,500 for each committee meeting attended. Non-employee directors serving on the Board immediately after our annual meeting of shareholders also receive a grant of either restricted stock or restricted stock units, at their election, having a value of $120,000 on the date of grant. The grant vests upon the earlier of one year or the next annual meeting.
The table below provides information concerning the compensation of directors for our most recently completed fiscal year. Except as noted above, all of our non-employee directors are paid at the same rate. The differences among directors in the total compensation column in the table below are a function of additional compensation for chairing a committee or serving as Lead Director, varying numbers of meetings attended and corresponding payments of meeting fees, and payments for service on local bank advisory boards (reported in the “All Other Compensation” column if applicable).
Directors may defer either or both of their meeting and retainer fees under our Directors Deferred Compensation Plan. We determine the return on deferred amounts as if the funds had been invested in our common stock or at a floating interest rate equal to the prime interest rate in effect at SunTrust Bank computed on the last day of each quarter, at the election of the director. In accordance with SEC regulations, we report only above-market or preferential earnings on nonqualified deferred compensation, including earnings on nonqualified defined contribution plans, if any, in the column “Change in Pension Value and NQDC Earnings.” Our non-employee directors do not participate in our employee benefits programs that provide non-equity incentive compensation or retirement benefits.
Directors who are also our employees are not compensated for their service as directors. In 2011, two of our directors were also employees. James M. Wells III served as Chairman of the Board and CEO until June 1, 2011, and then Executive Chairman until December 31, 2011, and William H. Rogers, Jr. served as President and Chief Operating Officer until June 1, 2011, and then Chief Executive Officer. Mr. Rogers was elected Chairman of the Board effective January 1, 2012. We discuss their compensation beginning under the caption, “Executive Compensation.”

2011 DIRECTOR COMPENSATION

Name(1)	Fees Earned or Paid In Cash	Stock(3) Awards	NQDC(5) Earnings	All Other(6) Compensation	Total
Robert M. Beall, II	$84,750	$120,000			$204,750
Alston D. Correll	$114,750	$120,000			$234,750
Jeffrey C. Crowe	$114,750	$120,000		$2,500	$237,250
Blake P. Garrett, Jr.	$92,250	$120,000			$212,250
David H. Hughes	$92,250	$120,000			$212,250
M. Douglas Ivester	$130,500	$120,000		$4,000	$254,500
J. Hicks Lanier	$90,750	$120,000		$8,000	$218,750
Kyle Prechtl Legg	$66,000	$120,000			$186,000
William A. Linnenbringer	$89,250	$120,000			$209,250
G. Gilmer Minor, III	$113,250	$120,000			$233,250
Larry L. Prince(2)	$31,500	(4)		$2,375	$33,875
David M. Ratcliffe(2)	$35,500	(4)			$35,500
Frank S. Royal, M.D.	$90,750	$120,000	$4,616		$215,366
Thomas R. Watjen	$84,750	$120,000			$204,750
Karen Hastie Williams(2)	$30,000	(4)	$1,574		$31,574
Phail Wynn, Jr.	$90,750	$120,000			$210,750

(1)	Does not include employee directors. We report amounts paid to James M. Wells III and William H. Rogers, Jr. in the Summary Compensation Table.

(2)
Mr. Prince and Ms. Williams retired from our Board of Directors immediately following the annual meeting of shareholders held on April 26, 2011. Mr. Ratcliffe was appointed to our Board of Directors effective August 9, 2011.

(3)
We make an annual equity grant with a grant date fair value of $120,000 to each person who is serving as a director immediately following our annual meeting of shareholders. In accordance with SEC regulations, we report in this column the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. Please refer to note 16 to our financial statements in our annual report for the year ended December 31, 2011 for a discussion of the assumptions related to the calculation of such value. As of December 31, 2011, each director named in the table above, other than Mr. Prince, Mr. Ratcliffe, and Ms. Williams, held 4,364 shares of unvested restricted stock or restricted stock units. As of December 31, 2011, none of our directors held any unexercised options (vested or unvested), except for Messrs. Correll, Hughes, Ivester, and Dr. Royal, who each held options to purchase 2,000 shares.

(4)	These directors were not serving as directors immediately following the annual meeting and therefore did not receive an equity grant in 2011.

(5)
We report earnings on nonqualified deferred compensation only to the extent such earnings are preferential or “above market.” Dr. Royal and Ms. Williams previously deferred fees for service on a predecessor company’s board under the Crestar Directors’ Deferred Compensation Plan. Amounts shown represent earnings to the extent earnings under such plan exceed 120% of the applicable federal long-term rate.

(6)	Reflects fees (if any) for service on local advisory boards of our subsidiaries. No director received perquisites or personal benefits in 2011 in excess of $10,000.

EXECUTIVE OFFICERS
The Board elects executive officers annually following the annual meeting of shareholders to serve until the meeting of the Board following the next annual meeting. The following table sets forth the name of each executive officer and the principal positions and offices he or she holds with SunTrust. Unless otherwise indicated, each of these officers has served as an executive officer of SunTrust or a principal subsidiary for at least five years. For Mr. Rogers' biography, please refer to the section "Nominees for Directorship—Nominees for Terms Expiring in 2013." In addition to the persons named below, C.T. Hill and James M. Wells III served as executive officers during the prior fiscal year.

Name	Age	Officers
Kenneth J. Carrig	54	Corporate Executive Vice President and Chief Human Resources Officer
Mark A. Chancy	47	Corporate Executive Vice President and Wholesale Banking Executive
Brad R. Dinsmore	49	Corporate Executive Vice President - Consumer Banking & Private Wealth
Raymond D. Fortin	59	Corporate Executive Vice President, General Counsel and Corporate Secretary
Thomas E. Freeman	60	Corporate Executive Vice President and Chief Risk Officer
Aleem Gillani	49	Corporate Executive Vice President and Chief Financial Officer
Thomas G. Kuntz	55	Corporate Executive Vice President and Geographic Banking Executive
Jerome T. Lienhard II	55	President and Chief Operating Officer of SunTrust Mortgage, Inc.
William H. Rogers, Jr.	54	Chairman of the Board and Chief Executive Officer
Timothy E. Sullivan	61	Corporate Executive Vice President and Chief Information Officer
Kenneth J. Carrig. Corporate Executive Vice President and Chief Human Resources Officer since June 2011. In this role, he oversees human resources strategy, talent management, employee benefits, compensation, staffing, human resources systems, operations and payroll, compliance, employee relations, human resources policies, as well as training and development. Prior to joining SunTrust, Mr. Carrig was Executive Vice President of Human Resources for Comcast. He previously held similar roles with Sysco Corporation and Continental Airlines.

Mark A. Chancy. Corporate Executive Vice President and Wholesale Banking Executive of SunTrust Banks, Inc. He is responsible for the Corporate & Investment Banking, Diversified Commercial Banking, Treasury & Payment Solutions and Commercial Real Estate Banking lines of business, as well as the GenSpring Family Offices and RidgeWorth Investments subsidiaries. Prior to being named to his current position, Mr. Chancy served as SunTrust's Chief Financial Officer for seven years. A 25-year financial services industry veteran, he joined SunTrust in 2001 as Corporate Treasurer through its acquisition of Robinson-Humphrey, where he had served as Chief Financial Officer since 1997. Mr. Chancy is a member of the board of SunTrust Robinson Humphrey, Inc. and RidgeWorth Capital Management, Inc.

Brad R. Dinsmore. Corporate Executive Vice President of Consumer Banking & Private Wealth Management since August 2011. In this role, Mr. Dinsmore oversees SunTrust's Branch Banking, Private Wealth Management, Institutional Investment Solutions, Consumer Product and Credit Card businesses, overseeing operations and delivery to nearly 5 million consumers. Previously, Mr. Dinsmore was head of U.S. Retail Banking for Citigroup, where he had direct responsibility for client delivery to four million account holders via management of the branch channel and the consumer client experience. Prior to joining Citigroup, he spent 21 years with Bank of America in roles of increasing responsibility in consumer, mortgage, business and wealth management banking, including four years in Atlanta as the Southeast Consumer Executive overseeing consumer and mortgage banking in the region.

Raymond D. Fortin. Corporate Executive Vice President since 2004, and General Counsel. In this role, he is responsible for our legal affairs. He has administrative responsibility for the Internal Audit department and serves as Chair of Disclosure Committee as well as Corporate Secretary. Mr. Fortin, who has 34 years of legal experience, primarily in the financial services business, joined SunTrust in 1989.

Thomas E. Freeman. Corporate Executive Vice President and Chief Risk Officer of SunTrust since August 2007. Mr. Freeman also served as Chief Credit Officer from January 2006 until April 2009. Prior to joining SunTrust, Mr. Freeman was a Principal at KPMG where he was responsible for providing credit risk and other advisory services to a variety of clients including larger commercial banks. He joined KPMG in 2004 after a 14-year career at Fleet Boston Financial and its predecessors, where he held a series of increasingly responsible positions including: managing director, corporate strategy and development; consumer lending executive credit officer; director of portfolio management; and corporate vice president, commercial real estate.

Aleem Gillani. Corporate Executive Vice President and Chief Financial Officer since May 2011. He is responsible for the Core Finance functions, including Investor Relations, Treasury, Corporate Finance, Tax, Corporate Support Services and Enterprise Execution Services. In addition, Mr. Gillani is responsible for Corporate Development, which includes the Merger & Acquisition, Corporate Performance Management and Strategic Planning functions. Previously, Mr. Gillani served as Corporate Treasurer. Prior to joining SunTrust in 2007, he spent the majority of his career in risk management roles, including as the chief market risk officer at PNC Financial Services Group for three years after serving in a similar capacities for BankBoston and FleetBoston. He is also a member of the board of directors of SunTrust Robinson Humphrey, Inc.

Thomas G. Kuntz. Corporate Executive Vice President and Geographic Banking Executive since December 2004. Since April 2010, he has led our 16 geography-based business units - comprised of nearly 1,700 branches in 11 states and the District of Columbia - which provide the full range of banking services including Retail branch banking, Commercial and Business banking, and Private Wealth Management to SunTrust clients. Prior to being named to this position in April 2010, Mr. Kuntz served as Chairman, President and Chief Executive Officer of SunTrust Bank, Florida since 2005 and had corporate-wide responsibility for the Commercial Banking line of business since 2008.
Jerome T. Lienhard II. President and Chief Executive Officer of SunTrust Mortgage, Inc. since March 2011. He is responsible for SunTrust's mortgage production, servicing, operations, secondary marketing and technology areas. Previously, Mr. Lienhard served as Executive Vice President of Strategic Finance and Administration with responsibility for Strategic Sourcing, Corporate Real Estate, Strategic Finance and Performance Measurement. He joined the Company as Treasurer in 2006. Prior to joining SunTrust, Mr. Lienhard served as Senior Vice President and Treasurer of the Federal Home Loan Mortgage Corporation (Freddie Mac) and Corporate Treasury Manager at Toyota Motor Credit Corporation.
William H. Rogers, Jr. Chairman and Chief Executive Officer. Mr. Rogers assumed the role of Chairman of the Board in January 2012. He was named Chief Executive Officer in June 2011 after having served as Chief Operating Officer since November 2010 and President since December 2008. Mr. Rogers began his career in 1980 in the commercial bank training program of Trust Company of Georgia, a SunTrust predecessor company. He has held roles reflecting an increasing set of responsibilities across all lines of business, corporate marketing, enterprise information services, finance and human resources. Mr. Rogers is a member of the board of directors of the Federal Reserve Bank of Atlanta and Books-a-Million, Inc., and an active member of the business and philanthropic community.
Timothy E. Sullivan. Corporate Executive Vice President and Chief Information Officer since January 2003, with responsibility for technology and operations, payments strategy, call centers, commercial lending operations, and shared services. Prior to joining SunTrust in 2003, Mr. Sullivan was Executive Vice President and Group Technology Executive at Wells Fargo. An executive with 31 years of technology and financial services industry experience, he previously served as Chief Information Officer at Kaiser Foundation Health Plan, and held a series of increasingly responsible technology and operations management positions, including Chief Information Officer at First Interstate Bank in Arizona. Mr. Sullivan has announced his intention to retire in 2012.

Board’s Role in the Risk Management Process
The Board oversees and monitors the Company’s risk management processes. The Board’s Risk Committee outlines our risk principles and management framework, and sets high level strategy and risk tolerances. Our risk profile is managed by our Chief Risk Officer. The Chief Risk Officer is an executive officer appointed by and reporting to the CEO. The Chief Risk Officer meets at least quarterly with the Risk Committee of the Board. The chair of the Risk Committee makes a full report of each Risk Committee meeting to the full Board at each Board meeting. In addition, the Chief Risk Officer also meets with the full Board at each meeting. The Board also meets regularly in executive session without management to discuss a variety of topics, including risk. In these ways, the full Board is able to monitor our risk profile and risk management activities on an on-going basis. Additionally, the Company has other risk-monitoring processes. For example, certain financial risks are also monitored by officers who report to the Chief Financial Officer. In turn, the Chief Financial Officer and appropriate financial risk personnel attend the meetings of the Audit Committee of the Board. As with the Risk Committee, the Chair of the Audit Committee makes a full report of each Audit Committee meeting to the full Board at each Board meeting and, when circumstances warrant, the Chief Financial Officer and other financial risk personnel meet with the full Board. We discuss how the Compensation Committee manages risk related to incentive compensation arrangements below in the section, “Compensation Policies that Affect Risk Management.”

Compensation Policies that Affect Risk Management
We use incentive compensation plans for a large number of employees in addition to our executive officers. In this section, we describe some of our policies regarding our use and management of our incentive compensation plans, and how we manage risks arising from our use of incentive compensation. However, we do not believe that the risks which may arise from our compensation policies and practices are reasonably likely to have a material adverse effect on us.
We Use Incentives Differently Based on Job Type. We have two primary short-term incentive plans. Our Named Executive Officers (NEOs), senior executives, most managers and certain key employees participate in the Management Incentive Plan (MIP). These are employees with broader, company-wide and/or strategic responsibilities. This includes headquarters executives as well as leaders in various functions, such as Finance, Accounting, and Human Resources. MIP provides an annual payout if performance exceeds pre-established corporate and/or if pre-established divisional and personal goals are achieved. For our senior executives, these awards are 100% based on corporate performance. Awards for other employees generally are based 30% on corporate performance and 70% on divisional and personal goals. In 2011, we used return on assets and net income available to common shareholders as the goals for corporate performance.
Other individual executives and groups of employees participate in short-term incentive plans designed to support the business objectives of the line of business in which they reside. We refer to these as functional incentive plans (FIPs). The primary purpose of a FIP is to drive employee behavior in a direction consistent with the business objectives of the unit, line of business, and the Company. These incentive plans are generally used to create a strong sales culture and are a focal point for setting and measuring performance.
We Create Different Incentive Plans for Different Jobs. We use FIPs to link employee compensation to the successful achievement of goals. We structure FIPs to drive behaviors that directly affect revenue or productivity, and use FIPs as the method for determining payouts to individuals based on qualified performance data. Therefore, FIP is not a single plan but was 113 different plans in 2011. While our FIPs have many common features and plan terms, generally they are either a commission plan, incentive plan or a bonus plan. Commission plans pay based on production less a monthly draw. Incentive plans pay based on formulas tied to new sales and revenue growth above a threshold. Bonus plans are annual discretionary awards from a pool of dollars funded through business unit profit and/or revenue performance.

How We Manage Risks Arising From Incentive Compensation. We manage risks that may arise from our incentive compensation in several ways:

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Balanced Risk-Taking Incentives. We balance incentive compensation arrangements with our financial results. We review our incentive plans regularly to ensure that they do not provide incentives to take excessive or unnecessary risks.

•	Controls and Risk Management. We use risk-management processes and internal controls to reinforce and support the development and maintenance of our incentive compensation arrangements.

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Strong Corporate Governance. We reinforce our compensation practices with strong corporate governance. We describe the active role of the Compensation Committee of our Board in the Board Committees and Compensation Discussion and Analysis sections of this Proxy Statement. Additionally, senior leaders (Chief Executive Officer, Chief Financial Officer, Chief Risk Officer, Chief Human Resources Officer, and Director of Compensation) regularly review the effectiveness of our incentive plans. Further, the involvement of our Controller and Internal Audit functions in the accounting, administration and testing of our plans provide additional critical controls.

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Use of Performance Measures that Include or Adjust for Risk. We assess the effect of risk on our incentives in several ways. Under MIP, we use performance metrics which are closely correlated to shareholder return. These implicitly include an important risk focus. Under our FIPs, we use a variety of measures. We expanded the use of risk-adjusted performance measures, such as risk-adjusted return on capital (RAROC), within the design of some of our FIPs.

•	Management of Risk Realization. We also utilize a variety of techniques to address risks that we may ultimately realize.

•	Clawbacks and Forfeitures. We expanded our clawback and forfeiture provisions for incentive compensation plans.

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Deferred Compensation. We standardized long-term mandatory deferred cash compensation arrangements which are subject to new forfeiture provisions. We are continuing to monitor the use of deferred compensation from a competitive market perspective.

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Qualified Production. Our incentive plans include language that reinforces our compliance and control policies. Examples include the exclusion of certain types of transactions or sales from commission calculations due to exceptions, the reduction in qualified production for certain types of higher risk products, and the potential to forfeit awards as a result of realized losses.

Other Changes. In 2009 the Federal Reserve published its “Guidance on Sound Incentive Compensation Policies," which it finalized in 2010. Following the publication of the guidance, we began conducting comprehensive annual reviews of all of our incentive compensation plans with an emphasis on risk-adjusted pay for performance. These reviews confirmed the soundness of the design of our incentive plans for the most part but did identify some areas for improvement. However, during the last few years, we made several changes to our incentive compensation plans, the most significant of which were:

•	Reducing Sensitivity to Short-Term Performance. We “de-leveraged” total compensation in select positions by increasing base pay and reducing short-term incentives.

•	Senior Management Differentiation. We created a focus to distinguish senior leaders’ responsibility for profitability and influence on risk-taking, rather than on new production.

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Expanded Use of Plan Limits. We expanded our use of plan features to limit compensation that otherwise might be paid in inappropriate situations. These include the increased use of clawback and forfeiture provisions for incentive compensation plans, mandatory long-term deferrals, and limiting payouts to qualified production.

Please also refer to the Compensation Committee Report which follows the Compensation Discussion and Analysis in which the Committee discusses our recent and future risk reviews of our compensation plans.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
Executive Summary
We welcome the opportunity to communicate to our shareholders the material components of our executive compensation program. We also provide an overview of our executive compensation philosophy, compensation decisions and the factors we considered in making those decisions. This CD&A focuses on our Named Executive Officers (NEOs) for 2011 which included our current and former CEO, current and former CFO, and the three other most highly-compensated executive officers as follows:
William H. Rogers, Jr., Chairman and Chief Executive Officer,
James M. Wells III, Executive Chairman and former Chief Executive Officer,
Aleem Gillani, Chief Financial Officer,
Mark A. Chancy, Wholesale Banking Executive and former Chief Financial Officer,
Thomas E. Freeman, Chief Risk Officer,
Timothy E. Sullivan, Chief Information Officer, and
Thomas G. Kuntz, Geographic Banking Executive.
Management Succession During 2011
During 2011, we announced several planned management changes. Effective June 1, 2011, our Board of Directors named James M. Wells III—our former Chairman and Chief Executive Officer—to the office of Executive Chairman. At the same time, William H. Rogers, Jr., formerly our President and Chief Executive Officer, became Chief Executive Officer. Mr. Rogers assumed the additional title of Chairman of the Board on January 1, 2012 upon Mr. Wells' retirement from the Board. Also, effective May 1, 2011, former Chief Financial Officer Mark Chancy assumed the newly-created post of Wholesale Banking Executive and former Corporate Treasurer Aleem Gillani succeeded Mr. Chancy as Chief Financial Officer.
2011 Business Highlights
2011 was a year of significantly improved performance for SunTrust. Business and financial highlights include:

•	Repaid TARP on March 30, 2011.

•	Grew earnings to $0.94 per average common share compared to a net loss of $0.18 last year.

•	Reinstated a regular quarterly cash dividend of $0.05 per common share.

•	Continued to improve asset quality.

•	Exceeded Basel I and III guidelines for Tier 1 Capital and Tier 1 Common Capital ratios.

•	Sustained favorable deposit volume, mix and rate trends. SunTrust maintains a top 3 deposit market share rank in 20 of our Top 25 markets.
Executive Compensation Principles and 2011 Highlights
Our 2011 executive compensation programs were influenced by the U.S. Department of Treasury's Capital Purchase Program ("TARP") requirements at the beginning of the year; however, we repaid TARP in full on March 30, 2011. During the 1st quarter, TARP requirements continued to impact the types of vehicles we were able to use to deliver compensation to our NEOs. After repaying TARP, we reevaluated and revised our compensation programs, applying our executive compensation principles. Below is a summary of these principles and of our compensation actions and decisions for 2011.

Compensation Principle 1. Pay Should Be Competitive With the Market.

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Executive compensation programs, both during and after TARP, targeted compensation at the median of our competitive market. The elements of these 2011 programs, which include both fixed and variable compensation, are described in "Components of Our Executive Compensation Program."

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During TARP, we were prohibited from including annual incentives and stock options in our pay structure for the NEOs and the next 20 most highly-compensated employees (“TARP Impacted Executives”). In order to provide our executives with a target compensation level at the median of the market, the Company implemented a form of compensation referred to as salary shares. TARP regulations specifically authorized salary shares, which are restricted stock units paid as salary, to address the constraints on the annual incentive (bonus) and equity awards. (See “Executive Compensation Program Overview—Salary” for additional information regarding salary shares). Following our repayment of TARP, we discontinued the use of salary shares for our NEOs.

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Obtaining definitive peer information regarding compensation structure and target compensation levels continued to be a challenge in 2011 as the industry responded to the changing regulatory environment and market conditions. As part of the transition to our post-TARP compensation program, the Compensation Committee's compensation consultant conducted a competitive market review of peer companies who were no longer under TARP. It showed that our targets for long-term compensation were below market. As a result, the Committee increased these targets as it deemed appropriate for our NEOs.

Compensation Principle 2. A Substantial Portion of Pay Should Align With Performance.

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Following the repayment of TARP, we reinstated our annual Management Incentive Plan (MIP) for our NEOs on a pro rata basis for the remainder of the year. MIP is a performance based plan that provides a potential payout based on net income and return on assets.

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We restructured the long-term incentive program for our NEOs. Prorated amounts of long-term incentive awards were granted April 1, 2011, 75% of which were performance based. Long-term incentive awards were delivered in the form of performance based stock units (50% —relative total shareholder return), performance based restricted stock units (25%—Tier 1 Capital), and time-vested stock options (25%).

Compensation Principle 3. A Substantial Portion of Pay Should Be at Risk to Align With Risk Taken By Our Shareholders.

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Although TARP limited our ability to align incentive plans with the risk taken by our shareholders, we did use salary shares granted in the form of stock units. As a result, the NEOs were at risk for the value of our stock price until the salary shares are settled. Salary shares granted in 2011 were settled in cash upon TARP repayment. Half of the salary shares granted in 2010 were settled on March 31, 2011, and the remainder will be settled on March 31, 2012.

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The long-term incentive plans that were implemented following TARP repayment are aligned with the risk taken by our shareholders. The level of awards under the performance based restricted stock unit plan is based on the total shareholder return (TSR), relative to others in the industry, over a three year period. The exercise price of stock options is the closing market value of SunTrust common stock on the date of grant. Stock options only have value if the market value of common stock and the investment of shareholders appreciates over time.

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In 2011, we enhanced our Share Retention Guidelines. Executives are required to retain 50% of net shares for a minimum of one year, ensuring longer term alignment with shareholder risk. The guidelines now apply to vested restricted stock and vested restricted stock units, as well as shares obtained upon exercise of stock options. (See "Share Ownership and Share Retention Guidelines.")

Compensation Principle 4. Compensation Must Comply With Legal and Regulatory Limits.

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On June 21, 2010 the Federal Reserve adopted final guidelines on incentive compensation that apply to all U.S. financial institutions. In response to these guidelines, we made a number of improvements to our executive and other incentive plans to reduce risk or to further risk-adjust the payouts, as well as strengthen our controls and governance processes, including the following:

▪	the expanded use of clawbacks.

▪	the use of performance metrics which incorporate risk measures.

▪	an intensified risk review of plan features and limits and the business risk environment.
We discuss these generally in the Compensation Committee Report which follows this Compensation,

Discussion and Analysis. We also discuss these in the section above under the caption, “Compensation Policies that Affect Risk Management.”
2011 Compensation Governance Summary
We continuously review our compensation programs and practices to ensure a balance between the interests of shareholders, regulators, and other interested parties, as well as to ensure that we compensate executives and key management effectively and in a manner consistent with our stated compensation philosophy and objectives. Under the guidance of the Compensation Committee, we took the following actions to further strengthen governance of our compensation structure and practices:

•	Expanded clawbacks for all incentive plans. See “Recoupment of Incentive Compensation (Clawbacks)."

•	Expanded share ownership and retention guidelines for executive officers and directors to include grants of restricted stock, as well as stock options.

•	Change-in-control agreements entered into after October 2010 no longer include a gross-up provision.

•	No employment agreements with NEOs that guarantee employment for a specified term.

•	Double-triggers on change in control agreements and stock award agreements.

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Included say-on-pay proposals in our proxy statements since 2009. Received a favorable vote each year including more than 90% of the votes cast on the last two year's shareholder say-on-pay proposals. We have included a say-on-pay proposal in this year's Proxy Statement at Item 2.

•	Formalized a firm-wide policy prohibiting luxury expenditures.

•	Eliminated most perquisites effective January 1, 2008.

•	Oversaw a comprehensive review of all company incentive plans. This review is described in greater detail under the caption, “Risk Review” in the Compensation Committee Report which follows this CD&A.

•	Reviewed all of our incentive plans to ensure that the plan features and business controls met the Federal Reserve's incentive compensation guidelines.
Pay for Performance
Our Executive Compensation programs are designed to align a substantial portion of pay to Company performance. Executive incentive plans with performance periods ending December 2011 reflect a number of important aspects of our results. Below, we explain how current grants are tied to future performance, and summarize past grants which were forfeited as a result of failing to reach performance targets.
Management Incentive Plan (MIP). Payments under our annual incentive cash plan (MIP) are based on net income available to common shareholders and return on assets. Net income available to common shareholders, which represents 75% of the formula, increased from a loss of $87 million in 2010 to $495 million for 2011. To determine the 2011 MIP payment, the Committee exercised its discretion and excluded extraordinary expenses accrued for a mortgage servicing settlement with the U.S. Department of Housing and Urban Development and the Attorney General for several states from net income. (See "Short-Term Incentives"). With the exclusion of this extraordinary item, adjusted net income was $576 million and ROA was 0.42%, resulting in plan funding of 87% for our NEOs. The link between pay and performance under the annual incentive cash plan, in which our listed officers participate, is illustrated in the following table.

	2011 Management Incentive Plan Objectives			2011 Adjusted Results
	Minimum	Target	Maximum
Payout % of Target	—%	100%	150%	87%
Net Income Avail. to Common (75%)	$—	$628	$1,255	$576
ROA (25%)	0.16%	0.52%	0.88%	0.42%
Performance Restricted Stock Units—Relative TSR. As a result of paying back TARP, we restructured our executive compensation programs effective April 1, 2011. Approximately 50% of the long-term incentive was delivered via performance based RSUs which reward executives for stock performance relative to companies included in the KBW Bank Sector index, which we discuss in greater detail below at "Long-Term Incentives."

Performance Restricted Stock Units—Tier 1 Capital Ratio. Approximately 25% of the long-term incentive award consisted of RSUs, the vesting of which was tied to the achievement of a Tier 1 Capital financial target of 8.5% measured on December 31, 2011. The Tier 1 Capital ratio is a classification of equity capital used by banking regulators and is the ratio of our Tier 1 Capital to our Risk Weighted Assets, where Tier 1 Capital is calculated as Tier 1 capital less non-common elements, such as (i) perpetual preferred stock and related balances, (ii) minority interest in subsidiaries, (iii) trust preferred securities and (iv) mandatory convertible preferred securities. As of December 31, 2011, the Tier 1 Capital ratio was 10.9% which exceeded the target. As a result, the award vests pro rata annually over three years (i.e. one-third each year) on March 31 of 2012, 2013 and 2014.

Forfeitures of Prior Grants. As part of the 2009 executive compensation awards, NEOs and other key executives were granted equity in the form of restricted stock and stock options. Approximately half of those awards were performance based and vested based on the Company's TSR relative to a financial services peer group over a 3 year period. Our TSR performance over the performance period was -38.71% which was below the 25th percentile. As a result, the shares and options subject to the 2009 Relative TSR performance did not meet the minimum requirements for vesting. The value of the forfeited awards is summarized below.

Executive	2009-2011 Performance Based Restricted Stock (Relative TSR)	Forfeited Value at $17.70 Per Share (12/31/11 Closing Price)	2009-2011 Performance Based Stock Options (Relative TSR)	Forfeited Value at $17.70 Per Share (12/31/11 Closing Price and $9.06 Strike Price)	2009-2011 Performance Based Plans Total Value Forfeited (12/31/11 Closing Price)	2009-2011 Performance Based Plans (Grant Date Fair Value of Awards)
Jim Wells	100,150	$1,772,655	300,000	$2,592,000	$4,364,655	$2,994,395
Bill Rogers	31,300	$554,040	209,559	$1,810,589	$2,364,629	$1,628,993
Mark Chancy	27,600	$488,520	153,347	$1,324,918	$1,813,438	$1,218,236
Tim Sullivan	16,300	$288,510	NA	NA	$288,510	$90,954
Components of Our Executive Compensation Program
The principal components of our NEO compensation program are identified in the following table:

	Component	Description and Purpose	Summary of 2011 Actions
	Base Salary	Fixed cash component. Recognizes level of responsibility, experience and individual performance. Reviewed annually and adjusted, if and when appropriate.	Salaries for NEOs were reviewed and adjusted, post-TARP, based on the competitive market and changes in job responsibility.
TARP (Jan -Mar)	Salary Shares
Fixed equity based component. TARP authorized stock paid as salary (salary shares). Salary shares permitted us to target compensation at the median of the market for executives who were prohibited from earning MIP, receiving stock options or limited by the amount of restricted stock that could be delivered.
Salary shares were paid to NEOs through March 31, 2011. Following the repayment of TARP, salary shares were discontinued.
Restricted Stock
Variable performance based component. TARP permitted us to pay a limited amount of “long-term” restricted stock. Performance measures include Net Income, ROA, Charge-Offs and Relative TSR. The amount was limited to one-third of the total annual compensation of the employee.

The restricted stock plan for NEOs, as structured under TARP, was discontinued and replaced with another long-term incentive program in April 2011. There were no 2011 awards under the TARP restricted stock plan.

	Component	Description and Purpose	Summary of 2011 Actions
Post-TARP (Apr - Dec)	Short-Term Incentive 2011 MIP	Variable performance based award opportunity paid in cash. Rewards the achievement of annual performance goals.	NEOs received MIP awards at 87% of target ranging from $317,871 to $982,013. Awards were based on achievement of Net Income and ROA goals.
	Long-Term Incentives	Variable compensation component. Amount earned will vary based on stock price and corporate performance. LTI focuses attention on long-range objectives and future returns to shareholder.	Following the repayment of TARP on March 30, 2011, we adopted a revised LTI structure for our NEOs. The revised program includes:
• Performance Based RSUs - Tier 1 Capital
• Performance Vested RSUs - Relative TSR
• Stock Options
	Retirement Plans	Fixed compensation component. Intended to assist in attaining financial security during retirement. Plans included tax-qualified defined benefit plans and supplemental defined benefit plans.	The SunTrust Retirement Plan, the ERISA Excess Plan, the SunTrust SERP and the SunTrust Restoration Plan were all frozen effective January 1, 2012.
	401(k) Plan and Deferred Compensation	Fixed component of compensation. Qualified and nonqualified plans provide tax advantaged saving vehicles. The Company provided a total match of 5%.	Effective January 1, 2012, the plans were amended to increase the Company's matching contribution from 5% to 6% and provide for a discretionary contribution.
	Perquisites	Most perquisites were eliminated January 1, 2008.	No change in prior decision to eliminate most perquisites for NEOs.
Effect of TARP on Components of Executive Compensation
We participated in TARP in 2008 by selling preferred stock and common stock purchase warrants to the U.S. Treasury. As a result, we became subject to certain executive compensation requirements under TARP, Treasury Department regulations, and the contract pursuant to which we sold such preferred stock. Those requirements applied to what the U.S. Treasury refers to as our Senior Executive Officers (SEOs), which were generally the same as our NEOs. We repaid TARP on March 30, 2011. As a result, most TARP requirements on our compensation no longer applied to us after that time. However, TARP affected the form and amount of compensation in prior years and for the first three months of 2011. Additionally, TARP required us to prorate certain incentives implemented after TARP repayment to ensure that such incentives did not pertain to the period when TARP was outstanding.
Total direct compensation for each NEO is delivered through a combination of cash and equity-based long-term incentives. Historically, total cash included salary and the annual incentive plan (which we call MIP). However, TARP prohibited us from making payments under our annual incentive plan to our SEOs and the next 20 most highly-compensated employees. Our implementation of TARP requirements while maintaining a competitive balance resulted in a shift toward fixed pay. Historically, we attempted to provide a majority of total direct compensation paid to our NEOs in non-cash forms. Cash salary was the only portion of compensation that was not at risk. We did this so that shareholder returns, along with corporate, business unit and individual performance, both short and long-term, determined the largest portion of executive pay. Long-term incentives included restricted stock and stock options. However, TARP prohibited stock options and limited the amount of restricted stock to one-third of total compensation.
Following TARP repayment, we reestablished MIP which provides a potential cash payout based on performance (net income and return on assets). We also made long-term incentive awards in the form of performance based stock units (50%—relative total shareholder return), performance based restricted units (25% Tier 1 Capital), and time-vested stock options (25%). This substantially expanded the proportion of total direct compensation which is tied to company performance, even beyond the proportion prior to TARP. However, amounts reported in the 2011 Summary

Compensation Table generally reflect expanded pay-for-performance components for only the portion of 2011 beginning with the date of TARP repayment forward. Nevertheless, our emphasis on continuing to align pay with performance subjects our executives to downside risk related to our corporate financial performance and our stock price, and this may significantly affect their overall compensation. The changes to pay mix as a result of TARP are summarized below:

Compensation Component		Prior to TARP		During TARP		After TARP
Base Salary	•	cash only	•	cash	•	cash only
	•	generally less than 30% of total direct compensation	•	stock (“salary shares”)	•	generally less than 30% of total direct compensation
			•	2/3rds of total direct compensation
Short-Term Incentive	•	cash awards tied to our performance	•	not allowed	•	cash awards tied to our performance
Long-Term Incentive	•	stock options (50%)	•	performance based long-term restricted stock	•	performance based restricted stock units - TSR (50%)
	•	restricted stock (50%)	•	limited in amount to 1/3rd of total direct compensation or 50% of base compensation (cash base salary plus salary shares)	•	performance based restricted stock units - Tier 1 Capital (25%)
					•	stock options (25%)

Analysis of 2011 Compensation Compared to 2010 Compensation
In 2011, we maintained our policy to deliver compensation at approximately the median of peers. Base salaries were increased where changes in responsibilities, market data or level of experience warranted salary adjustments. We discuss changes on an individual basis below. In 2011, we executed planned management successions involving our CEO and CFO, and as a result we show 7 officers in our compensation tables this year. Non-equity incentive compensation, delivered through our MIP, reflects an increase over prior years. However, this was because we made no payments under MIP to the NEOs that were in place during 2008, 2009, or 2010. MIP payments were determined by formula and for the NEOs were based entirely on company performance. We discuss MIP in greater detail below under "Short-Term Incentives." Equity awards increased for the NEOs. In most cases, the increase was modest and was the result of an increase in peer compensation practices. In a few cases, the increase was also a result of promotions and increased responsibilities. Concurrent with these adjustments in target long-term compensation, we increased the proportion of performance based equity from 50% to 75% of total LTI. Finally, the net present value of future pension benefits increased for several of the NEOs. Much of the increase was driven by individual factors, including compensation history and its effect on pension formulas, age, years of service, and years until retirement. These increases are mitigated by the significant loss in future benefits as a result of our company-wide decision to freeze our pension plan. We discuss pension benefits in greater detail below at "Benefits" and "2011 Pension Benefits Table."
Executive Compensation Program Overview
Our current executive compensation program has four parts:

1.	Salary;

2.	Short-Term (Annual) Incentives;

3.	Long-Term Incentives; and

4.	Benefits.
As described in “Effect of TARP on Components of Executive Compensation,” while TARP was outstanding, we made adjustments in how we delivered executive compensation to comply with TARP requirements. TARP prohibited annual incentives and stock options, and limited the form and amount of restricted stock. As a result, we used salary shares (described below) as part of our executive compensation programs in 2010 and for a portion of 2011 until we repaid TARP. The various components of 2011 NEO compensation are described below.

1. Salary
We pay salaries to attract and retain talented executives. We target the level of salary at peer median to be competitive. Salary affects the level of other benefits, such as the amount of pension benefits and the potential payments under MIP and the change in control agreements, discussed below. While we were under TARP, the level of base salary also affected the amount of restricted stock we could award.
In 2010, we began paying a portion of total compensation for NEOs in stock, commonly referred to as “salary shares.” We did this for a number of reasons. First, as described above in “Effect of TARP on Components of Executive Compensation,” TARP prohibited the payment of our normal short-term incentive (MIP) and stock options to the NEOs. Additionally, TARP limited the amount and form of restricted stock that could be delivered to NEOs. In contrast, TARP specifically authorized stock paid as salary. We believed it was necessary to deliver a competitive amount of compensation to minimize the risk of talent flight to other companies with whom we compete, and salary shares allowed us to do this in a TARP-compliant manner.
Salary shares have the characteristics of both cash salary and stock, but we report the actual aggregate value of salary shares in 2010 and 2011 in the “Stock Awards” column of the Summary Compensation Table. Similar to base salary, salary shares were paid to the NEOs in 2011 each pay period until TARP was repaid based on a predetermined grant value, granted in the form of stock units under the SunTrust Banks, Inc. 2009 Stock Plan. As required by TARP, each salary share was non-forfeitable upon grant and could not be sold or transferred (except as necessary to satisfy applicable withholding taxes). The salary share stock units granted in 2011 were settled in cash upon TARP repayment based on the closing market price of our stock on March 30, 2011. As a result, the NEOs were at risk for the value of our stock price until the salary shares were settled. The salary shares did not include any rights to receive dividends or dividend equivalents. Benefit plan determinations and limits were established to ensure that the salary shares were accounted for equitably within relevant benefit plans, including limiting the inclusion of salary shares to an amount that is equal to target annual incentive compensation for the purpose of our retirement plans. Following TARP repayment, the Committee eliminated salary shares for the NEOs.
The Committee generally considers annual increases to base salary after considering an individual's performance, changes in market compensation, experience level and/or changed responsibilities. Consistent with our financial results, the Committee generally kept cash base salaries for NEOs at the same level as 2009 and 2010, except in connection with management successions. Effective May 1, upon his promotion to Wholesale Banking Executive, Mr. Chancy's base salary was increased 7% to $600,000, and Mr. Gillani's base salary was increased to $475,000 upon his promotion to Chief Financial Officer. Mr. Freeman's base salary was increased 10.5% to $525,000 adjusting for base salary movement in the competitive market and level of experience. Effective June 1, upon his promotion to Chief Executive Officer, Mr. Rogers' base salary was increased to $900,000, and Mr. Wells' base salary was reduced to $700,000 reflecting his retirement transition from Chief Executive Officer to Executive Chairman.
2. Short-Term (Annual) Incentives
The Management Incentive Plan (MIP) is our short-term cash incentive program which rewards the achievement of annual performance goals, primarily annual financial goals. We designed the MIP to:

•	Support our strategic business objectives.

•	Promote the attainment of specific financial goals.

•	Reward achievement of specific performance objectives.

•	Encourage teamwork.
TARP prohibited us from paying MIP to the NEOs or any of our next 20 most highly-compensated employees. Following repayment, we re-instituted MIP for our NEOs on a prorated basis for the remainder of the year.
All NEOs participate in MIP. The amount paid to an executive under MIP is a function of:

•	A target award amount expressed as a percentage of base salary.

•	The level of achievement of MIP goals which were established by the Committee for the executive.

•	Payout amounts established in advance, by the Committee which correspond to the actual level of performance.

We target our annual incentive at the median of peer practice. The size of the annual incentive indirectly affects the size of nonqualified pension benefits and the potential payment under our change in control agreements, discussed below under "Benefits."
In February of each year, the Committee establishes target performance measures based largely on management's confidential business plan and corresponding budget for that year, which includes revenue growth, expense management, and profit improvement. For 2011, the MIP had two performance measures: net income available to common shareholders (75% weighting) and return on assets (25% weighting). Return on assets (ROA) replaced return on equity as one of our key financial metrics. Management believes ROA maintains a focus on overall profitability, ensures an appropriate return for balance sheet usage and is a better indicator of performance in an environment of changing regulatory capital requirements. The Committee also sets minimum and maximum performance levels for each performance measure. Maximum award targets reflect very ambitious goals which can only be attained when business results are exceptional, thus justifying the higher award payments.
For the NEOs, we use only corporate, rather than individual, performance measures because they hold positions that have a substantial impact on the achievement of those measures. This approach also suggests that the collective individual performance will result in improved business performance and a favorable impact on shareholder value.
Actual payouts under MIP depend on the level at which we achieve the performance measures. The Committee approved the following performance targets for 2011:

	2011 Management Incentive Plan Objectives
	Minimum	Target	Maximum
Payout % of Target	—%	100%	150%
Net Income (75%)	$—	$628	$1,255
ROA (25%)	0.16%	0.52%	0.88%
We use straight-line interpolation to calculate payout values between minimum, target, and maximum levels. This means that we determine actual payouts by formula and that payouts are directly proportional to actual performance. Each 1% of actual performance below target but above the minimum affects the payout by 1%, and each 2% of actual performance above target but below the maximum affects the payout by 1%. For example, if actual performance were determined to be 97% or 3% below target, then the payout would be 97% of target. Similarly, if actual performance were determined to be 102%, or 2% above target, then the payout would be 101% of target.
The Committee reviews actual performance relative to pre-set goals and, in doing so, determines the amount of any final award payment. In determining final awards, the Committee considers adjusting GAAP net income available to common shareholders and return on assets for unplanned, unusual or non-recurring items of income or expense. In addition, the Committee has the discretion to increase or decrease such amount to be paid to the CEO, and the CEO can recommend to the Committee an increase or decrease in the amount to be paid to the other NEOs.
For 2011, the Committee exercised its discretion by excluding from reported net income available to common shareholders the expense currently accrued and any additional amounts related to potential claims and legal fees from a mortgage servicing settlement with the U.S. Department of Housing and Urban Development ("HUD") and the Attorney General for several states. The Committee did this in recognition of the extraordinary nature of the settlement and the fact that it largely does not reflect individual behavior but instead for the most part involves the imposition of industry servicing standards on a retroactive basis. Additionally, the settlement is expected to provide a benefit to the Company because it is expected to include releases of liability regarding certain potential future claims. Finally, the Committee also based its determination to exclude the expected cost of the settlement from its MIP determination because neither the cost of the settlement nor any potential future benefits were anticipated when the Committee set financial performance goals for the year. The Committee applied this adjustment equally to all participants.
The following table includes each NEO's 2011 target and actual MIP award.

	Target %(1) of Base Salary	Prorated(2) Target Award	Actual(3) Award
William H. Rogers, Jr.	185%	$1,128,750	$982,013
James M. Wells III	100%	$740,501	$644,236
Aleem Gillani	100%	$415,850	$361,790
Mark A. Chancy	110%	$486,666	$423,399
Thomas E. Freeman	100%	$389,583	$338,937
Timothy E. Sullivan	100%	$365,369	$317,871
Thomas G. Kuntz	90%	$379,800	$330,426
(1)Reflects target % based on current role. Actual target is prorated for various mid-year position changes.
(2)Target awards are prorated based on an April 1st plan effective date and any adjustments to base salary.
(3)Actual awards are 87% of target (based on achieving 92% of target goal for Net Income, 75% weighting, and 72% of the target goal for ROA, 25% weighting).
3. Long-Term Incentives
An objective of our long-term incentives is to reward management for effective long-term decision-making. These incentives focus attention on long-range objectives and future returns to shareholders. Long-term incentives also help achieve our objective of retaining top talent. The Committee intentionally ties the value of the long-term incentives for this group entirely to corporate performance rather than to individual performance because of the role these executives play in our success. Since 2008, the long-term incentives for NEOs have been entirely in equity with no cash component.
As described in “Effect of TARP on Components of Executive Compensation,” TARP greatly impacted our long-term incentives. TARP prohibited us from using stock options, and limited the amount and form of restricted stock that could be granted to the NEOs to one-third of total direct compensation or 50% of base compensation (cash base salary plus salary shares).
Following the repayment of TARP on March 30, 2011, we adopted a revised compensation structure for our NEOs. The new structure provides the Committee greater flexibility in structuring the components of compensation to increase the portion of compensation that is dependent upon Company performance. Specifically, the Committee approved long-term incentive opportunities which included performance based restricted stock units (RSUs) and stock options. The Committee determined the amount of the long-term incentive by reference to the median of peer practice, and made prorated awards for the post-TARP portion of 2011. Approximately 75% of the long-term incentive for the NEOs is tied to Company performance. Key features of the plans are summarized in the table and further detailed below.

Plan Elements	Performance Based Restricted Stock Units Tier 1 Capital	Performance Based Restricted Stock Units TSR	Stock Options
Mix	25% of total LTI value	50% of total LTI value	25% of total LTI value
Performance Conditions	Achievement of Tier 1 Capital ratio requirement.	Relative TSR versus KBW Bank Sector index	No additional requirements in addition to an increase in stock price
Performance Period	1 year	3 years	NA
Vesting Period	3 years	NA	3 years pro rata
Holding Period	50% of after tax shares held for 1 year	50% of after tax shares held for 1 year	50% of after tax gains held in shares for 1 year
In addition to meeting performance requirements, half of the net shares which vest under all awards will be subject to additional 1-year holding periods which is consistent with our Share Ownership and Share Retention Guidelines. We have also added a special retirement provision for a select group of top executives whose business decisions have lasting impact on shareholders. If one of these executives retires during the performance period, the award may continue to vest if the executive continues to comply with certain non-competition, non-solicitation, non-disclosure, non-pirating, and non-disparagement requirements after he or she retires.

Performance Based Restricted Stock Units - Total Shareholder Return. Approximately 50% of the long-term incentive was delivered via performance based RSUs which reward executives for stock performance relative to companies included in the KBW Bank Sector index. The KBW Bank Sector Index is a commonly available index that consists of 24 banking companies (excluding SunTrust). Although there is considerable overlap in the KBW index with the list of “Top 25” bank holding companies (which was used for the 2009-2011 TSR grant), the KBW excludes large investment banks which makes it more representative for market or financial comparisons. Earned awards will be based on SunTrust's relative ranking measured over a three year performance period as follows:

Relative TSR	Payout
less than 25th percentile	no payout
at 25th percentile	50% of initial shares (minimum payout)
at 50th percentile	100% of initial shares (target payout)
at or above 75th percentile	150% of initial shares
at or above 90th percentile	200% of initial shares (maximum payout)
We will use straight-line interpolation to determine final awards when our performance falls between the 25th and 90th percentiles. This means that we determine actual payouts by formula and that payouts are directly proportional to actual performance. Awards will be settled in shares of common stock. Dividends will not be paid on unvested awards but instead will be accrued and reinvested in equivalent shares of SunTrust common stock and paid if and when the underlying award vests.
Performance Based Restricted Stock Units - Tier 1 Capital. Approximately 25% of the long-term incentive was delivered via performance based RSUs which are awarded based upon achievement of a Tier 1 Capital ratio goal of at least 8.5% measured at December 31, 2011. The Tier 1 Capital ratio is a classification of equity capital used by banking regulators and is the ratio of our Tier 1 Capital to our Risk Weighted Assets, where Tier 1 Capital is calculated as Tier 1 Capital less non-common elements, such as (i) perpetual preferred stock and related balances, (ii) minority interest in subsidiaries, (iii) trust preferred securities and (iv) mandatory convertible preferred securities. Failure to satisfy the performance condition will result in the forfeiture of the entire award. Upon satisfaction of the performance condition, the award continues to be subject to time-vesting requirements and will vest pro rata annually over three years (i.e. one-third each year) on March 31 of 2012, 2013 and 2014. Awards will be settled in shares of common stock. Dividends will not be paid on unvested awards but instead will be accrued and reinvested in equivalent shares of common stock.
Stock Options. Approximately 25% of the long-term incentive was delivered via stock options which vest pro rata annually over three years (i.e. one-third each year).
4. Benefits
401(k) Plan and Deferred Compensation Plan. We offer a qualified 401(k) Plan and a nonqualified deferred compensation plan to provide tax-advantaged savings vehicles. We make matching contributions to the 401(k) Plan and the Deferred Compensation Plan to encourage teammates to save money for their retirement. These plans, and our contributions to them, enhance the range of benefits we offer to executives and enhance our ability to attract and retain employees.
In the 401(k) Plan for 2011, employees could defer from 1% to 50% of their eligible pay, and we match the first 5% on a dollar-for-dollar basis, for a total match of 5% of eligible pay for each participant who defers 5% or more of his or her eligible pay. Matching contributions are deposited into investment funds, including Company stock, based on Plan participants' directions.
We also maintain a nonqualified deferred compensation plan in order to further assist NEOs and certain other executives in saving for retirement. The Deferred Compensation Plan allows participants to defer up to 50% of base salary and up to 90% of incentive compensation. Participant deferrals based on earnings in excess of the IRS compensation limit imposed on tax-qualified plans are eligible for a Company contribution equal to 5% of such eligible earnings (limited to amount deferred). Company contributions for participants hired on or after January 1, 2011 are subject to a 2-year vesting schedule. Because the Deferred Compensation Plan is unfunded, we account for all participants' deferrals plus our matching contributions in phantom investment units. Participants' investment choices in the Deferred Compensation Plan are largely the same investment options offered in the 401(k) Plan.
The Committee recently approved amendments to our 401(k) Plan and the Deferred Compensation Plan for 2012 to increase our matching contribution from 5% to 6% and to provide for a discretionary contribution. This increase in our matching contribution was done in conjunction with our decision at the end of 2011 to freeze our retirement plans. (See Post-Termination Compensation—Retirement Plans below).
Post-Termination Compensation—Retirement Plans. Previously, we maintained both qualified and nonqualified defined benefit retirement plans that we have designed to work together to provide retirement pay to our senior executives. We pay the entire cost of benefits under these plans, which are in addition to our defined contribution plans, such as the 401(k) Plan and the Deferred Compensation Plan, all of which encourage participants to set aside part of their current earnings to provide for their retirement.
At the end of 2011, the Committee froze our retirement plans, including our qualified defined benefit pension plan, the SunTrust Banks, Inc. Supplemental Executive Retirement Plan (“SERP”), the SunTrust Banks, Inc. ERISA Excess Plan (“Excess Plan”), and the SunTrust Banks, Inc. Restoration Plan (“Restoration Plan”). As a result, the benefits provided under these plans will be fixed and will not reflect future salary increases and benefit service after December 31, 2011. Additionally, pay credits under the cash balance formula will cease as of December 30, 2011. However, service will continue to be recognized for vesting and eligibility requirements for early retirement, and interest credits under the cash balance formula will continue to accrue until benefits are distributed. As a result of these actions, the projected benefits to be paid to the NEOs from the retirement plans have been reduced for each NEO in amounts ranging from approximately 11% to 81% of projected benefits without the pension freeze. Actual amounts vary for each NEO based on years of service with us, years remaining until retirement, and compensation history.
In future years, in lieu of additional pension benefits, we will provide an increased match via our deferred compensation plans and an annual discretionary contribution to these plans. We expect that our annual discretionary contribution will vary with our financial performance, and in this way our pension freeze reinforces our pay-for-performance principle. However, to mitigate the adverse effects of the pension changes on long-serving employees, we made a special, one-time contribution equal to 5% of eligible annual earnings to employees who have: (1) at least 20 years of service as of December 31, 2011, or (2) 10 years of service and satisfy a “Rule of 60” (the sum of age and service equals or exceeds 60) as of December 31, 2011. This contribution was made to all eligible employees in early 2012, including Messrs. Rogers, Wells, Chancy and Kuntz, and will be included in next year's summary compensation table. The additional contributions are expected to replace 3% to 58% of the value of benefits lost due to the pension freeze, resulting in a net reduction in benefits ranging from 8% to 45%.
Perquisites and Other Benefits. We eliminated most perquisites and personal benefits on January 1, 2008. Certain usage of our corporate aircraft may constitute a personal benefit, and we disclose this benefit when the incremental cost of providing this benefit, together with the aggregate cost of all other perquisites and personal benefits, is at least $10,000.
Post-Termination Compensation—Change in Control Agreements. We have change in control (“CIC”) agreements with members of senior management, including each of our NEOs. Except for these CIC agreements and our broad-based severance policy, none of our NEOs has an employment agreement which requires us to pay their salary or severance for any period of time. We entered into the CIC agreements because the financial services industry has been consolidating for a number of years and we do not want our executives distracted by a rumored or actual change in control. Further, if a change in control should occur, we want our executives to be focused on the business of the organization and the interests of shareholders. We think it is important that our executives can react neutrally to a potential change in control and not be influenced by personal financial concerns.
We believe that CIC agreements should compensate executives who are displaced by a change in control and not serve as an incentive to increase an executive's personal wealth. Therefore, our CIC agreements require that there be both a change in control and an involuntary termination without “cause” or a voluntary termination for “good reason.” This is often referred to as a “double-trigger.” It ensures that we will not become obligated to make payments under the CIC agreements unless the executive's employment actually terminates as a result of the change in control. The CIC agreements provide these same protections to our executives whom we terminate without “cause” or who terminate for “good reason” in anticipation of a change in control if such termination occurs during the period beginning with shareholder approval of a change in control and ending on the date the change in control actually occurs. Our stock option agreements and other long-term incentive compensation arrangements (other than performance stock grants made prior to 1998) also have a double-trigger requirement prior to accelerated vesting in connection with a change in control.
In October 2010, the Committee determined that all new CIC agreements will no longer include a tax gross-up provision. As a result, management reviewed the alternatives in calculating CIC payments and recommended a “best of net” provision which meets the IRS requirements and is a market competitive practice. With a “best of net” calculation the executive receives either (i) their original benefit while being personally responsible for payment of any associated excise taxes, or (ii) a reduced benefit that would not be subject to excise taxes.
We believe our CIC agreements are consistent with market practice and assist us in retaining our executive talent. We set the level of benefits by reference to peer practices for similar positions in order to remain competitive with the banking industry as a whole and specifically with our peer group. We condition all payments under the CIC agreements on an executive agreeing to confidentiality, non-solicitation and non-disparagement provisions.

Executive Compensation Decision-Making Processes
Participants in Decision-Making
The Compensation Committee of the Board makes decisions regarding the compensation of our executives. Specifically, the Committee has strategic and administrative responsibility for a broad range of issues. These include ensuring that we compensate executives and key management effectively and in a manner consistent with our stated compensation philosophy and objectives and the requirements of the appropriate regulatory bodies. The Committee also oversees the administration of executive compensation plans, including the design of, performance measures for, performance targets and award opportunities under the executive incentive programs and certain employee benefits.
The Committee reviews executive officer compensation at least annually to ensure that senior management compensation is consistent with our compensation philosophies, company and personal performance, changes in market practices, and changes in an individual's responsibilities. The Committee has continued to consider individual performance, long-term potential, and other individual factors in making promotions and setting base salaries, even during TARP. Among the elements of individual performance considered by the Committee are leadership, talent management, risk management, and individual contributions to our improvement in financial performance, including growing the business, efficiency and productivity. After TARP, the Committee continues to consider these factors in pay decisions and, as noted above, will make expanded use of company-wide performance measures.
Historically, at the Committee's first regular meeting each year, which it typically holds in February, the Committee conducts a more specific review which focuses on performance and annual and long-term incentive awards for eligible employees for the most recently-completed fiscal year. This review considers corporate and individual performance, changes in an NEO's responsibilities, data regarding peer practices, company performance, and individual performance and other factors. In 2011, the Committee did not conduct such a review until we repaid TARP at the end of March. The Committee then made long-term incentive awards and reviewed salaries following several planned management successions.
The Committee reviews and approves the amount of each component of total compensation paid to the CEO and the other NEOs. It also reviews the individual components of total compensation for the executive officers, including all CEO direct reports . The Committee reviews the performance and compensation of the CEO and the CEO's direct reports at the Executive Vice President level. The CEO and members of our Human Resources function assist in the reviews of such direct reports. The Committee's compensation consultant supports such reviews by providing data regarding market practices and making specific recommendations for changes to plan designs and policies consistent with our philosophies and objectives discussed below. The CEO determines the compensation of other senior officers based in part on market data provided by the compensation consultant, and the Committee annually reviews the general components of such compensation.
Compensation Consultant
To assist in its efforts to meet the objectives outlined above, the Committee retained Pay Governance LLC, an independent executive compensation consulting firm, to advise it on a regular basis on our executive compensation and benefit programs. The Committee engaged the consultant to provide general executive compensation consulting services and to respond to any Committee member's questions and to management's need for advice and counsel. In addition, the consultant performs special executive compensation projects and consulting services from time to time as directed by the Committee. The consultant reports to the Committee Chairman. Pursuant to the Committee's charter, the Committee has the power to hire and fire such consultant and engage other advisors. Management uses a number of consultants for a variety of human resources and employee benefits projects. To minimize the potential for conflicts of interest, our policy is to limit the use of Pay Governance LLC to only executive compensation and benefits matters. We annually report to the Committee the amount of fees paid to each consultant and the types of matters on which the consultant advised. In 2011, Pay Governance LLC performed services solely for the Committee.
Market Competitiveness
To ensure that we continue to offer competitive total compensation to our NEOs, annually the Committee reviews the marketplace in which we compete directly for executive talent. The Committee looks at the market in two ways: as a select group of peer companies and as a broader financial services industry. From this review, the Committee generally targets total compensation—salary, short-term incentives, long-term incentives, and benefits—at peer median, with minor deviations to reflect individual circumstances. Total compensation and each component of total compensation is benchmarked separately.
Our primary market focus is on a select group of peer companies. The Committee chose these companies, with the assistance of its compensation consultant, based on generally similar attributes of size, number of employees, product offerings, and geographic scope. For 2011, our peer group remained unchanged and consisted of the following companies:

• Bank of America Corporation	• PNC Financial Services Group Incorporated
• BB&T Corporation	• Regions Financial Corporation
• Fifth Third Bancorp	• US Bancorp
• KeyCorp	• Wells Fargo and Company
As a result of the ongoing developments within the financial services industry, which includes consolidation, we are continually monitoring compensation actions occurring within our industry. This is important as we strive to attract, retain and motivate our executive talent. We review financial services industry compensation data from published third-party surveys of financial services companies of approximately the same asset size. The Committee uses this data, in addition to the peer group data, largely in its review of base salaries, but the Committee also uses it when making short-term and long-term incentive decisions. We do this because in some cases, the availability of relevant peer information is limited for some specific executive positions. We also do this because we may compete for the same executive talent with all financial services companies. Additionally, we believe that the integrity of our executive compensation decisions improve with additional information.
In certain cases, we look at a larger peer group. For example, we use this larger peer group to measure our relative financial performance, rather than to determine comparable amounts of compensation. In 2011, we made grants of restricted stock units which vest based upon our total shareholder return relative to the return of the other banks which comprise the KBW Bank Index. This index includes the banks above plus the following additional banks:

• Capital One Financial Corporation	• M&T Bank Corporation
• Citigroup Inc.	• New York Community Bank
• Comerica Incorporated	• Northern Trust Corporation
• Commerce Bancshares, Inc.	• People's United Financial, Inc.
• Cullen/Frost Bankers, Inc.	• State Street Corporation
• First Niagara Financial Group	• The Bank of New York Mellon Corporation
• Huntington Bancshares Inc.	• Zions Bancorporation
• JPMorgan Chase & Co.
For compensation-related matters such as target base salary, short-term incentive and/or long-term incentive levels, the Committee uses the select peer group which includes banks of varying size with whom we compete for talent. In contrast, the KBW index includes some banks which operate outside of our geographic area and with whom we do not generally compete for talent, and which may be substantially larger or smaller. The Committee believes that its market review assists it in making executive compensation decisions that are consistent with our objectives, especially those of attracting, retaining and motivating our executive officers.
Tally Sheets and Other Data
Members of our Human Resources function regularly provide the Committee with information regarding the value of prior grants and participation in our plans. This information includes (i) accumulated gains, both realized and unrealized, under restricted stock, stock option, and other equity grants, (ii) projected payments under our retirement plans, and (iii)

aggregate amounts deferred under our nonqualified deferred compensation plans. Additionally, we provide the Committee with information regarding potential payments to our executive officers under various termination events, including retirement, termination for cause and not for cause, and upon a change in control. We provide the Committee with both the dollar value of benefits that are enhanced as a result of the termination event and the total accumulated benefit. We provide similar information in the "2011Potential Payments Upon Termination or Change in Control Table" below, except that in that table we report only the amount that is enhanced as a result of the termination event in order to not double-count compensation that we reported in previous years. By having this information, the Committee is informed of possible scenarios that involve compensation.
Say-on-Pay
The Committee attempts to balance the interests of shareholders, regulators, and other interested parties. Since 2009, we have provided an annual say-on-pay advisory vote regarding executive compensation. Our shareholders have approved it each year. In 2010, more than 90% of the votes cast were in favor of our executive compensation, and in 2011 this figure increased to 97.6% of the votes cast. We are proud of these results and believe our shareholders support our compensation policies and programs. Due to such strong support, we did not make any changes to our compensation policies in 2011. Shareholders also provided strong support (83% of the votes cast) for holding such advisory votes every year, although 16% of the votes cast favored a vote every third year. We intend to provide annual say-on-pay votes as a result.
We describe additional actions taken by the Committee in the Executive Summary.
Other Guidelines and Procedures Affecting Executive Compensation
Grants of Stock-Based Compensation. The Committee approves all grants of stock-based compensation to each executive officer, including each NEO, the CEO, and each of his direct reports. The Committee also approves the size of the pool of stock-based awards to be granted to other employees and delegates to the CEO the authority to make and approve specific grants to employees other than the executive officers. The Committee reviews such grants and oversees the administration of the program.
Stock-Based Compensation-Procedures Regarding Timing and Pricing of Grants. Our policy is to make grants of equity-based compensation only at current market prices. We set the exercise price of stock options at the closing stock price on the date of grant, and do not grant “in-the-money” options or options with exercise prices below market value on the date of grant. Absent special circumstances, it is our policy to make the majority of such grants at the February meeting of our Board. However, we make a small percentage of grants at other times throughout the year, mostly on the date of regularly-scheduled meetings of the full Board in connection with exceptional circumstances, such as the hiring or promotion of an executive officer, special retention circumstances, or merger and acquisition activity. As noted above, the Committee made grants to the NEOs and certain other TARP Impacted Executive officers April 1, 2011 following TARP repayment, but made grants to the other participants in February 2011.
We try to make equity based grants and stock option grants at times when they will not be influenced by scheduled releases of information. We do not otherwise time or plan the release of material, non-public information for the purpose of affecting the value of executive compensation. Similarly, we do not set the grant date of stock options to new executives in coordination with the release of material non-public information and, instead, these grants primarily have grant dates corresponding to the date of the February Board meeting or the next pre-selected off-cycle grant date. We chose the February meeting of our Board because it is the first meeting of the Board after we have publicly announced financial results for the completed year. This date also allows time for performance reviews following the determination of corporate financial performance for the previous year. This allows us to make grants at a time when our financial results have already become public, and when there is little potential for abuse of material non-public information in connection with stock or option grants. We believe we minimize the influence of our disclosures of non-public information on the exercise price of these long-term incentives by selecting dates well in advance and which fall several days or weeks after we report our financial results, and by setting the vesting period at one year or longer. We follow the same procedures regarding the timing of grants to our executive officers as we do for all other participants.
Recoupment of Incentive Compensation (Clawbacks)
The Committee's practice has been to consider adjusting future awards or recovering past awards in the event of a material restatement of our financial results. The Committee strengthened this recoupment policy in 2009 to mandate recovery of any incentive compensation paid to an NEO or any of the next 20 most highly-compensated employees (as determined by TARP guidelines) based on statements of earnings, gains, or other criteria which prove to be materially inaccurate, without regard to whether there was any fault on the part of the person who received an incorrectly-calculated incentive. At the end of 2011, the Committee substantially expanded its recoupment policy in several respects. First, it extended the existing no-

fault recoupment requirement to employees participating in short-term incentive plans, including Functional Incentive Plans in our various businesses, as well as long-term incentive plans. Next, it instituted a "detrimental conduct" recoupment provision in our short-term incentive and long-term incentive plans in 2012. This provision allows the Committee to recoup incentive compensation if the employee is determined to have committed certain acts which are detrimental to the Company. Finally, the Committee instituted a "loss clawback" provision in our long-term incentive awards starting in 2012. This provision provides the Committee with the discretion to recoup some or all of a long-term incentive award if a loss occurs in a particular line of business after taking into account the magnitude of the loss, the employee's involvement in the loss, the employee's performance, and any other factors deemed appropriate.
Share Ownership and Share Retention Guidelines
Although our directors and executive officers already have a significant equity stake in our company (as reflected in the beneficial ownership information contained in this Proxy Statement), we have adopted share ownership and retention guidelines for directors and for senior management to formalize these important principles of share ownership and share retention.
We require our CEO to own SunTrust common stock worth at least five times his base salary. We require his direct reports and other specified executive officers, who include all of the NEOs, to own stock equal to three times their base salary. We allow these officers five years to meet this ownership requirement, measured from the later of the date of adoption of these guidelines or the date they became subject to the guidelines. We count unvested restricted stock and our common stock or its equivalent held in the 401(k) Plan and phantom shares in nonqualified plans. We do not count unvested performance shares, vested or unvested stock options, or any other shares to the extent that the risk of ownership has been hedged towards satisfying the guidelines. We also require these officers to retain at least 50% of the net shares acquired upon the vesting of restricted stock or restricted stock units or the exercise of an option for at least one year.
We require non-employee members of our Board to own at least 4,000 shares of our common stock. We count restricted stock, restricted stock units, and deferred or phantom stock towards this requirement. We allow members of the Board five years in which to meet this requirement, measured from the later of the date we adopted this policy or from their election to the Board. Presently, all Board members are in compliance with the guidelines as it applies to them.
Tax Considerations
We consider the tax treatment of various forms of compensation and the potential for excise taxes to be imposed on our NEOs which might have the effect of hindering the purpose of such compensation. While we do not design our compensation programs solely for tax purposes, we do design our plans to be tax efficient for us where possible and where the design does not add a layer of complexity to the plans or their administration. This requires us to consider several provisions of the Internal Revenue Code. While we endeavor to deduct compensation when feasible, the Compensation Committee has the discretion to deliver non-deductible forms of compensation.
Section 162(m). Section 162(m) of the Internal Revenue Code, as amended, provides that we may not deduct for federal income tax purposes compensation we pay in excess of $1 million for any year for our CEO and the three other highest paid executive officers (other than the CFO) at the end of such year (our "covered employees"). As a result of participating in TARP, we agreed not to deduct for federal income tax purposes compensation paid to any covered employee or the CFO in excess of $500,000 to the extent earned in a period in which TARP was outstanding; in light of our repayment of TARP during 2011, we believe this limit applied to our covered employees and our CFO during the portion of 2011 for which TARP was outstanding. The Section 162(m)(5) limit will not apply to us for compensation earned in 2012.
Similarly, prior to amendments enacted by TARP, Section 162(m) provided an exception for “performance based compensation” paid under a plan when the material terms of the performance goals have been approved by our shareholders within the last five years. Our shareholders approved the material terms of the performance goals under the MIP at the annual meeting held in 2010 and for the 2009 Stock Plan at our annual meeting of shareholders held in 2009. However, TARP prevented us from utilizing this exemption while TARP was outstanding. We believe we may utilize the exception for performance based compensation for all compensation earned after TARP repayment, including the latter half of 2011 after TARP was repaid.
Section 409A. Section 409A generally governs the form and timing of nonqualified deferred compensation payments. Section 409A imposes sanctions on participants in nonqualified Deferred Compensation Plans that fail to comply with Section 409A rules, including accelerated income inclusion, an additional 20% income tax (in addition to ordinary income tax) and an interest penalty. We have amended our nonqualified Deferred Compensation Plans to comply with Section 409A or to qualify for an exemption from Section 409A.

Compensation Committee Report
Compensation Discussion and Analysis
The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Risk Review
The Committee has also reviewed the Company's extensive examination of the risks implicated by both the plans in which our Senior Executive Officers (SEOs) participate, and all other compensation plans, including those in which SEOs do not participate.
In June 2009, the Treasury published an interim final rule that applied additional risk review requirements to companies that participated in the Treasury's Capital Purchase Program (CPP) and which have not repaid TARP. In anticipation of those requirements, the Company commenced a broad evaluation of its incentive plans, which we refer to as our Risk Adjusted Pay for Performance (RAPP) review. This review analyzed each job and compensation plan on two dimensions—compensation risk and business risk.
We assessed compensation risk in several ways. First, we looked at the performance metrics used in the plan, and considered whether they incorporated or adjusted for risk and whether the plan payouts were tied to corporate performance. Next, we looked at the pay mix for the job, including the mix of fixed and variable pay and the mix of short- and long-term pay. Then we looked at the methods used to implement the incentives, including how payouts are calculated, the use of thresholds and caps, frequency of payment, clawbacks, and the ability to exercise discretion to reduce payouts. Finally, we looked at actual plan design, including the magnitude of the upside pay potential (leverage) and how the plans are actually administered.
We also assessed business risk for each job and plan. We did this because it is particularly important to scrutinize incentive compensation when the job or function generates risk for the Company in order to ensure that pay is risk-adjusted. We specifically looked at market risk, credit risk and operational risk. Our business risk review also looked at the existing control environment, possible improvements and best practices.
The RAPP review is now incorporated into the annual review process of our incentive plans and was applied in this way in 2011.
2011 Risk Reviews
The Committee has discussed, evaluated and reviewed with the Chief Risk Officer, the NEO incentive compensation plans and all other incentive compensation plans at least every six months. In February and August of 2011, the Committee met with the Chief Risk Officer and discussed and reviewed all of the Company's compensation plans. The primary plans that were reviewed were:
SunTrust Banks, Inc. Management Incentive Plan (MIP)
MIP is an annual cash incentive plan designed to support the Company's strategic business objectives, promote the attainment of our financial plan, reward the achievement of business unit and individual performance objectives, and promote teamwork. Most managers, key employees in corporate functions such as marketing, human resources or accounting, and other key contributors (who do not participate in a Functional Incentive Plan) with broader, company-wide and/or strategic responsibilities, participate in the MIP.
Funding of an award is based on two components–a corporate component and a division/individual component. The corporate component is based on corporate financial results–75% on net income available for common shareholders, and 25% on return on assets. The division/individual component is funded based on performance relative to pre-established division and individual goals. For most participants, MIP is weighted 30% on corporate performance and 70% on division/individual performance. For our NEOs, MIP is weighted 100% on corporate performance.

The primary risk under MIP is that payouts might not be in proportion to corporate or personal performance. MIP addresses this risk by:

•	targeting the MIP value at market median by referencing external salary surveys and other market data appropriate for particular jobs;

•	tying payouts to corporate goals in addition to individual and divisional goals;

•	setting threshold, target, and maximum performance targets; and

•	imposing a maximum limit on the payout.

The Committee believes that, because of these design elements, the MIP does not encourage:

•	unnecessary and excessive risks that threaten the value of the Company;

•	behavior focused on short-term results rather than long-term value creation;

•	the manipulation of reported earnings of the Company to enhance the compensation of any of the Company's employees.
SunTrust Banks, Inc. Functional Incentive Plans (FIP)
Most revenue generating employees participate in a FIP instead of MIP. (No SEOs participate in FIPs.) We use FIPs to link employee compensation to the successful achievement of their business objectives. We try to structure FIPs to drive behaviors that directly affect revenue or productivity. Therefore, FIP is not a single plan, but was 113 separate plans for 2011.
While our FIPs have many common features and plan terms, they generally fall into one of three categories: commission plans, incentive plans, and bonus plans. Commission plans pay based on production less a monthly draw. Incentive plans mostly pay based on formulas tied to new sales and revenue growth above a threshold. Bonus plans are annual discretionary awards from a pool of dollars funded through business unit profit and/or revenue performance.
The Committee oversaw an intense risk review of the functional incentive plans during the last half of 2009 and the first half of 2010, and again in the fall of 2010 and 2011. In each review, the Company seeks to strengthen the balance between safety and soundness, risk management, and incentive compensation. Incentives were reviewed for alignment with the following principles:

•
incentive compensation arrangements should be balanced with our financial results. Incentive plans should be reviewed regularly to ensure that they do not provide incentives to take excessive and unnecessary risks.

•	use risk-management processes and internal controls to reinforce and support the development and maintenance of our incentive compensation arrangements.

•	reinforce our compensation practices with strong corporate governance.

•	use performance measures that include or adjust for risk.

The Committee believes that the FIPs do not encourage:

•	unnecessary and excessive risks that threaten the value of the Company;

•	behavior focused on short-term results rather than long-term value creation;

•	the manipulation of reported earnings of the Company to enhance the compensation of any of the Company's employees.
SunTrust Banks, Inc. 2009 Stock Plan (2009 Stock Plan)
The 2009 Stock Plan authorizes equity awards that can be granted to our employees. We award restricted stock to senior leaders, senior managers and other key employees. Typically, these awards vest after three years. For the SEOs, we may tie the vesting of a substantial portion of such awards to our performance. In addition, when not restricted by TARP, we grant stock options to the CEO and his direct reports, and other senior leaders.
The primary risk under the 2009 Stock Plan is that awards will inappropriately incent risk-taking since the value of awards is leveraged to the Company's future performance. The 2009 Stock Plan limits this risk by:

•	targeting the value at market median by referencing external, annual salary surveys and other market data appropriate for particular jobs;

•	imposing an annual limit on the number of shares that may be granted to any single individual;

•	requiring stock options to have an exercise price of fair market value on the date of grant;

•	generally tying vesting to either a 2- or 3-year vesting period or to our performance over several years;

•	including appropriate clawback provisions; and

•	requiring the CEO and his direct reports to retain at least 50% of the net shares acquired upon the vesting of restricted stock or the exercise of an option for at least one year.

The Committee believes that, as a result of these design elements, the 2009 Stock Plan does not encourage:

•	unnecessary and excessive risks that threaten the value of the Company;

•	behavior focused on short-term results rather than long-term value creation;

•	the manipulation of reported earnings of the Company to enhance the compensation of any of the Company's employees.
SunTrust Banks, Inc. Long-Term Incentive Cash Plan (LTI Cash Plan)
Under the LTI Cash Plan we make cash awards to managers and other key employees below the senior management level. The award does not change over the three-year period. It does not accrue interest or increase or decrease as a result of changes in our stock's market value.
The LTI Cash Plan award characteristics are:

•	target value is set at the market median by referencing external, annual salary surveys and other market data appropriate for particular jobs;

•	is fixed when awarded, and does not vary with performance; and

•	is paid only if the employee continues to be employed by the Company when the award cliff vests after three years.
The Committee believes that, as a result of these design elements, the LTI Cash Plan does not encourage:

•	unnecessary and excessive risks that threaten the value of the Company;

•	behavior focused on short-term results rather than long-term value creation;

•	the manipulation of reported earnings of the Company to enhance the compensation of any of the Company's employees.
Conclusions of 2011 Risk Reviews
The Committee hereby certifies that:

1.
It has reviewed with the Chief Risk Officer the SEO compensation plans and it has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of SunTrust;

2.	It has reviewed with the Chief Risk Officer the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to SunTrust; and

3.
It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of SunTrust to enhance the compensation of any employee.

Submitted by the Compensation Committee of the Board of Directors.
Alston D. Correll, Chairman	Jeffrey C. Crowe	Blake P. Garrett, Jr.
David H. Hughes	David M. Ratcliffe	Dr. Phail Wynn, Jr.

Executive Compensation Tables
The following tables provide information about the compensation we paid to the NEOs for the year ended December 31, 2011. We report compensation in accordance with SEC regulations. Those regulations require us in some tables to report: (i) amounts paid in previous years; (ii) amounts that may be paid in future years, including amounts that will be paid only upon the occurrence of certain events, such as a change in control; (iii) amounts we paid to the NEOs which might not typically be considered “compensation” (for example, distributions of deferred compensation earned in prior years, and interest on such amounts); (iv) an assumed value for equity compensation, even though the actual realization of cash from the award may depend on our achievement of performance goals, whether our stock price appreciates above its price on the date of grant and whether the executive continues his employment with us; and (v) the increase in present value of future pension obligations, even though such increase is not currently paid and even though any pension benefits will depend upon a number of factors, including when the executive retires, his compensation at retirement, and in some cases the number of years the executive lives following his retirement.
Therefore, we encourage you to read the following tables closely. The narratives preceding the tables and the footnotes accompanying each table are important parts of each table. Also, we encourage you to read this section in conjunction with the Compensation Discussion and Analysis, above.
2011 SUMMARY COMPENSATION TABLE
Salary. In this column, we disclose the amount of base salary paid to the NEOs during the year. This includes salary amounts voluntarily deferred by the NEOs.
Stock Awards and Option Awards. In the columns “Stock Awards” and “Option Awards,” SEC regulations require us to disclose an amount equal to the fair value of the grant on the grant date computed in accordance with FASB ASC Topic 718. For restricted stock, the grant date fair value per share is equal to the closing price of our stock on the date of grant or, for performance vested restricted stock, our estimate of the probable outcome as of the date of grant. For stock options, we base the fair value per share on certain assumptions. Please refer to note 16 to our financial statements in our annual reports for the years ended December 31, 2011, 2010, and 2009. We disclose the full fair value of the award in the year in which it was granted but without reduction for estimated forfeitures (as we do for financial reporting purposes).
Restricted stock typically does not vest at all until three years from the date of grant. We condition awards on the participant's continued employment with us, but the stock awards may have additional restrictions, including performance conditions. In 2009, 2010 and 2011, we conditioned the vesting of a portion of the restricted stock granted to some of the NEOs on Company performance. For these awards, we disclose in the following table the estimated or target amount of compensation on the grant date. Stock compensation in 2010 and 2011 reflects both the award of time-vested restricted stock and the portion of salary paid in the form of salary shares. Please refer to the discussion of salary shares in the Compensation Discussion and Analysis, above.
Non-Equity Incentive Plan Compensation. In this column, we disclose the dollar value of all earnings based upon achievement of incentive performance measures. We include an award in a particular year based on whether the relevant performance measurement period for the award ended during the year. For example, we make annual payments under our MIP based upon our financial results measured as of December 31 of each year. Accordingly, the amount we report for MIP corresponds to the year for which the NEO earned the award even though we do not pay the award until several weeks after the end of such year.
Change in Pension Value and Nonqualified Deferred Compensation Earnings. In this column, we disclose the sum of the dollar value of (1) the aggregate change in the actuarial present value of each NEO's benefit under all defined benefit pension plans (including supplemental plans) in the year, if positive; and (2) any above-market or preferential earnings on nonqualified deferred compensation, including benefits in defined contribution plans.
All Other Compensation. In this column, we disclose the sum of the dollar value of perquisites and other personal benefits, if they exceed the required reporting threshold, and all other compensation, if any.

2011 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock(1)(2) Awards	Option(3)Awards	Non- Equity(4) Incentive Plan Compen- sation	Change in(5) Pension Value and Nonqualified Deferred Compensation Earnings	All Other(6) Compensation	Total
William H. Rogers, Jr.(7) (8)	2011	$816,667	$0	$4,049,535	$815,025	$982,013	$2,562,097	$47,673	$9,273,010
Chairman and Chief	2010	$583,333	$0	$1,861,555	$0	$0	$740,289	$35,882	$3,221,059
Executive Officer	2009	$500,000	$0	$458,232	$2,635,589	$0	$612,738	$32,508	$4,239,067

James M. Wells III(9)	2011	$857,208	$0	$4,377,660	$815,025	$644,236	$1,393,453	$50,659	$8,138,241
Executive Chairman and	2010	$1,077,300	$0	$4,616,920	$0	$0	$4,453,853	$122,451	$10,270,524
former Chief Executive Officer	2009	$1,077,300	$0	$1,365,395	$3,263,250	$0	$1,842,920	$123,957	$7,672,822

Aleem Gillani(10) (11)	2011	$469,259	$165,000	$455,248	$235,540	$361,790	$32,670	$38,533	$1,758,040
Corporate Executive Vice President
and Chief Financial Officer

Mark A. Chancy(12)	2011	$586,667	$0	$1,703,377	$267,521	$423,399	$352,159	$35,967	$3,369,090
Corporate Executive Vice President	2010	$560,000	$0	$1,414,000	$0	$0	$187,431	$34,634	$2,196,065
and Wholesale Banking Executive	2009	$560,000	$0	$404,064	$2,245,478	$0	$110,270	$34,634	$3,354,446
(former CFO)

Thomas E. Freeman(13)	2011	$508,333	$0	$1,383,303	$263,979	$338,937	$307,738	$30,037	$2,832,327
Corporate Executive Vice President	2010	$475,000	$0	$1,352,000	$0	$0	$180,875	$26,599	$2,034,474
and Chief Risk Officer	2009	$475,000	$0	$340,656	$1,300,679	$0	$35,448	$26,599	$2,178,382

Timothy E. Sullivan	2011	$487,158	$0	$1,386,251	$264,635	$317,871	$289,027	$32,163	$2,777,105
Corporate Executive Vice President	2010	$487,158	$0	$1,356,863	$0	$0	$259,563	$32,127	$2,135,711
and Chief Information Officer	2009	$487,158	$0	$238,632	$1,126,794	$0	$215,233	$32,127	$2,099,944

Thomas G. Kuntz	2011	$422,000	$0	$709,940	$850,627	$330,426	$550,627	$27,012	$2,890,632
Corporate Executive Vice President
and Geographic Banking Executive

(1)
For 2011, the values shown include awards of salary shares to the NEOs as follows: Mr. Rogers, $419,375; Mr. Wells, $747,500; Mr. Gillani, $0; Mr. Chancy, $212,500; Mr. Freeman, $207,500; Mr. Sullivan, $207,500; and Mr. Kuntz, $0. Please refer to the CD&A for additional information regarding salary shares.

(2)
We report all equity awards at the full grant date fair value of each award calculated in accordance with FASB ASC Topic 718. Please refer to note 16 to our financial statements in our annual reports for the years ended December 31, 2011, 2010, and 2009, respectively, for a discussion of the assumptions related to the calculation of such values. For awards that are subject to performance conditions, we report the value at grant date based upon the probable outcome of such conditions consistent with our estimate of aggregate compensation cost to be recognized over the service period determined under FASB ASC Topic 718, excluding the effect of estimated forfeitures; if the 2011 performance based RSU awards were valued based on potential maximum performance, then the grant date fair values of the awards in the table above would increase as follows: Mr. Rogers, $2,695,410; Mr. Wells, $2,695,410; Mr. Gillani, $0; Mr. Chancy, $884,732; Mr. Freeman, $873,028; Mr. Sullivan, $875,217; and Mr. Kuntz, $0.

(3)	Please refer to note 16 to our financial statements in our annual reports for the years ended December 31, 2011 and 2009 for a discussion of the assumptions related to the calculation of such values.

(4)	No MIP payment was made to any executive who was an NEO for 2010 or 2009.

(5)
For 2011, includes the following for each NEO: (1) change in pension value: Mr. Rogers, $2,562,097; Mr. Wells, $1,344,059; Mr. Gillani, $32,670; Mr. Chancy, $352,159; Mr. Freeman, $307,738; Mr. Sullivan, $289,027; and Mr. Kuntz, $550,627; and (2) above-market earnings on deferred compensation under plans established by Crestar (an acquired financial institution): Mr. Wells, $49,394.

(6)
Total perquisites and other personal benefits for each NEO were less than $10,000 in 2011. The amount shown as “All Other Compensation” includes the following: (a) 401(k) Company Match (includes our matching contributions to both the 401(k) Plan and the Deferred Compensation Plan) for Mr. Rogers, $40,833; Mr. Wells, $42,860; Mr. Gillani, $33,913; Mr. Chancy, $29,333; Mr. Freeman, $25,417; Mr. Sullivan, $24,358; and Mr. Kuntz, $21,100; and (b) supplemental disability insurance premiums for Mr. Rogers, $6,840; Mr. Wells, $7,799; Mr. Gillani, $4,620; Mr. Chancy, $6,634; Mr. Freeman, $4,620; Mr. Sullivan, $7,805; and Mr. Kuntz, $5,912.

(7)
Mr. Rogers served as President and Chief Operating Officer until June 1, 2011, when he assumed the role of Chief Executive Officer. At that time, his base salary was increased from $700,000 to $900,000. Mr. Rogers assumed the role of Chairman of the Board effective January 1, 2012.

(8)
Retirement benefit values are calculated by applying our plan formulas to pensionable earnings using the average of the highest 3 years out of the last 10 full calendar years. For Mr. Rogers, pensionable earnings in 2011 (as CEO) replaced a year with lower pensionable earnings in the 2010 calculation. This resulted in the present value calculation as reported in the table above. For additional information regarding retirement benefits see "Executive Compensation Program Overview - Benefits" and the narrative accompanying the 2011 Pension Benefits Table.

(9)
Mr. Wells served as Chairman and Chief Executive Officer until June 1, 2011. On June 1, he assumed the role of Executive Chairman, and his base salary was reduced from $1,077,300 to $700,000. He retired from the Company and our Board of Directors effective December 31, 2011.

(10)	Mr. Gillani served as Treasurer until April 25, 2011, when he assumed the role of Chief Financial Officer. At that time his base salary was increased to $475,000.

(11)	Mr. Gillani received a payment in 2011, from a 2008 award, under the SunTrust Banks, Inc. Long-Term Incentive Cash Plan.

(12)	Mr. Chancy served as Chief Financial Officer until April 25, 2011, when he assumed the role of Wholesale Banking Executive. At that time, his base salary was increased from $560,000 to $600,000.

(13)	Mr. Freeman's base salary was adjusted, from $475,000 to $525,000, due to movement in the competitive market and his level of experience.

2011 GRANTS OF PLAN-BASED AWARDS
In this table, we provide information concerning each grant of an award made to an NEO in the most recently completed year. This includes salary share, performance-vested restricted stock unit, and stock option awards under the SunTrust Banks, Inc. 2009 Stock Plan, and prorated awards under the Management Incentive Plan, both of which are discussed in greater detail in this Proxy Statement under the caption, “Compensation Discussion and Analysis.”

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Award
			Threshold	Target	Maximum	Threshold	Target	Maximum
Rogers	Salary Shares(1)	Various(2)							14,059			$419,375
	RSU(3)	4/1/2011				32,012	64,024	128,048				$2,695,410
	RSU(4)	4/1/2011					32,012					$934,750
	NQSO(5)	4/1/2011								84,439	$29.20	$815,025
	MIP(6)	4/1/2011	$0	$1,128,750	$1,693,125
Wells	Salary Shares(1)	Various(2)							25,059			$747,500
	RSU(3)	4/1/2011				32,012	64,024	128,048				$2,695,410
	RSU(4)	4/1/2011					32,012					$934,750
	NQSO(5)	4/1/2011								84,439	$29.20	$815,025
	MIP(6)	4/1/2011	$0	$740,501	$1,110,752
Gillani	RS(7)	2/8/2011							7,290			$235,248
	RSU(4)	4/26/2011					8,000					$220,000
	NQSO(5)	2/8/2011								19,300	$32.27	$235,540
	MIP	1/1/2011	$0	$415,850	$623,775
Chancy	Salary Shares(1)	Various(2)							7,124			$212,500
	RSU(3)	4/1/2011				10,508	21,015	42,030				$884,732
	RSU(4)	4/1/2011					10,508					$306,834
	RSU(3)	4/26/2011				3,910	7,819	15,638				$299,311
	NQSO(5)	4/1/2011								27,716	$29.20	$267,521
	MIP(6)	4/1/2011	$0	$486,666	$729,999
Freeman	Salary Shares(1)	Various(2)							6,956			$207,500
	RSU(3)	4/1/2011				10,369	20,737	41,474				$873,028
	RSU(4)	4/1/2011					10,369					$302,775
	NQSO(5)	4/1/2011								27,349	$29.20	$263,979
	MIP(6)	4/1/2011	$0	$389,583	$584,375
Sullivan	Salary Shares(1)	Various(2)							6,956			$207,500
	RSU(3)	4/1/2011				10,395	20,789	41,578				$875,217
	RSU(4)	4/1/2011					10,395					$303,534
	NQSO(5)	4/1/2011								27,417	$29.20	$264,635
	MIP(6)	4/1/2011	$0	$365,369	$548,053
Kuntz	RS(7)	2/8/2011							22,000			$709,940
	NQSO(5)	2/8/2011								69,700	$32.27	$850,627
	MIP	1/1/2011	$0	$379,800	$569,700

(1)
In 2011 until we repaid TARP we delivered a portion of each NEO's base pay in the form of “salary shares.” Salary shares are stock units under the SunTrust Banks, Inc. 2009 Stock Plan. The number of stock units was determined each pay period by dividing the amount of salary to be paid in stock units for that pay period by the reported closing price on the New York Stock Exchange ("NYSE") for a share of SunTrust common stock on the pay date for such pay period. The stock units do not include any rights to receive dividends or dividend equivalents. As required by the Interim Final Rule, each salary share was non-forfeitable upon grant but may not be sold or transferred until the expiration of a holding period (except as necessary to satisfy applicable withholding taxes). Because the salary shares are not transferable, the NEOs remain at risk to the value of our stock until the expiration of the holding period. The stock units were to be settled upon the earlier of March 15, 2012 or the date of TARP repayment. As a result of TARP repayment, they were settled in cash using the closing price of March 30, 2011. The amount paid on settlement of the stock units was equal to the reported closing price on the NYSE for a share of SunTrust common stock on March 30, 2011 times the number of vested salary share units.

(2)	Amounts reported for salary shares represent aggregate amounts of six bi-monthly grants.

(3)
Performance vested restricted stock units granted under the SunTrust Banks, Inc. 2009 Stock Plan. The grant cliff vests after three years (i.e. does not vest at all until after three years) based upon our TSR measured over three years relative to the TSR of the companies which comprise the KBW Bank Sector Index, a commonly available index which consists of 24 banking companies (excluding SunTrust). Awards will be denominated in and settled in shares of SunTrust common stock. Dividends will not be paid on unvested awards but instead will be accrued and reinvested in equivalent shares of SunTrust common stock and paid if and when the underlying award vests. Half of the net vested shares are subject to an additional 1-year holding period under the Share Ownership and Share Retention Guidelines.

(4)
Performance vested restricted stock units granted under the SunTrust Banks, Inc. 2009 Stock Plan which vest pro rata annually over three years based upon achievement of a Tier 1 capital goal measured at December 31, 2011. Tier 1 capital is a classification of equity capital used by banking regulators. Failure to satisfy such performance vesting condition will result in the forfeiture of the entire award. Because we met the performance goal, these awards will vest over three years. Awards will be denominated in and settled in shares of SunTrust common stock. Dividends will not be paid on unvested awards but instead will be accrued and reinvested in equivalent shares of SunTrust common stock. Half of the net vested shares are subject to an additional 1-year holding period under the Share Ownership and Share Retention Guidelines.

(5)
Non-qualified stock options granted under the SunTrust Banks, Inc. 2009 Stock Plan which vest pro rata annually over three years. Half of the net shares acquired upon exercise are subject to an additional 1-year holding period under the Share Ownership and Share Retention Guidelines.

(6)
Represents award opportunity under the Management Incentive Plan (MIP). Subject to threshold performance; refer to the Compensation Discussion and Analysis for additional information. Because awards under MIP constitute bonuses prohibited under TARP, award opportunities for 2011 for Messrs. Rogers, Wells, Chancy, Freeman, and Sullivan were prorated to exclude the portion prior to TARP repayment. Amounts actually earned for 2011 are reported in the Summary Compensation Table in the column, "Non-equity Incentive Plan Compensation."

(7)
Granted under the SunTrust Banks, Inc. 2009 Stock Plan. The restricted stock awards cliff vest in three years from the date of grant. Restricted stock has no express performance criteria other than continued employment (with limited exceptions for termination of employment due to death, disability, retirement, reduction-in-force and change in control.)

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Vesting Date	Number(1) of Shares of Stock That Have Not Vested	Market(2) Value of Shares of Stock That Have Not Vested	Equity(1) Incentive Plan Awards: Number of Unearned Shares of Stock That Have Not Vested	Equity(2) Incentive Plan Awards: Market Value of Unearned Shares of Stock That Have Not Vested
William H. Rogers, Jr.					3/31/2012			10,671	$188,877
					3/31/2013			10,671	$188,877
					3/31/2014			74,694	$1,322,084
						58,317	$1,032,211
					(3)	8,000	$141,600
	15,000		$54.28	2/11/2013
	18,000		$73.19	2/10/2014
	18,000		$73.14	2/8/2015
	32,000		$71.03	2/14/2016
	35,000		$85.06	2/13/2017
	88,800		$64.58	2/12/2018
	100,000		$29.54	12/31/2018
		250,000	$9.06	2/10/2019	2/10/2012
		28,147	$29.20	4/1/2021	4/1/2012
		28,146	$29.20	4/1/2021	4/1/2013
		28,146	$29.20	4/1/2021	4/1/2014
James M. Wells III					3/31/2012			32,012	$566,612
					3/31/2014			64,024	$1,133,225
	100,000		$54.28	2/11/2013
	100,000		$73.19	2/10/2014
	60,000		$73.14	2/8/2015
	100,000		$71.03	2/14/2016
	163,000		$85.06	12/31/2016
	250,000		$64.58	12/31/2016
	240,640		$9.06	12/31/2016	2/10/2012
		28,147	$29.20	12/31/2016	4/1/2012
		28,146	$29.20	12/31/2016	4/1/2013
		28,146	$29.20	12/31/2016	4/1/2014
Aleem Gillani					3/31/2012			2,667	$47,206
					6/30/2012			3,075	$54,428
					3/31/2013			2,667	$47,206
					3/31/2014			2,666	$47,188
						27,125	$480,113
		5,000	$23.70	1/14/2020	1/14/2013
		19,300	$32.27	2/8/2021	2/8/2014
Mark A. Chancy					3/31/2012			3,503	$62,003
					3/31/2013			3,503	$62.003
					3/31/3014			32,336	$572,347
						49,410	$874,557
	1,452		$54.28	2/11/2013
	10,000		$73.19	2/10/2014
	40,000		$73.14	2/8/2015
	45,000		$71.03	2/14/2016
	42,000		$85.06	2/13/2017
	115,000		$64.58	2/12/2018
	100,000		$29.54	12/31/2018
		250,000	$9.06	2/10/2019	2/10/2012
		9,239	$29.20	4/1/2021	4/1/2012
		9,239	$29.20	4/1/2021	4/1/2013
		9,238	$29.20	4/1/2021	4/1/2014

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Vesting Date	Number(1) of Shares of Stock That Have Not Vested	Market(2) Value of Shares of Stock That Have Not Vested	Equity(1) Incentive Plan Awards: Number of Unearned Shares of Stock That Have Not Vested	Equity(2) Incentive Plan Awards: Market Value of Unearned Shares of Stock That Have Not Vested
Thomas E. Freeman					3/31/2012			3,457	$61,189
					3/31/2013			3,456	$61,171
					3/31/2014			24,193	$428,216
						57,786	$1,022,812
	18,000		$71.03	2/14/2016
	20,000		$85.06	2/13/2017
	81,400		$64.58	2/12/2018
		275,276	$9.06	2/10/2019	2/10/2012
		9,117	$29.20	4/1/2021	4/1/2012
		9,116	$29.20	4/1/2021	4/1/2013
		9,116	$29.20	4/1/2021	4/1/2014
Timothy E. Sullivan					3/31/2012			3,466	$61,348
					3/31/2013			3,465	$61,331
					3/31/2014			24,253	$429,278
	25,000		$54.28	2/11/2013		36,674	$649,130
	18,000		$73.19	2/10/2014
	18,000		$73.14	2/8/2015
	33,000		$71.03	2/14/2016
	33,000		$85.06	2/13/2017
	62,000		$64.58	2/12/2018
		238,475	$9.06	2/10/2019	2/10/2012
		9,140	$29.20	4/1/2021	4/1/2012
		9,139	$29.20	4/1/2021	4/1/2013
		9,138	$29.20	4/1/2021	4/1/2014
Thomas G. Kuntz						65,787	$1,164,430
					(3)	4,800	$84,960
	10,000		$63.74	8/1/2012
	11,000		$54.28	2/11/2013
	15,000		$73.19	2/10/2014
	18,000		$73.14	2/8/2015
	24,000		$71.03	2/14/2016
	19,000		$85.06	2/13/2017
	34,000		$64.58	2/12/2018
	50,000		$29.54	12/31/2018
		186,128	$9.06	2/10/2019	2/10/2012
		69,700	$32.27	2/8/2021	2/8/2014

(1)
In prior years, we granted performance stock to provide executives greater ownership in SunTrust and to align their interests with those of our shareholders. We last granted performance stock in 1998 but have begun granting performance vested restricted stock in 2009 to deliver part of our long-term incentive. We report vested or pre-vested performance stock in the Deferred Compensation Table because by their terms the executive cannot forfeit vested or pre-vested performance stock. “Pre-vested” refers to performance stock which was granted with both time and performance conditions, and for which we accelerated the vesting of the time condition. We will distribute the NEOs' restricted shares on the following dates:

	Rogers		Wells		Gillani		Chancy		Freeman		Sullivan		Kuntz
2/10/2012	31,300				6,810		27,600		37,600		16,300		25,400
3/31/2012	10,671	*	32,012	*	2,667	*	3,503	*	3,457	*	3,466	*
6/20/2012(3)	2,000												1,200
6/30/2012					3,075	*
8/11/2012					9,225
9/16/2012(3)	2,000												1,200
12/16/2012	27,017						21,810		20,186		20,374		18,071
2/9/2013					3,800
3/6/2013(3)	2,000												1,200
3/31/2013	10,671	*			2,667	*	3,503	*	3,456	*	3,465	*
7/14/2013(3)	2,000												1,200
2/8/2014					7,290								22,000
3/31/2014	74,694	*	64,024	*	2,666	*	32,336	*	24,193	*	24,253	*
3/19/2016													316
* subject to performance vesting.

(2)	Market value of unearned shares that have not vested is based on the closing market price on December 31, 2011 ($17.70 per share).

(3)
Performance stock granted to William Rogers and Thomas Kuntz between 1995 and 1998 will vest upon the earlier of 15 years from date of grant or age 64. Amounts and vesting dates are reflected in footnote 1, above.

OPTION EXERCISES AND STOCK VESTED IN 2011

The following table provides information concerning exercises of stock options (if any) and the vesting of restricted stock during the most recently completed year for each of the NEOs on an aggregate basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized(1) on Vesting
William H. Rogers, Jr.	—	—	32,704	$987,713
James M. Wells III	—	—	108,187	$2,737,916
Aleem Gillani	—	—	4,700	$120,891
Mark A. Chancy	—	—	24,374	$773,643
Thomas E. Freeman	—	—	18,031	$567,770
Timothy E. Sullivan	—	—	15,001	$469,204
Thomas G. Kuntz	—	—	11,100	$284,355

(1)
Amount represents the sum of restricted stock which vested during the fiscal year plus grants of salary shares (which were fully vested upon grant but not transferable). Restricted stock vesting: Mr. Rogers–$568,338; Mr. Wells–$1,990,416; Mr. Gillani–$120,891; Mr. Chancy–$561,143; Mr. Freeman–$360,270; Mr. Sullivan–$261,704; and Mr. Kuntz–$284,355. Salary shares: Mr. Rogers–$419,375; Mr. Wells–$747,500; Mr. Gillani–$0.00; Mr. Chancy–$212,500; Mr. Freeman–$207,500; Mr. Sullivan–$207,500; and Mr. Kuntz–$0.00.

EQUITY COMPENSATION PLANS
The following table provides information as of December 31, 2011 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders(1)	15,869,417	(2)	$48.53	(3)	20,355,430	(4)
Equity Compensation Plans Not Approved by Shareholders	0		0		0
Total	15,869,417		$48.53	(3)	20,355,430	(4)

(1)	Consists of the 1995 Stock Plan, the 2000 Stock Plan, the 2004 Stock Plan, and the 2009 Stock Plan, as well as other plans assumed by SunTrust in connection with certain corporate mergers.

(2)	The number of outstanding full value shares (consisting of shares of restricted stock and performance stock) is 4,622,167.

(3)	The weighted average remaining term of the outstanding options, warrants and rights is 4.27 years.

(4)
Up to 13,759,670 shares may, but need not, be granted as restricted stock. In addition, any shares of stock subject to an option which remain unissued after the cancellation, expiration or exchange of such option and any restricted shares which are forfeited again become available for use under the 2009 Stock Plan. There will be no further awards granted under the 1986 Executive Stock Plan, the 1995 Stock Plan, the 2000 Stock Plan, the 2004 Stock Plan, or any other plans assumed through mergers.

2011 PENSION BENEFITS TABLE
The following tables provide information with respect to each pension plan that provides for payments or other benefits at, following, or in connection with retirement. This includes tax-qualified defined benefit plans and supplemental executive retirement plans, but does not include defined contribution plans (whether tax qualified or not). Values reflect the actuarial present value of each NEO's accumulated benefit under the plan, computed as of December 31, 2011. We used the same assumptions used for financial reporting purposes under GAAP, except that we assumed that the retirement age will be the normal retirement age as defined in the plan, or if not so defined, the earliest time at which a participant may retire under the plan without any benefit reduction due to age.
The SunTrust Retirement Plan is a defined benefit pension plan. It is a tax-qualified, broad-based plan generally available to almost all of our common law employees who have completed a year of service. The plan was amended in 2010 to provide that participants may commence receiving benefits upon termination of employment and to allow all participants, at their election, to receive their benefits in the form of a lump sum. In addition, the automatic death benefit was amended from a 50% joint & survivor annuity to a 100% joint and survivor annuity. The same change, where applicable, was made to the death benefit under the supplemental executive retirement plans. The Plan also was amended at the end of 2007 to freeze accrued benefits and introduce new formulas effective January 1, 2008. Participants with at least 20 years of service elected either (i) to continue to accrue benefits under a traditional pension formula at a lower accrual rate, or (ii) to participate in a new cash balance personal pension account (PPA). Participants with less than 20 years of service and new participants after 2007 participated only in the PPA.
The purpose of SunTrust's ERISA Excess Plan is to provide benefits that would have been provided under the SunTrust Retirement Plan if the Internal Revenue Code did not place annual limits on compensation and benefits. Participation in this plan is limited to executives at certain grade levels who are designated as eligible by the Compensation Committee. The ERISA Excess Plan generally operates in the same manner as the SunTrust Retirement Plan and uses the same benefit formulas based on actual service and base salary (but limited under the ERISA Excess Plan to two times the annual compensation limit under the Internal Revenue Code, which is two times $245,000, resulting in a base salary limit of $490,000 for 2011, excluding Mr. Wells because this restriction on base pay did not apply to similarly situated executives at the time Crestar merged with SunTrust). For 2011, the Board amended the definition of base salary to include a portion of salary shares in order to keep the general level of benefits consistent for salary share recipients, and to avoid either an increase or decrease in benefits.
The SunTrust Supplemental Executive Retirement Plan (SERP) is designed to provide a targeted level of post-retirement income to a highly select group of key executives who have a significant impact on our long-term growth and profitability. The SERP benefit supplements the retirement benefits provided under the SunTrust Retirement Plan and the ERISA Excess Plan. The SERP is intended to enable us to deliver more competitive levels of total retirement income to our executives and to aid in the recruitment and retention of critical executive talent. The Compensation Committee selects participants and designates each as a Tier 1 or Tier 2 participant. Mr. Wells participates in the Tier 1 SERP and all other NEOs participate in the Tier 2 SERP. The SERP is closed to new participants.
The SERP provides 2 basic target amounts. Both Tier 1 and 2 formulas use average pay, which is the average of the highest pay in the three full calendar years out of the last ten years. The Tier 1 targeted benefit is calculated as an annual payment at age 65 in the form of a single life annuity equal to 60% of the participant's average pay. Pay for a Tier 1 participant is equal to base salary (before salary deferrals and other pre-tax reductions) plus cash bonuses under MIP and PUP earned for the year (without regard to deferral or whether payment is made in the first quarter of the following year). For 2011, the Board amended the definition of base salary to include a portion of salary shares in order to keep the general level of benefits consistent for salary share recipients, and to avoid either an increase or decrease in benefits.
The Tier 2 targeted benefit is calculated as an annual payment at age 65 in the form of a single life annuity equal to 50% of the participant's average pay (as calculated under the SunTrust SERP) assuming the participant has completed 25 years of service. The Tier 2 targeted benefit is based on the following formula: 2% times years of service (up to 25 years) times average pay. For Tier 2 participants, we calculate pay in the same manner as for Tier 1 participants, except that PUP is excluded. Effective January 1, 2008, in connection with the changes to our qualified Retirement Plan, the SERP Tier 2 formula for current participants was reduced from 2% of SERP average pay to 1.75%.

On December 31, 2010, the Company adopted the SunTrust Restoration Plan effective January 1, 2011. The SunTrust Restoration Plan is a nonqualified defined benefit cash balance plan designed to restore benefits to certain employees that are limited under provisions of the Internal Revenue Code which are not otherwise provided for under the ERISA Excess Plan. Participation in this plan is limited to executives at certain grade levels who are designated as eligible by the Compensation Committee. The benefit formula under the SunTrust Restoration Plan is the same as the PPA under the Retirement Plan.
No Duplicate Benefits. We do not intend for the SunTrust Retirement Plan, SunTrust ERISA Excess Plan, SunTrust SERP, or the SunTrust Restoration Plan, or retirement plans of predecessor companies such as Crestar, to provide duplicate benefits. Consequently, we reduce the SERP benefit for both Tier 1 and Tier 2 participants by the amount of benefits payable under the SunTrust Retirement Plan, the SunTrust ERISA Excess Plan, Social Security benefits, and benefits payable under any other defined benefit arrangement (such as an acquired entity's qualified and nonqualified pension benefits if those benefits are payable for the same period of employment).
Pension Freeze. The SunTrust Retirement Plan, the SunTrust ERISA Excess Plan, the SunTrust SERP, and the SunTrust Restoration Plan were each amended effective January 1, 2012, to cease all future benefit accruals (Pension Freeze). As a result, the traditional pension benefit formulas (final average pay formula) will not reflect future salary increases and benefit service after December 31, 2011, compensation credits under the PPAs (cash balance formula) will cease. However, interest credits under the PPAs will continue to accrue until benefits are distributed and service will continue to be recognized for vesting and eligibility requirements for early retirement.
Policies on Age and Service Credit. As a general rule, we do not grant extra years of service under our qualified or nonqualified plans. Exceptions may occur, however, in the case of mergers and acquisitions. We generally credit employees of acquired institutions for their prior service with their predecessor employer for purposes of vesting and eligibility to participate in our plans. We do not, however, normally credit prior service for purposes of benefit accrual, especially for pension purposes and retiree health, except where a merged or acquired company maintained a plan substantially similar to a SunTrust plan. In that case, we may grant prior service credit with an offset of the other plan benefit or, otherwise, we may apportion service to each benefit formula under which the service is earned. Pursuant to our CIC agreements, we would provide additional age and service credit to our executives upon a change in control followed by the termination of the executive without cause or by the executive for good reason. In that case, age and service in nonqualified and welfare plans would be increased by either two or three years following such termination. In addition, our SERP provides that upon a participant's termination of employment for good reason or our termination of the executive's employment without cause following our change in control, the additional age recognized by any individual agreement will be used in calculating the SERP benefit or, if greater, for a SERP Tier 1 participant, the lesser of 36 full calendar months or the number of months between the date of termination and age 65. In addition, automatic vesting occurs for the Tier 2 SERP participants who are not then vested.
Benefits Available Upon Early Retirement. Most of our pension plans provide for a reduced benefit upon early retirement (retirement prior to "normal retirement age"). Normal retirement age under the SunTrust Retirement Plan and the SunTrust ERISA Excess Plan is age 65 with at least five years of service. Normal retirement age under the SunTrust SERP is age 65 with at least ten years of service. These early retirement reductions apply to accrued benefits that were frozen as of December 31, 2007 in connection with the retirement plan changes and to those who are eligible to continue accruing benefits under the new 1% base pay formula. Benefits under the SunTrust Retirement Plan, the SunTrust ERISA Excess Plan, and the SunTrust Tier 2 SERP are reduced 5% per year for each year prior to age 65 (unless hired by SunTrust prior to July 1, 1990, in which case the reduction applies only for retirement prior to age 60.)
Form of Benefits. The normal form of benefit under the SunTrust Retirement Plan is a life annuity for an unmarried participant and a 50% joint and survivor annuity for married participant, and a lump sum under the SunTrust ERISA Excess Plan and the SunTrust SERP. A participant may elect any optional payment forms including a 75% or 100% Joint and Survivor Annuity, and, with the spouse's written consent, if applicable, a 10-year or 20-year certain and life annuity, and a social security adjustment option, provided that these comply with Section 409A. Payment of benefits accrued and vested after 2004 from the nonqualified retirement plans may be delayed for up to six months after a participant's separation from service because of restrictions under Section 409A of the Internal Revenue Code.

2011 PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service	Present Value(1)of Accumulated Benefit	Payments During Last Fiscal Year
William H. Rogers, Jr.	SunTrust Retirement Plan(4)	31.50	$883,274	$0
	SunTrust ERISA Excess Plan	31.50	$785,933	$0
	SunTrust Tier 2 SERP	31.50	$4,167,478	$0
James M. Wells III	SunTrust Retirement Plan(2)	43.417	$1,480,850	$0
	SunTrust ERISA Excess Plan	43.417	$10,775,765	$0
	SunTrust Tier 1 SERP(3)	43.417	$8,199,416	$0
Aleem Gillani	SunTrust Retirement Plan(4)	4.667	$49,260	$0
	SunTrust ERISA Excess Plan	4.667	$46,555	$0
	SunTrust Restoration Plan	4.667	$8,099	$0
Mark A. Chancy	SunTrust Retirement Plan(4)	10.500	$121,021	$0
	SunTrust ERISA Excess Plan	10.500	$93,256	$0
	SunTrust Tier 2 SERP	10.500	$693,756	$0
Thomas E. Freeman	SunTrust Retirement Plan(4)	6.000	$94,897	$0
	SunTrust ERISA Excess Plan	6.000	$82,223	$0
	SunTrust Tier 2 SERP	6.000	$422,490	$0
Timothy E. Sullivan	SunTrust Retirement Plan(4)	9.000	$161,532	$0
	SunTrust ERISA Excess Plan	9.000	$126,348	$0
	SunTrust Tier 2 SERP	9.000	$897,933	$0
Thomas G. Kuntz	SunTrust Retirement Plan(4)	33.583	$940,763	$0
	SunTrust ERISA Excess Plan	33.583	$515,470	$0
	SunTrust Tier 2 SERP	33.583	$1,628,621	$0

(1)
Present values are based on the assumptions as used in the financial disclosures for the year ended December 31, 2011, except that no pre-retirement death, termination, or disability is assumed. With the exception of the values shown for Mr. Wells, these results are based on the lump sum value of each benefit payable at the earliest unreduced retirement age for the Plan. Lump sum payments are estimated based on the assumptions used for year-end 2011 financial disclosures, including a discount rate of 4.60% for the Tier 2 SERP and the ERISA Excess Plan, and 4.65% for the Retirement Plan, and the 2012 IRS 417(e) mortality table. Because Mr. Wells retired on December 31, 2011, his value is based on the actual rates for December 31, 2011. For the SERP, the rates are based on the December 2011 PBCG rate of 1.5% and the 1971 TPF&C forecast monthly mortality table, set back five years; and for the ERISA Excess Plan and the Retirement Plan, the Pension Protection Act segment rates of 1.98% for the first 5 years, 4.49% for the next 15 years, and 5.80% for years 20 and later, and the 2012 IRS 417(e) mortality.

Where applicable, PPA balances are included. PPA balances are accumulated with interest credits to the earliest unreduced retirement age and then discounted to December 31, 2011 based on the interest crediting rate and discount rate assumptions used for financial reporting purposes as of December 31, 2011.

Generally, benefits are assumed to commence at the plan's earliest unreduced retirement age, or the current age if later. For the ERISA Excess Plan and SunTrust Retirement Plan, the earliest unreduced retirement age is either 65 (Messrs. Chancy, Freeman, Gillani and Sullivan) or 60 (Messrs. Kuntz and Rogers). For the Tier 2 SERP (Messrs. Chancy, Freeman, Sullivan, Kuntz, and Rogers), the earliest unreduced retirement age is the same as that for the ERISA Excess Plan. For the Restoration Plan (Gillani), benefits first become payable at vesting, which occurs at age 60 and 10 years of service. The values shown for Mr. Wells are based on his actual retirement on December 31, 2011. The present value at the expected retirement age is discounted back to December 31, 2011 with interest only, using the discount rates mentioned above.

(2)
The Crestar Retirement Plan was merged into the SunTrust Retirement Plan in 2000. Mr. Wells is a grandfathered participant for purposes of the Crestar Retirement Plan formula. His benefit is calculated in the same manner as all other similarly situated grandfathered Crestar participants: Crestar Plan formula—1.15% times average pay times years of service up to 25 plus 0.5% times average pay times years of service over 25 plus 0.65% times average pay exceeding covered pay (in IRS tables) times years of service up to 25, and using the Crestar Plan pay definition (generally, W-2 compensation for 1998 and later years, before reduction for deferrals and certain pre-tax contributions) and, if applicable, the early retirement reduction factors: 6% reduction for each year of benefit payments received before age 65 (or, before age 60 if age plus service is greater than or equal to 85 for the 1.15% and 0.5% components of the formula, and based on an IRS table for the 0.65% component of the formula). “Average pay” is the average of the participant's highest pay in a 60 consecutive month period. Under the new SunTrust Retirement Plan provisions effective January 1, 2008, Mr. Wells' benefit is the sum of his Crestar Plan benefit (calculated under the Crestar Plan formula described above and frozen as of December 31, 2007) plus, beginning January 1, 2008, his benefit calculated under the traditional SunTrust Retirement Plan formula (1% of final average base pay times credited years of service after December 31, 2007).

(3)
By agreement with SunTrust after the Crestar merger, Mr. Wells is entitled to receive the greater of the benefit calculated under the Crestar SERP formula or the benefit calculated under the SunTrust SERP formula, with the resulting greater value payable from the SunTrust SERP. At December 31, 2011 (his actual retirement date), the SunTrust Tier I SERP provided a larger benefit.

(4)
The traditional benefit formula for the SunTrust Retirement Plan is final average pay (the average of the highest five out of ten years of base pay) times years of service multiplied by specific percentages as shown in the formulas that follow. For participants first employed on or after February 1, 2003 (Messrs. Freeman and Gillani), the formula is 1% times final average base pay times years of service credited. For participants first employed on or after July 1, 1990 (Messrs. Chancy and Sullivan), the formula is 1.2% times final average base pay times years of service credited before February 1, 2003, plus 1.0% times final average base pay times years of service credited after January 31, 2003. For participants first employed before July 1, 1990 (Messrs. Kuntz and Rogers), the formula is the accrued benefit under the prior benefit formula as of December 31, 1998 plus 0.4% times average base pay for 1988 times years of service prior to 1989 (maximum 30 years) plus 1.5% times final average base pay times years of service after December 31, 1988 and before February 1, 2003 plus 1.25% times final average pay times years of service after January 31, 2003. The traditional formula changed again on January 1, 2008 to 1% times final average base pay times years of service after December 31, 2007 for participants with a minimum of 20 years of service (Messrs. Kuntz and Rogers) or for participants with less than 20 years' of service as of December 31, 2007, the new PPA annually credits a percentage of eligible pay to a participant's PPA based on age and service (Messrs. Chancy, Freeman, Gillani and Sullivan).

2011 NONQUALIFIED DEFERRED COMPENSATION TABLE
The following table provides information with respect to each nonqualified deferred compensation plan that is a defined contribution plan, also called an individual account plan. The amounts shown include compensation earned and deferred in prior years, and earnings on, or distributions of, such amounts.
The Deferred Compensation Plan allows participants to defer up to 50% of their eligible salary (eligible salary includes basic earnings (hourly or salary) plus overtime, shift differential, and vacation pay) and up to 90% of certain bonuses, including the MIP and the FIPs. A hypothetical account is established for each participant who elects to defer, and the participant selects investment fund options which generally are the same funds available to 401(k) plan participants. Earnings and losses on each account are determined based on the performance of the investment funds selected by the participant. The normal form of payment is a lump sum, payable in the first quarter of the year following a participant's termination of employment. Installment distributions may be elected provided the participant complies with the election and timing rules of Section 409A. Hardship withdrawals are allowed for an extreme financial hardship, subject to the approval of the plan administrator.
Participant deferrals to the Deferred Compensation Plan are matched at the same rate as provided in the 401(k) plan. The matching contributions are made on eligible salary and/or bonus that exceed the federal limit of $245,000 in 2011. Participants hired on or after January 1, 2011 will vest after two years of service. Beginning in 2012, participants will also be eligible to receive a discretionary contribution following the end of each plan year, dependent on the prior year's financial performance. The range for these discretionary contributions will be between 0% and 4%, with a target of 2%.
The Deferred Compensation Plan also has frozen account balances attributable to similar plans previously maintained by SunTrust and Crestar. Amounts in frozen accounts and in matching accounts that are invested in phantom shares of our common stock may be moved to other funds. Benefits may be distributed to active employees only in the event of a hardship. Benefits are also distributable in the first quarter of the calendar year following retirement, death or other termination of employment.
The column “Executive Contributions in Last FY” indicates the aggregate amount of pay deferred to such plans by each NEO during 2011.
The column “Registrant Contributions in Last FY” indicates our aggregate contributions on behalf of each NEO during 2011. This amount generally is limited to our matching contributions on participant salary deferrals to the Deferred Compensation Plan and participant MIP and FIP deferrals to the Deferred Compensation Plan. We also make matching contributions to the 401(k) plan, but that plan is tax qualified and, therefore, we do not include our contributions to it in this table. We include our matches for all plans in the “All Other Compensation” column of the Summary Compensation Table, above.
The column “Aggregate Earnings in Last FY” indicates the total dollar amount of interest or other earnings accrued during 2011, including interest and dividends credited both above and at market rates. We pay such amounts to compensate the executive for the deferral, and we do not consider the payment of interest and other earnings at market rates to be compensation. We report such amounts as compensation in the Summary Compensation Table above only to the extent such earnings were paid at above-market rates, and such amounts are shown in a footnote to that table.

The column “Aggregate Withdrawals/Distributions” reports the aggregate dollar amount of all withdrawals by and distributions to the executive during our last fiscal year. Generally, neither the “Withdrawals/Distribution” column nor the “Aggregate Balance” columns represent compensation with respect to our most recently completed year.
The column “Aggregate Balance at Last FYE” reports the total balance of all of the executive's nonqualified account balances as of December 31, 2011.

2011 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(2)
William H. Rogers, Jr.
SunTrust Banks Inc. Deferred Compensation Plan	$40,833	$28,583	-$6,157	$0	$628,898
James M. Wells III
SunTrust Banks Inc. Deferred Compensation Plan	$171,442	$30,610	-$97,268	$0	$3,671,467
Crestar Deferred Compensation Program Under Management Incentive Plan	$0	$0	$326,406	$170,391	$3,645,338
Total	$171,442	$30,610	$229,138	$170,391	$7,316,805
Aleem Gillani
SunTrust Banks Inc. Deferred Compensation Plan	$65,263	$21,663	-$34,827	$0	$452,936
Mark A. Chancy
SunTrust Banks Inc. Deferred Compensation Plan	$29,333	$17,083	-$40,572	$0	$679,002
Thomas E. Freeman
SunTrust Banks Inc. Deferred Compensation Plan	$25,417	$13,167	-$18,315	$0	$178,870
Timothy E. Sullivan
SunTrust Banks Inc. Deferred Compensation Plan	$24,358	$12,108	-$36,657	$0	$641,456
Thomas G. Kuntz
SunTrust Banks Inc. Deferred Compensation Plan	$42,200	$8,850	-$37,983	$0	$328,569

(1)
Includes the following amount for above-market earnings on deferred compensation which we have reported in the Summary Compensation Table for 2011: Mr. Wells–$49,394; each of Messrs. Rogers, Gillani, Chancy, Freeman, Sullivan, and Kuntz$0.

(2)
Includes the following amounts which we also report in the Summary Compensation Table for 2011 or in any prior year: Mr. Rogers–$284,021; Mr. Wells–$2,541,807; Mr. Gillani–$0; Mr. Chancy–$415,733; Mr. Freeman–$43,375; Mr. Sullivan–$285,717; and Mr. Kuntz–$0.

2011 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to an NEO at, following, or in connection with any termination of employment including by resignation, retirement, death, disability or a constructive termination of an NEO, or a change in control or a change in an NEO's responsibilities. Such amounts are estimates to be paid under hypothetical circumstances and under the terms of agreements now in existence. For the purpose of the quantitative disclosure in the following table, as required by SEC regulations, we have assumed that the termination took place on December 31, 2011, and that the price per share of our common stock is the closing market price as of that date, which was $17.70. Actual payments in such circumstances may differ for a variety of reasons.
In accordance with SEC regulations, in the table below we do not report any amount to be provided to an NEO under any arrangement which does not discriminate in scope, terms, or operation in favor of our executive officers and which is available generally to all salaried employees. Also, the table below does not repeat amounts reported in the pension benefits table, the deferred compensation table, or the outstanding equity awards at year-end table, except to the extent that the amount payable to the NEO would be enhanced by the termination event.
Salary. None of our NEOs presently has an employment agreement which guarantees them employment for any period of time. Therefore, we would only make post-termination payments of salary or severance to an NEO under our broad-based severance policy in the event of a reduction-in-force or other termination by us without cause or pursuant to a CIC Agreement. Under the SunTrust Severance Pay Plan, which applies to all regular employees, we will pay to the NEOs 2 weeks base salary per year or partial year of service subject to minimum and maximum amounts that vary by grade level. For all NEOs, the minimum severance is 26 weeks and the maximum severance is 52 weeks' pay. We pay such amounts in anticipation of unemployment, and not as a reward for past service. Payment is triggered upon a termination of employment as a result of reduction-in-force, job elimination, consolidation, merger, or re-organization (other than a change in control). Severance is paid as a lump sum, usually within 15 business days after termination. Payment of severance is conditioned upon, among other things, a release of claims against us by the executive.
We have entered into change in control (CIC) agreements with our senior management, including each of our NEOs, pursuant to which we would pay certain benefits. These have a so-called “double trigger,” meaning we would make payments only upon a change in control and only if we terminate an executive without “cause” or the executive resigns for “good reason.” We will pay an amount up to 2 times (3 times for certain officers) the sum of (1) the highest annual base salary for the previous 12 months, (2) the greater of the target annual bonus to be paid under the MIP or the average MIP bonus paid to the executive over the preceding 3 years. (To avoid an unintentional increase in CIC benefits, our Board of Directors adopted a resolution designating only a portion of salary paid as stock as qualifying as "base salary" for this purpose.) We would pay such amount in a lump sum within 30 days following such a termination. In addition, upon such triggering event, all outstanding stock options would vest immediately and all restrictions on restricted stock and performance stock would lapse. We will pay the executives pro rata MIP award as of the termination date based on the higher of target or the projected bonus based on the number of days completed during the performance period. We will also provide the executive with continuing coverage under our medical, dental and life insurance plans for 2 or 3 years following the change in control date. The CIC Agreements also require us to credit the executive with additional age and service, for up to 2 or 3 years, as described in the footnotes to the table, below, which is relevant to computing other benefits, such as nonqualified pension benefits. Finally, for grandfathered participants, the CIC Agreements require us to reimburse certain taxes if any of the foregoing benefits trigger the excise tax on excess parachute payments as determined under Sections 280G and 4999 of the Internal Revenue Code; CIC agreements made since October 2010 do not include such a provision. All of such benefits are conditioned upon the executive providing us with a release of all claims and agreeing to non-competition, non-solicitation-of-customers and employees, non-disclosure, and non-disparagement restrictions for up to 3 years. By agreement, Mr. Sullivan's CIC Agreement terminated at the time we entered into his transition agreement in connection with his announced retirement.
We determined the level of benefits under these agreements by reference to peer practice for similar positions. Initially, the Committee set the level of benefits under the CIC Agreements based on market practices for similar positions. It has periodically reviewed the level of benefits provided under these agreements to confirm that they are consistent with the peer practices and our stated compensation objectives and philosophies. The Committee last reviewed the level of benefits provided under these agreements in 2005, with the assistance of data provided by its compensation consultant.

Accelerated Vesting of Short-Term Incentives. The MIP has an annual performance measurement period which ends on the last day of our fiscal year. SEC regulations require us to assume that a change in control occurs on the last day of our most recently completed fiscal year. As a result, MIP would pay out based on the achievement of MIP goals for the completed year, and we would not enhance such payment regardless of the circumstances of the termination of the executive. Upon a change in control that occurred on a date other than the last day of our fiscal year, generally we would make only a pro rata payment to MIP participants for the partial year up to the date of a change in control.
Accelerated Vesting of Long-Term Incentives. We have provided long-term incentives to our NEOs through performance and time-vested restricted stock and stock options. Terms of accelerated vesting for various long-term grants upon various termination scenarios are described below. Long-term incentive awards made in certain years to retirement-eligible individuals may continue to vest after retirement, but remain subject to forfeiture during the normal vesting and/or performance period set forth in the award after retirement if the participant fails to perform non-competition, non-solicitation, non-disclosure, non-pirating, and non-disparagement covenants included within each award agreement.
Time Vested Stock Options and Restricted Stock. Stock options and restricted stock grants normally vest in full on the 3rd anniversary (vesting date) of the grant date, provided the executive has remained an active employee from the grant date through the vesting date. Unvested stock options and restricted stock grants vest in full before the vesting date upon an NEO's termination of employment by reason of death or disability. Upon a change in control followed by termination of the executive's employment by us “without cause” or by the executive for “good reason,” these normally would also vest in full. They also vest pro rata if we terminate the executive by a reduction in force prior to the vesting date. Upon termination of employment under any other circumstances, the executive forfeits his unvested stock options and restricted stock, and even though he may be vested in his stock options and restricted stock, the executive forfeits any that are outstanding if he is terminated for cause. We calculated the value of options which vest pro rata upon termination by multiplying a prorated number of shares times the difference between the closing price of our common stock on December 31, 2011 of $17.70 and the exercise price of the options. Where the exercise price is greater than the closing price on the last day of the fiscal year, we disclose zero value. For restricted stock, we calculated the value by using our stock price on December 31, 2011 of $17.70.
Performance Vested Restricted Stock and Stock Options. Generally, following a change in control, performance vested restricted stock awards and stock options accelerate and will be paid immediately following the consummated change in control. The amount paid varies depending on performance up to the time of the change in control. A prorated amount will be paid for the portion of the award from the beginning of the performance cycle to the date of the change in control based on actual performance up to the date of the change in control, and a second prorated amount will be paid for the portion of the award from the change in control until the end of the performance period based on target performance.
Performance Stock (Time Vested). Messrs. Rogers and Kuntz are the only NEOs with an outstanding performance stock grant. Performance stock generally vests on the earlier of the grantee's attainment of age 64 or the 15th anniversary of the grant. Generally, these shares will early vest and be distributed on the grantee's death or disability or a change in control.
Retirement Plans. Benefits under the Retirement Plan and ERISA Excess Plan vest after three years of service, and under the Restoration Plan and the SunTrust SERP at age 60 with ten years of service. Once vested, employees are entitled to pension benefits upon termination of employment. All of our NEOs are vested in their SunTrust Retirement Plan and ERISA Excess Plan benefits. These benefits are not enhanced based on the circumstances regarding termination. Mr. Wells is vested in his SERP benefits. SERP benefits are not enhanced based on the circumstances regarding termination except in the event of a change in control. If an NEO should become disabled while he is our employee, he will continue to earn benefits in all three of these retirement plans until he retires or recovers. The amount we report in the table below reflects only the enhancement to these benefits in such circumstances. We report additional information regarding our retirement plans above at “Compensation Discussion and Analysis” and at “2011 Pension Benefits Table.” If we terminate an NEO without cause following a change in control, the NEO would become immediately vested in his SunTrust SERP. In the event that an NEO becomes disabled on a long-term basis, his employment would not necessarily terminate. Therefore, we do not disclose any amount in the table below. However, once disabled, the executive officer might continue to accrue age and service credit under these plans, and we report the net present value of such enhancements as of the end of our most recently-completed year in the footnotes to the table below.

The SunTrust Retirement Plan, the SunTrust ERISA Excess Plan, the SunTrust SERP, and the SunTrust Restoration Plan were each amended effective January 1, 2012, to cease all future benefit accruals (Pension Freeze). As a result, the traditional pension benefit formulas (final average pay formula) will not reflect future salary increases and benefit service after December 31, 2011, compensation credits under the Personal Pension Accounts (cash balance formula) will cease. However, interest credits under the Personal Pension Accounts will continue to accrue until benefits are distributed and service will continue to be recognized for vesting and eligibility requirements for early retirement.
2011 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

Executive Benefits and Payments upon Termination	Voluntary		Involuntary Not for Cause		For Cause	Involuntary Or Good Reason (CIC)		Death		Disability
William H. Rogers, Jr.
Severance	$0		$900,000	(1)	$0	$5,130,000	(2)	$0		$0
Long-Term Incentives(3)	$0		$3,041,099	(5)	$0	$4,758,685		$5,043,660	(7)	$5,043,660	(7)
Retirement Plans(6)	$0		$0		$0	$6,073,285		$80,421	(8)	$0	(9)
Other Benefits(10)	$0		$0		$0	$7,564,334		$0		$0
James M. Wells III
Severance	$0		$0		$0	$0		$0		$0
Long-Term Incentives(3)	$851,866	(4)	$0		$0	$0		$0		$0
Retirement Plans	$0		$0		$0	$0		$0		$0
Other Benefits	$0		$0		$0	$0		$0		$0
Aleem Gillani
Severance	$0		$237,500	(1)	$0	$1,900,000	(2)	$0		$0
Long-Term Incentives(3)	$0		$617,092	(5)	$0	$900,420		$900,793		$900,793
Retirement Plans(6)	$0		$0		$0	$0		$0		$0
Other Benefits(10)	$0		$0		$0	$36,202		$0		$0
Mark A. Chancy
Severance	$0		$530,769	(1)	$0	$3,780,000	(2)	$0		$0
Long-Term Incentives(3)	$0		$2,690,096	(5)	$0	$3,606,670		$3,735,012		$3,735,012
Retirement Plans(6)	$0		$0		$0	$976,405		$0		$0	(9)
Other Benefits(10)	$0		$0		$0	$2,835,600		$0		$0
Thomas E. Freeman
Severance	$0		$262,500	(1)	$0	$2,100,000	(2)	$0		$0
Long-Term Incentives(3)	$2,929,957	(4)	$3,068,815	(5)	$0	$3,862,714		$3,955,016		$3,955,016
Retirement Plans(6)	$0		$0		$0	$424,477		$0		$0	(9)
Other Benefits(10)	$0		$0		$0	$1,405,106		$0		$0
Timothy E. Sullivan(11)
Severance	$0		$0		$0	$0		$0		$0
Long-Term Incentives(3)	$2,260,990	(4)	$2,400,205	(5)	$0	$0		$3,264,762		$3,264,762
Retirement Plans(6)	$0		$0		$0	$0		$0		$0	(9)
Other Benefits	$0		$0		$0	$0		$0		$0
Thomas G. Kuntz
Severance	$0		$422,000	(1)	$0	$1,603,600	(2)	$0		$0
Long-Term Incentives(3)	$2,099,147	(4)	$2,099,147	(5)	$0	$2,857,536		$2,857,536	(7)	$2,857,536	(7)
Retirement Plans(6)	$0		$0		$0	$1,166,313		$0		$0	(9)
Other Benefits(10)	$0		$0		$0	$1,379,875		$0		$0

(1)
The SunTrust Severance Pay Plan allows for two weeks of base pay per year or partial year of service subject to minimum and maximum amounts that vary by grade level. A severance payment, if any, for the NEOs is not enhanced above what any other employee would be due as a result of the termination occurrence.

(2)
Under the Change in Control (CIC) Agreement, upon the occurrence of a CIC, severance will consist of either 3 times or 2 times (depending on the terms of the CIC Agreement) the "executive compensation package," which consists of base pay and MIP.

(3)
The payment due the NEO, for certain termination triggers related to our long-term incentive programs (stock options, restricted stock and performance stock) is made in accordance with the specific terms and conditions associated with each program.

(4)
Messrs. Freeman, Sullivan, and Kuntz were retirement eligible on, and Mr. Wells retired effective, December 31, 2011. Under the terms of the stock plan, outstanding awards vest pro rata upon retirement.

(5)	Reflects vesting of outstanding awards pro rata through the date of termination.

(6)
Except where indicated, the NEOs would not receive any enhanced payments regarding their retirement plans as a result of the termination trigger. We disclose the amounts related to the retirement plans and the plans in which each NEO participates in the Pension Benefits and the Nonqualified Deferred Compensation Tables and accompanying narratives and notes.

(7)
Due to these separation occurrences, Mr. Rogers would receive an incremental value of $141,600 and Mr. Kuntz would receive an incremental value of $84,960. These values represent unvested performance stock valued as of December 31, 2011 using the closing stock price of $17.70.

(8)
Had Mr. Rogers died on December 31, 2011, his surviving spouse would have been eligible for an incremental immediate reduced early retirement survivor benefit from the SERP in the amount of $80,421. This partially makes up for a reduction in the survivor benefit required under the broad-based qualified Retirement Plan for death before age 55. The incremental immediate early retirement survivor benefit in the SERP will wear away when he attains age 55. Other than this payment, he would not receive any enhanced retirement plan payments as a result of the termination trigger.

(9)
Had any of our NEOs become disabled on December 31, 2011 they would not have been eligible for a benefit to commence immediately. An employee who is not eligible for normal retirement at the time of disability could maintain disability leave employment and would defer commencement of benefits under the retirement plans to retirement, as late as age 65. Please refer to the following table for the benefits that would commence at age 65 based on current assumptions (lump sum rate of 4.60%, and the 2012 IRS prescribed mortality table).

Name	Year of Age 65	Lump Sum Benefit at Age 65 from SERP and ERISA Plans
Mr. Rogers	2022	$5,752,820
Mr. Chancy	2029	$1,741,973
Mr. Freeman	2016	$617,927
Mr. Sullivan	2015	$1,216,982
Mr. Kuntz	2021	$2,301,651

(10)	Other Benefits may include disability payments, benefit continuation payments under applicable CIC agreements and/or tax gross-ups under applicable CIC agreements.

(11)
Mr. Sullivan previously announced that he intends to retire at the end of 2012. We have entered into a transition agreement with him that calls for him to continue in his current role through March 31, 2012. The agreement terminated his existing change in control agreement and eligibility for any severance payment.

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Item 2)

RESOLVED, that the holders of common stock of SunTrust Banks, Inc. approve the compensation paid to the Company’s named executive officers as described in the Compensation Discussion and Analysis (at pages 20-34 of this Proxy Statement), the Summary Compensation Table (at pages 38-40 of this Proxy Statement), and in the other executive compensation tables and related discussion (which appear at pages 41-56 of this Proxy Statement).

We believe that our compensation policies and procedures are competitive and, to the extent permitted by banking regulations, are focused on pay for performance principles and are strongly aligned with the long-term interests of our shareholders. We also believe that both the Company and shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The resolution described above, commonly known as a “Say–on–Pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse the compensation we pay to our named executive officers by voting to approve or not approve such compensation as described in this Proxy Statement.
We encourage you to closely review our Compensation Discussion and Analysis and the tabular disclosure which follows it. We organized the Compensation Discussion and Analysis to discuss each element of compensation, beginning with direct compensation (base salary, short-term incentives, and long-term incentives) and ending with indirect, long-term compensation (retirement benefits). In that section, we also discuss our policies and other factors, such as financial and regulatory constraints, which affect our decisions or those of our Compensation Committee. Generally, in this Proxy Statement we are required to disclose information for our CEO, our CFO, our former CEO and CFO, and three other most highly-compensated officers for the most recently-completed year. Therefore, most of our tabular disclosure is backwards-looking.
Also, in many cases, we are required to disclose in the executive compensation tables accounting or other non-cash estimates of future compensation. Because of this, we encourage you to read the footnotes and narratives which accompany each table in order to understand any non-cash items.
Our required disclosures of non-cash items such as stock options and restricted stock may obscure some important steps we have taken over the past three years. In particular:

•	No cash bonus was paid to the persons who were our NEOs in 2008, 2009 or 2010.

•
In 2009, we tied the vesting of approximately one-half of the long-term incentives awarded to our NEOs to our total shareholder return relative to the 25 largest bank holding companies. However, because our relative total shareholder return did not meet the minimum performance requirements under the plan, the NEOs forfeited these grants when they vested December 31, 2011.

•
In 2010, we tied the grant of all of the long-term incentive awarded to our NEOs to our performance, including total shareholder return relative to the 25 largest bank holding companies and other metrics

•	In 2011, upon exit from TARP, we increased the proportion of total direct compensation that is at risk by tying 75% of the long-term incentive awarded to our NEOs to our performance.
We have included this proposal in our Proxy Statement pursuant to the requirements of Section 14A of the Securities Exchange Act of 1934. Your vote is advisory and will not be binding upon our Board. However, the Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements, and our current intention is to provide such an advisory vote annually.
The Board of Directors Recommends that the Shareholders vote FOR the approval of the compensation of the Named Executive Officers as described in the Compensation Discussion and Analysis, in the Summary Compensation Table, the Summary Compensation Table, and in the other executive compensation tables and accompanying narrative and footnote disclosures of executive compensation in this Proxy Statement.

AUDIT FEES AND RELATED MATTERS

Audit and Non-Audit Fees
The following table presents fees for professional audit services rendered by Ernst & Young LLP for the years ended December 31, 2011 and 2010 respectively and fees billed for other services it rendered during those periods.

	(in millions)
Year Ended December 31	2011	2010
Audit Fees(1)	$6.96	$6.19
Audit Related Fees(2)	$2.10	$2.15
Tax Fees(3)	$.35	$.37
All Other Fees	$.03	$.37
Total(4)	$9.44	$9.08

(1)
Audit Fees consist of fees billed for professional services rendered in connection with the audit of our annual consolidated financial statements, review of periodic reports and other documents filed with the SEC, including the quarterly financial statements included in Forms 10-Q, statutory audits or financial audits of subsidiaries, and services that are normally provided in connection with statutory or regulatory filings or engagements.

(2)
Audit Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to the performance of audits and attest services not required by statute or regulations, service organization control reports, audits of our benefit plans, audits of certain investment funds advised by SunTrust subsidiaries, and accounting consultations regarding the application of GAAP.

(3)	Tax Fees consist of the aggregate fees billed for professional services rendered by the auditor for tax compliance and return assistance (IRS, state and local), tax advice and tax planning.

(4)	2010 amounts include a reclassification of fees related to service organization control reports from Audit Fees to Audit Related Fees for comparability to 2011 Audit Fees and Audit Related Fees.
The Audit Committee has concluded that the provision of the non-audit services listed above was compatible with maintaining the independence of Ernst & Young LLP.

Audit Committee Policy for Pre-approval of Independent Auditor Services
The Audit Committee of the Board of Directors is required to pre-approve all audit and non-audit services provided by our independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee has established a policy regarding pre-approval of permissible audit, audit-related, tax and other services provided by the independent auditors, which services are periodically reviewed and revised by the Committee. Unless a type of service has received general pre-approval under the policy, the service will require specific approval by the Audit Committee. The policy also includes pre-approved fee levels for specified services, and any proposed service exceeding the established fee level must be specifically approved by the Committee.

RATIFICATION OF INDEPENDENT AUDITOR
(Item 3)
Our auditors are appointed annually by the Audit Committee. The decision of the Audit Committee is based on a review of the qualifications, independence, past performance and quality controls of the auditor. The decision also takes into account the proposed audit scope, staffing and approach, including coordination of the external auditor’s efforts with our internal audit, as well as the estimated audit fees for the coming year. Management considers Ernst & Young LLP to be well qualified.
The Audit Committee has appointed Ernst & Young LLP as our independent auditor for the current year, which ends December 31, 2012, subject to ratification by a majority of the shares represented at the Annual Meeting. In view of the difficulty and expense involved in changing auditors on short notice, should the shareholders not ratify the selection of Ernst & Young LLP, it is contemplated that the appointment of Ernst & Young LLP will be permitted to stand unless the Board finds other compelling reasons for making a change. Disapproval by the shareholders will be considered a recommendation that the Board select other auditors for the following year.
Representatives of Ernst & Young LLP (our independent auditor for the current year as well as for the most recently completed year) are expected to be present at the Annual Meeting of Shareholders and will be given the opportunity to make a statement, if they desire, and to respond to appropriate questions.
The Board of Directors Recommends that the Shareholders Vote FOR the Appointment of Ernst & Young LLP as our Independent Auditor.

AUDIT COMMITTEE REPORT

          The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2011 with management and with Ernst & Young LLP, the independent auditor for the year ended December 31, 2011. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor. The discussions with Ernst & Young LLP also included the matters required by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the audit committee concerning independence. The Audit Committee discussed the independence of Ernst & Young LLP with Ernst & Young LLP.

          Based on the Audit Committee’s review of the representations of management and the report of Ernst & Young LLP and the Audit Committee’s discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2011 be included in our Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of SunTrust's Board of Directors.

M. Douglas Ivester, Chairman	Robert M. Beall, II	J. Hicks Lanier
Kyle Prechtl Legg	William A. Linnenbringer	G. Gilmer Minor, III
Frank S. Royal, M.D.	Thomas R. Watjen

STOCK OWNERSHIP OF CERTAIN PERSONS
Stock Ownership of Directors, Nominee, and Management
The following table sets forth the number and the percentage of shares of our common stock that were beneficially owned as of December 31, 2011 by (i) the executive officers named in the 2011 Summary Compensation Table, (ii) all current directors and persons nominated to become directors, (iii) all current directors and executive officers as a group, and (iv) all persons known to us who may be considered a beneficial owner of more than 5% of the outstanding shares of our common stock. Also, as of December 31, 2011, none of our directors or executive officers beneficially owned any shares of our preferred stock. Except as otherwise indicated, each director or executive officer possessed sole voting and investment power with respect to all shares set forth opposite his or her name.

Name	Common(1) Stock	Options(2) Exercisable Within 60 Days	Total Beneficial Ownership	Percent(3) of Class	Additional(4) Ownership
Robert M. Beall	18,264		18,264	*
Alston D. Correll	146,764	2,000	148,764	*	22,580
Jeffrey C. Crowe	13,964		13,964	*
Blake P. Garrett, Jr.(5)	146,247		146,247	*
David H. Hughes(6)	71,004	2,000	73,004	*
M. Douglas Ivester	100,000	2,000	102,000	*	43,446
J. Hicks Lanier(7)	106,045		106,045	*	1,483
Kyle Prechtl Legg	5,564		5,564	*
William A. Linnenbringer	8,164		8,164	*
Donna Morea				*
G. Gilmer Minor, III	37,228		37,228	*
David M. Ratcliffe	20,000		20,000	*	1,349
Frank S. Royal, M.D.	19,057	2,000	21,057	*
Thomas R. Watjen	5,564		5,564	*
Phail Wynn, Jr.	17,611		17,611	*	5,147
William H. Rogers, Jr.(8)	127,188	306,800	433,988	*	56,047
James M. Wells III(9)	249,670	1,013,640	1,263,310	*	97,522
Mark A. Chancy(10)	83,293	603,452	686,745	*	29,046
Thomas E. Freeman(11)	74,579	394,676	469,255	*	27,730
Aleem Gillani(12)	66,151		66,151	*	8,977
Thomas G. Kuntz(13)	113,395	367,128	480,523	*	12,371
Timothy E. Sullivan(14)	51,518	427,475	478,993	*	28,058
All Directors, Nominees, and Executive Officers as a Group (27 persons)	1,527,311	2,863,490	4,373,283	*	270,564
Stock Ownership of Principal Shareholder
BlackRock, Inc.(15) 40 East 52ndStreet New York, NY 10022	31,812,907		31,812,907	5.90%

*	Less than 1% of the outstanding shares of our common stock.

(1)
Includes certain phantom stock deemed equivalent to common stock under SEC rule 13d-3. A number of our directors and executive officers participate in plans that are accounted for using phantom shares of our common stock. They have either received awards or deferred the receipt of fees payable to them, with their ultimate payout determined as if such awards or deferred fees had been invested in shares of our common stock. Amount reported includes phantom shares credited under the Crestar Financial Corporation Directors’ Equity Program and gain share accounts under the NCF Deferred Compensation Plan.

(2)	Pursuant to SEC Rule 13d-3, persons are deemed to beneficially own shares that are the subject of stock options or stock equivalents exercisable within 60 days.

(3)
Based on 536,966,848 shares of our common stock outstanding on December 31, 2011, plus an aggregate of 2,686,121 shares that are the subject of stock options exercisable within 60 days following such date or phantom stock in accordance with SEC Rule 13d-3.

(4)
Represents certain phantom stock not deemed equivalent to common stock under SEC Rule 13d-3. A number of our directors and executive officers participate in plans that are accounted for using phantom shares of SunTrust common stock. They have either received awards or deferred the receipt of fees or salary payable to them, with their ultimate payout determined as if such awards or deferred pay had been invested in shares of SunTrust common stock. Amount reported includes phantom shares credited under the SunTrust 401(k) Excess Plan, the SunTrust Directors Deferred Compensation Plan, the NCF Deferred Compensation Plan, and restricted stock units granted under the SunTrust 2004 Stock Plan and the SunTrust 2009 Stock Plan.

(5)
Includes 49,679 shares held in custodial accounts for the benefit of Mr. Garrett’s children, 5,399 shares held for the benefit of Mr. Garrett’s grandchildren, 348 shares owned by a corporation, and 31 shares held in trust for the benefit of an immediate family member. Also includes 962 shares owned by a family limited partnership, over which shares Mr. Garrett shares voting and investment power.

(6)
Includes 16,799 shares owned by Mr. Hughes’ spouse, who has sole voting and investment power over such shares, and 800 shares owned by trusts, over which he has shared voting power. Mr. Hughes disclaims beneficial ownership of the shares owned by his spouse.

(7)
Includes 38,495 shares in a family foundation of which Mr. Lanier is Chairman. Mr. Lanier shares voting and investment power with respect to these shares. Mr. Lanier disclaims beneficial ownership of these shares. Also includes 25,604 shares held in trust for family members. Mr. Lanier disclaims beneficial ownership of 10,688 of these shares.

(8)	Includes 7,747 shares held for the benefit of Mr. Rogers under SunTrust’s 401(k) Plan. Includes stock options with exercise prices ranging from $29.54 to $85.06.

(9)
Includes 1,714 shares held for the benefit of Mr. Wells under SunTrust’s 401(k) Plan. Also includes 12,267 shares owned by Mr. Wells’ spouse and for which he disclaims beneficial ownership, and 8,185 shares held by trusts. Includes stock options with exercise prices ranging from $29.54 to $85.06.

(10)	Includes 1,262 shares held for the benefit of Mr. Chancy under SunTrust’s 401(k) Plan. Includes stock options with exercise prices ranging from $29.54 to $85.06.

(11)	Includes 625 shares held for the benefit of Mr. Freeman under SunTrust’s 401(k) Plan. Includes stock options with exercise prices ranging from $29.54 to $85.06.

(12)
Includes 2,600 shares held in custodial accounts for the benefit of Mr. Gillani's family members, for which Mr. Gillani disclaims beneficial ownership. Also includes 5,076 shares held for the benefit of Mr. Gillani under SunTrust’s 401(k) Plan.

(13)
Includes 10,000 shares owned by a family limited partnership, over which shares Mr. Kuntz shares voting and investment power. Also includes 6,401 shares held for the benefit of Mr. Kuntz under SunTrust’s 401(k) Plan.

(14)	Includes 960 shares held for the benefit of Mr. Sullivan under SunTrust’s 401(k) Plan. Includes stock options with exercise prices ranging from $29.54 to $85.06.

(15)	Based solely upon our review of a Schedule 13G filed by the shareholder which provides information as of December 31, 2011.

SUNTRUST

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Admission Ticket

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 24, 2012.

Vote by Internet

- Log on to the Internet and go to **www.investorvote.com/STI**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

Directors recommend voting FOR all nominees:

1. Proposal to elect as Directors to serve until the Annual Meeting of Shareholders in 2013.

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Robert M. Beall, II	☐	☐	☐	06 - M. Douglas Ivester	☐	☐	☐	11 - David M. Ratcliffe	☐	☐	☐
02 - Alston D. Correll	☐	☐	☐	07 - Kyle Prechtl Legg	☐	☐	☐	12 - William H. Rogers, Jr.	☐	☐	☐
03 - Jeffrey C. Crowe	☐	☐	☐	08 - William A. Linnenbringer	☐	☐	☐	13 - Thomas R. Watjen	☐	☐	☐
04 - Blake P. Garrett, Jr.	☐	☐	☐	09 - G. Gilmer Minor, III	☐	☐	☐	14 - Dr. Phail Wynn, Jr.	☐	☐	☐
05 - David H. Hughes	☐	☐	☐	10 - Donna Morea	☐	☐	☐				

Directors recommend voting FOR proposals 2 and 3.

	For	Against	Abstain		For	Against	Abstain
2. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for 2012.	☐	☐	☐	3. Advisory vote to approve executive compensation.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C 1234567890 J N T

1 U P X 1 3 5 1 5 3 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01FFMD

2012 Annual Meeting Admission Ticket
SUNTRUST BANKS, INC. SHAREHOLDERS
April, 24 2012 at 9:30 a.m. Local Time
Suite 105 on the 1st floor of SunTrust Plaza Garden Offices
303 Peachtree Center Avenue
Atlanta, Georgia

Upon arrival, please present this admission ticket and photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY — SUNTRUST BANKS, INC.

Annual Meeting of Shareholders to be Held April 24, 2012.
This Proxy is Solicited by the Board of Directors.

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 5, 2012 and a copy of the SunTrust Banks, Inc. 2011 Annual Report, hereby appoints Raymond D. Fortin and Aleem Gillani, and each of them, proxies, with full power of substitution, to vote for the undersigned all shares of the Common Stock of SunTrust Banks, Inc. (the "Company") that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Tuesday, April 24, 2012, at 9:30 a.m. local time, in Suite 105 on the 1st floor of SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia, and at any adjournments thereof, upon the matters described on the reverse hereof and in the accompanying Proxy Statement dated March 5, 2012, and upon any other business that may properly come before such Annual Meeting or any adjournments thereof, unless otherwise specified herein.

The proxies, in their discretion, are further authorized to vote on other matters which may properly come before the 2012 Annual Meeting of Shareholders and any adjournment or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.

(Continued on the other side)

C **Authorized Signatures — This section must be completed for your vote to be counted — Date and sign below.**

IMPORTANT: Please date and sign this Proxy exactly as your name or names appears hereon; if shares are held jointly, all joint owners must sign. An executor, administrator, trustee, guardian, or other person signing in a representative capacity must give his or her full title. A corporation must sign in full corporate name by its president or other authorized officer. A partnership must sign in partnership name by an authorized person. The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 5, 2012 and the SunTrust Banks, Inc. 2011 Annual Report.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

SUNTRUST

IMPORTANT ANNUAL MEETING INFORMATION

Admission Ticket

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

Directors recommend voting FOR all nominees:

1. Proposal to elect as Directors to serve until the Annual Meeting of Shareholders in 2013.

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Robert M. Beall, II	☐	☐	☐	06 - M. Douglas Ivester	☐	☐	☐	11 - David M. Ratcliffe	☐	☐	☐
02 - Alston D. Correll	☐	☐	☐	07 - Kyle Prechtl Legg	☐	☐	☐	12 - William H. Rogers, Jr.	☐	☐	☐
03 - Jeffrey C. Crowe	☐	☐	☐	08 - William A. Linnenbringer	☐	☐	☐	13 - Thomas R. Watjen	☐	☐	☐
04 - Blake P. Garrett, Jr.	☐	☐	☐	09 - G. Gilmer Minor, III	☐	☐	☐	14 - Dr. Phail Wynn, Jr.	☐	☐	☐
05 - David H. Hughes	☐	☐	☐	10 - Donna Morea	☐	☐	☐				

Directors recommend voting FOR proposals 2 and 3.

	For	Against	Abstain		For	Against	Abstain
2. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for 2012.	☐	☐	☐	3. Advisory vote to approve executive compensation.	☐	☐	☐

1 U P X 1 3 5 1 5 3 2

01FFNC

2012 Annual Meeting Admission Ticket
SUNTRUST BANKS, INC. SHAREHOLDERS
April, 24 2012 at 9:30 a.m. Local Time
Suite 105 on the 1st floor of SunTrust Plaza Garden Offices
303 Peachtree Center Avenue
Atlanta, Georgia

Upon arrival, please present this admission ticket and photo identification at the registration desk.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY — SUNTRUST BANKS, INC.

Annual Meeting of Shareholders to be Held April 24, 2012.
This Proxy is Solicited by the Board of Directors.

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 5, 2012 and a copy of the SunTrust Banks, Inc. 2011 Annual Report, hereby appoints Raymond D. Fortin and Aleem Gillani, and each of them, proxies, with full power of substitution, to vote for the undersigned all shares of the Common Stock of SunTrust Banks, Inc. (the "Company") that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Tuesday, April 24, 2012, at 9:30 a.m. local time, in Suite 105 on the 1st floor of SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia, and at any adjournments thereof, upon the matters described on the reverse hereof and in the accompanying Proxy Statement dated March 5, 2012, and upon any other business that may properly come before such Annual Meeting or any adjournments thereof, unless otherwise specified herein.

The proxies, in their discretion, are further authorized to vote on other matters which may properly come before the 2012 Annual Meeting of Shareholders and any adjournment or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.

(Continued on the other side)

B Authorized Signatures — This section must be completed for your vote to be counted — Date and sign below.

IMPORTANT: Please date and sign this Proxy exactly as your name or names appears hereon; if shares are held jointly, all joint owners must sign. An executor, administrator, trustee, guardian, or other person signing in a representative capacity must give his or her full title. A corporation must sign in full corporate name by its president or other authorized officer. A partnership must sign in partnership name by an authorized person. The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 5, 2012 and the SunTrust Banks, Inc. 2011 Annual Report.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B ON BOTH SIDES OF THIS CARD.

SUNTRUST

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Admission Ticket

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 24, 2012.

Vote by Internet

- Log on to the Internet and go to **www.investorvote.com/STI**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

Directors recommend voting FOR all nominees:

1. Proposal to elect as Directors to serve until the Annual Meeting of Shareholders in 2013.

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Robert M. Beall, II	☐	☐	☐	06 - M. Douglas Ivester	☐	☐	☐	11 - David M. Ratcliffe	☐	☐	☐
02 - Alston D. Correll	☐	☐	☐	07 - Kyle Prechtl Legg	☐	☐	☐	12 - William H. Rogers, Jr.	☐	☐	☐
03 - Jeffrey C. Crowe	☐	☐	☐	08 - William A. Linnenbringer	☐	☐	☐	13 - Thomas R. Watjen	☐	☐	☐
04 - Blake P. Garrett, Jr.	☐	☐	☐	09 - G. Gilmer Minor, III	☐	☐	☐	14 - Dr. Phail Wynn, Jr.	☐	☐	☐
05 - David H. Hughes	☐	☐	☐	10 - Donna Morea	☐	☐	☐				

Directors recommend voting FOR proposals 2 and 3.

	For	Against	Abstain		For	Against	Abstain
2. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for 2012.	☐	☐	☐	3. Advisory vote to approve executive compensation.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C 1234567890 J N T

1 U P X 1 3 5 1 5 3 3

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01FFOD

March 5, 2012

To our SunTrust 401(k) shareholders:

As SunTrust teammates, and as shareholders through the SunTrust 401(k) Plan, your interest in the continuing success of our Company is clear. It is important that you vote your shares on the important issues to be brought before the Annual Meeting of Shareholders to be held April 24, 2012.

The "Instructions to the SunTrust Banks, Inc. 401(k) Plan Trustee" card enclosed gives you the guidelines you need. **Please note that the Plan Trustee can vote your shares only if you vote. Choose the method most convenient for you – by Internet, telephone or mail.**

In addition, we are sending you the *Proxy Statement* describing the business of the 2012 Annual Meeting.

You may view an electronic copy of the *SunTrust Banks, Inc. 2011 Annual Report* at BENE Online. If you would like to request a free paper copy of the annual report, contact BENE at 800-818-2363 or use BENE Online.

Sincerely,

William H. Rogers, Jr.
Chairman and Chief Executive Officer

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

INSTRUCTIONS TO THE SUNTRUST BANKS, INC. 401(k) PLAN TRUSTEE — SUNTRUST BANKS, INC.

Annual Meeting of Shareholders to be Held April 24, 2012.
This Proxy is Solicited by the Board of Directors.

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 5, 2012 and access to a copy of the SunTrust Banks, Inc. 2011 Annual Report, hereby appoints Raymond D. Fortin and Aleem Gillani, and each of them, proxies, with full power of substitution, to vote for the undersigned all shares of the Common Stock of SunTrust Banks, Inc. (the "Company") that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Tuesday, April 24, 2012, at 9:30 a.m. local time, in Suite 105 on the 1st floor of SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia, and at any adjournments thereof, upon the matters described on the reverse hereof and in the accompanying Proxy Statement dated March 5, 2012, and upon any other business that may properly come before such Annual Meeting or any adjournments thereof, unless otherwise specified herein.

The proxies, in their discretion, are further authorized to vote on other matters which may properly come before the 2012 Annual Meeting of Shareholders and any adjournment or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares.

(Continued on the other side)

C Authorized Signatures — This section must be completed for your vote to be counted — Date and sign below.

IMPORTANT: Please date and sign this Proxy exactly as your name or names appears hereon; if shares are held jointly, all joint owners must sign. An executor, administrator, trustee, guardian, or other person signing in a representative capacity must give his or her full title. A corporation must sign in full corporate name by its president or other authorized officer. A partnership must sign in partnership name by an authorized person. The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 5, 2012 and access to a free paper copy of the SunTrust Banks, Inc. 2011 Annual Report.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.